Filed Pursuant to Rule 424(b)(3)

Registration No. 333-188093

PROSPECTUS SUPPLEMENT NO. 9

ARI NETWORK SERVICES, INC.

4,330,667 shares of Common Stock

This prospectus supplement relates to the prospectus dated November 15, 2013, as supplemented by Prospectus Supplement No. 1 dated November 26, 2013, Prospectus Supplement No. 2 dated December 10, 2013, Prospectus Supplement No. 3 dated December 19, 2013, Prospectus Supplement No. 4 dated January 13, 2014,  Prospectus Supplement No. 5 dated March 27, 2014, Prospectus Supplement No. 6 dated June 3, 2014, Prospectus Supplement No. 7 dated June 19, 2014 and Prospectus Supplement No. 8 dated July 22, 2014, which covers the sale of an aggregate of up to 4,330,667 shares of our common stock, $0.001 par value per share (the “Common Stock”), by the selling security holders identified in the prospectus (collectively with any such holder’s transferee, pledgee, donee or successor, referred to below as the “Selling Shareholders”).  The Common Stock covered by the prospectus consists of (i) 3,200,000 shares of Common Stock which were issued in a private placement pursuant to a Securities Purchase Agreement we entered into on March 12, 2013 with selected accredited investors (the “Securities Purchase Agreement”); (ii) 1,066,667 shares of Common Stock issued or issuable upon exercise of warrants issued pursuant to the Securities Purchase Agreement (the “Purchaser Warrants”); and (iii) 64,000 shares of Common Stock issuable upon exercise of the warrants issued to affiliates of the placement agent in connection with the private placement as consideration for the placement agent’s services (together with the Purchaser Warrants, the “Warrants”).

We will not receive any proceeds from the sale by the Selling Shareholders of the shares covered by the prospectus.  To the extent Warrants are exercised for cash, we will receive the exercise price for those Warrants.

This prospectus supplement is being filed to include the information set forth in our reports on Form 8-K filed on October 2, 2014 and on October 10, 2014, which are set forth in full below (except for portions thereof that were “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934).  This prospectus supplement should be read in conjunction with the prospectus, which is to be delivered with this prospectus supplement.

Our Common Stock is traded on the NASDAQ Capital Market under the symbol “ARIS.”  The last reported market price of our Common Stock on the NASDAQ Capital Market on October 14, 2014 was $2.98 per share.  Our executive offices are located at 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224, and our telephone number is (414) 973-4300.

Investing in our securities involves risks.  You should carefully consider the Risk Factors beginning on page 1 of the prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus or this prospectus supplement are truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 16, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2014

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On September 30, 2014, ARI Network Services, Inc. (the “Company”) acquired substantially all of the assets of Tire Company Solutions, LLC (“TCS”) pursuant to the terms of an Asset Purchase Agreement dated as of September 30, 2014 by and among the Company, TCS, Barry Reese and Kenny Pratt (the “Purchase Agreement”).  In connection with the closing of the Company’s acquisition of the assets pursuant to the Purchase Agreement, the Company has prepared an Investor FAQ, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.  Other Events.

The press release issued by the Company on October 1, 2014 announcing the Company’s acquisition of substantially all of the assets of TCS is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Investor FAQ  [Omitted for purposes of filing pursuant to Rule
424(b)(3)]

99.2

Press Release issued on October 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 2, 2014

ARI NETWORK SERVICES, INC.

By:  /s/ William A. Nurthen

William A. Nurthen

Vice President, Chief Financial Officer and

Secretary

EXHIBIT INDEX

Exhibit No.

Description

99.1

Investor FAQ [Omitted for purposes of filing pursuant
to Rule 424(b)(3)]

99.2

Press Release issued on October 1, 2014

EXHIBIT 99.1

[Omitted for purposes of filing pursuant to Rule 424(b)(3)]

EXHIBIT 99.2

ARI Announces Acquisition of TCS Technologies

Milwaukee, Wis., October 1, 2014 – ARI Network Services, Inc. (NASDAQ: ARIS) announced today that it has acquired TCS Technologies, a leading provider of software, websites and digital marketing services designed exclusively for dealers, wholesalers, retreaders and manufacturers within the automotive tire and wheel vertical. Terms of the transaction were not disclosed.

“ARI's growth strategy continues to be fueled by a combination of organic growth and strategic acquisitions,” said Roy W. Olivier, President and CEO of ARI. “The acquisition of TCS aligns with our strategy in several ways: First, it consolidates our position as the leading provider of eCommerce-enabled websites and digital marketing services in the automotive tire and wheel industry. Second, TCS provides solutions for the entire automotive tire and wheel supply chain, including wholesalers, retreaders and manufacturers. Finally, TCS offers a point of sale solution for tire and wheel dealers as well as for auto repair shops. In short, all of TCS’s offerings are in alignment with ARI's mission to help our customers Sell More Stuff!™ We believe the combined entity will accelerate our growth and leadership position in this market for the foreseeable future.”

For more than 20 years, the management of TCS Technologies has delivered industry leading solutions and support to the automotive tire and wheel market.  More than 20,000 automotive tire and wheel dealers depend on TCS’s websites and software tools, which are enhanced by more than 750 wheel and tire wholesale distributor connections and eCatalog data for more than 50,000 wheels and 65,000 tires. TCS’s strategy of building connected web services between distributors and retailers complements the tire industry’s shift to a two-step distribution model; connecting businesses and consumers closer to thousands of on-demand supply points.

TCS will maintain normal operations out of its headquarters located in Cookeville, Tenn., under the continued leadership of Barry D. Reese, who will assume the role of VP and GM of TCS Technologies, an ARI Company.

“At TCS, we pride ourselves on our industry-wide reputation for providing efficient and effective technology solutions,” said Reese. “Together with ARI, we will innovate faster to create comprehensive solutions at a pace that is unmatched by our competition.”

 “We expect the TCS acquisition to generate incremental revenue of approximately $5 million and be accretive to EBITDA for fiscal 2015,” said ARI CFO William A. Nurthen.

About ARI
ARI Network Services, Inc. (ARI) (NASDAQ: ARIS) offers an award-winning suite of data-driven software tools and marketing services to help dealers, equipment manufacturers and distributors in selected vertical markets Sell More Stuff!™ – online and in-store. Our innovative products are powered by a proprietary data repository of enriched original equipment and aftermarket electronic content spanning more than 10.5 million active part and accessory SKUs, 469,000 models and $1.7 billion in retail product value. Business is complicated, but we believe our customers’ technology tools don’t have to be. We remove the complexity of selling and servicing new and used vehicle inventory, parts, garments and accessories (PG&A) for customers in the automotive tire and wheel aftermarket, powersports, outdoor power equipment, marine, home medical equipment, recreational vehicles and white goods industries. More than 22,000 equipment dealers, 195 distributors and 1,500 manufacturers worldwide leverage our web and eCatalog platforms to Sell More Stuff!™ For more information on ARI, visit investor.arinet.com.

Additional Information

•	Follow @ARI_Net on Twitter: twitter.com/ARI_Net
•	Become a fan of ARI on Facebook: www.facebook.com/ARInetwork
•	Join us on G+: plus.google.com
•	LinkedIn: www.linkedin.com
•	Read more about ARI: investor.arinet.com/about-us
•	Learn more about TCS Technologies at tcstire.com

Images for media use only

Roy W. Olivier Hi Res | Roy W. Olivier Low Res

ARI Logo Hi Res|  ARI Logo Low Res

Forward-Looking Statements

Certain statements in this news release contain "forward‐looking statements" regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," “targets,” “goals,” “projects”, “intends,” “plans,” "believes," “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the Company’s annual report on Form 10‐K for fiscal year ended July 31, 2013, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the

Company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

For media inquiries, contact:

Colleen Brousil, Director of Marketing, ARI, +1-414-973-4323, colleen.brousil@arinet.com

Investor inquiries, contact:

Steven Hooser, Three Part Advisors, +1.214.872.2710, shooser@threepa.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2014

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 below is incorporated into this Item 1.01 by reference.

On September 30, 2014, ARI Network Services, Inc. (the “Company”) entered into the First Loan Modification Agreement, dated September 30, 2014, by and among Silicon Valley Bank (“SVB”), the Company, and Project Viking II Acquisition, Inc. (the “Modification Agreement”).  The Modification Agreement amends the Loan and Security Agreement with SVB dated April 26, 2013 to, among other things, increase the term loan amount to $6.05 million, and extend the maturity date to September 30, 2019.

The foregoing description is not intended to be complete and is qualified in its entirety by the full text of the Modification Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On September 30, 2014, the Company acquired substantially all of the assets of Tire Company Solutions, LLC (“TCS”) pursuant to the terms of an Asset Purchase Agreement dated as of September 30, 2014 by and among the Company, TCS, Barry Reese and Kenny Pratt (the “Purchase Agreement”).  Consideration for the acquisition (the “Company Purchase Price”) includes, among the other consideration as set forth in the Purchase Agreement: (1) a cash payment equal to $4,000,000; plus (2) 618,744 shares of the Company’s common stock, $0.001 par value (the “Common Stock”); plus or minus, as applicable (3) the amount by which Target Net Asset Value (as defined in the Purchase Agreement) exceeds Net Asset Value  (as defined in the Purchase Agreement) or the amount by which Net Asset Value exceeds Target Net Asset Value, as applicable; and (4) a contingent earn-out purchase price (if any), payable in three potential payments and contingent upon the attainment of specified revenue goals.  To the extent that the amount of the Net Asset Value is greater than the Target Net Asset Value, the Company will issue to TCS the Contingent Buyer Note (as defined in the Purchase Agreement) substantially in the form of the Notes (as defined below) with an aggregate principal amount equal to the amount by which the Net Asset Value exceeds the Target Net Asset Value.

The foregoing description of the Purchase Agreement, and the transactions contemplated thereby, is qualified in its entirety by reference to the Purchase Agreement, attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-
Balance Sheet Arrangement of a Registrant.

The information set forth in Items 1.01 and 2.01 above is incorporated into this Item 2.03 by reference.  In conjunction with the acquisition of the assets of TCS on September 30, 2014, the Company issued two promissory notes in the aggregate principal amount of $3,000,000 (the “Notes”) to Messrs. Reese and Pratt.

The Notes initially will accrue interest on the outstanding unpaid principal balance at a rate per annum equal to 5%; however, if any amount payable under a Note is not paid when due, such overdue amount shall bear interest at the default rate of 7.5% from the date of such non-payment until such amount is paid in full.  Accrued interest on the Notes will be due and payable quarterly commencing on December 29, 2014 and continuing on each 90th calendar day thereafter, until December 29, 2018, at which time all accrued interest and outstanding principal balance shall be due and payable in full.  The first four payments due and payable under the Notes shall be interest only payments, and payments of principal and interest shall not commence until the payment due on December 29, 2015.  The payments are subject to acceleration upon certain Events of Default, as defined in the Notes.

The Notes are subordinated and junior in right of payment to all obligations and liabilities of the Company, existing as of September 30, 2014 or thereafter incurred, to current or future Lenders (as defined in the Notes).  The Notes are unsecured.

The foregoing description of the Notes is qualified in its entirety by reference to the form of Note attached hereto as Exhibit 4.1, and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above is incorporated into this Item 3.02 by reference.  In conjunction with the acquisition of TCS’s assets on September 30, 2014, the Company issued 618,744 shares of Common Stock as a portion of the consideration paid to TCS under the Purchase Agreement.

The Company believes that this transaction was exempt from registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.  The recipients of these securities represented its intention to acquire the securities for investment only and not with a view towards their distribution, and appropriate legends were affixed to the share certificates.

Item 9.01.  Financial Statements and Exhibits.

(a), (b)

Financial Statements of Businesses Acquired; Pro Forma Financial Information

Pursuant to Item 9.01(a)(4) and Item 9.01(b) of Form 8-K, the Company will amend this filing not later than 71 calendar days after October 6, 2014, to file the financial statements required by Rule 8-05 of Regulation S-X (17 CFR 210.8-05).

(d)

Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated September 30, 2014, by and among ARI Network Services, Inc., Tire Company Solutions, LLC, Barry Reese and Kenny Pratt.

4.1	Form of Subordinated Promissory Note, dated September 30, 2014.

10.1	First Loan Modification Agreement, dated September 30, 2014, by and among Silicon Valley Bank, ARI Network Services, Inc. and Project Viking II Acquisition, Inc.

The Company agrees to furnish supplementally to the Commission, upon request, copies of any omitted schedules and exhibits not filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October  2, 2014

ARI NETWORK SERVICES, INC.

By:  s  William A. Nurthen

William A. Nurthen

Vice President, Chief Financial Officer and
 Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated September 30, 2014, by and among ARI Network Services, Inc., Tire Company Solutions, LLC, Barry Reese and Kenny Pratt.

4.1	Form of Subordinated Promissory Note, dated September 30, 2014.

10.1	First Loan Modification Agreement, dated September 30, 2014, by and among Silicon Valley Bank, ARI Network Services, Inc. and Project Viking II Acquisition, Inc.

The Company agrees to furnish supplementally to the Commission, upon request, copies of any omitted schedules and exhibits not filed herewith.

Exhibit 2.1

Execution Version

ASSET PURCHASE AGREEMENT

AMONG

ARI NETWORK SERVICES, INC.,

TIRE COMPANY SOLUTIONS, LLC,

BARRY REESE

AND

KENNY PRATT

September 30, 2014

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made and effective as of September 30, 2014, by and among ARI NETWORK SERVICES, INC., a Wisconsin corporation (“Buyer”), TIRE COMPANY SOLUTIONS, LLC, a Tennessee limited liability company (f/k/a NSPIRE, LLC) (“Company”), BARRY REESE, an individual resident of the State of Tennessee (“Reese”), and KENNY PRATT, an individual resident of the State of Utah (“Pratt”).  Reese and Pratt shall sometimes be referred to herein individually as a “Member” and collectively as “Members”.  All capitalized terms used but not otherwise defined herein shall have the meaning assigned to such terms on Appendix A, attached hereto.

WITNESSETH:

WHEREAS, Company is engaged in the Business;

WHEREAS, Company and the Members carry on the Business at Company’s facilities located at: (a) 3313 Williams Enterprise Drive, Cookeville, Tennessee 38506 (the “Tennessee Facility”) and (b) 75 East 400 South, Suites 200, 204 and 304 Salt Lake City, Utah 84111 (the “Utah Facility”, and together with the Tennessee Facility, collectively, the “Facilities”, and each, a “Facility”);

WHEREAS, Buyer desires to purchase from Company, Company desires to sell to Buyer, and Members desire to cause Company to sell to Buyer, substantially all of the assets of Company that are used, held for use or acquired or developed for use primarily in the Business, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Members, as the owners of all of the issued and outstanding equity interests of Company, will benefit from the transactions contemplated herein and desire to cause Company to sell to Buyer the Purchased Assets upon the terms, and subject to the conditions, set forth in this Agreement;

WHEREAS, Reese has represented to Buyer that Reese has developed customer and supplier relationships that are integral and necessary to the operation of the Business (such relationships and all assets, rights, properties, claims, business and goodwill related thereto shall be referred to as the “Personal Goodwill,” but all contracts related to the Personal Goodwill are contracts of Company), the rights in which were never conveyed to the Business, and which Buyer has required, as a condition to closing the transactions set forth in this Agreement, that Buyer acquire on the Closing Date; and

WHEREAS, the Personal Goodwill will be conveyed to Buyer pursuant to this Agreement and the Reese Employment Agreement, which contains provisions causing the assignment of intangible assets, including the Personal Goodwill, and noncompetition and nonsolicitation covenants described herein and in the Reese Employment Agreement, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and conditions set forth in this Agreement, and intending to be legally bound, the Parties agree as follows:

1.

DEFINITION OF BUSINESS.

Company is engaged in the business of: (a) designing, building and maintaining websites; (b) offering web-based sales and marketing solutions; (c) researching, designing, publishing, marketing, selling and supporting fitment and physical attribute data pertaining to wheels and tires and to dealer and franchise networks in the tire and wheel industry; (d) developing enterprise software and enterprise resource planning (ERP) and point of sale software solutions in the tire and wheel industry; and (e) developing and selling software for the retreading of tires (the “Business”).  The term “Business” shall include all operations carried on by Company, or related to products or services associated by trade name or otherwise with Company, including the entirety of the Tire Company Solutions and TCS Technologies operations that are related to the Business on the date hereof.  The Personal Goodwill, while owned by Reese outside of the Company, is integral and necessary to the operation of the Business.  Notwithstanding any other provision to the contrary contained herein, except as otherwise expressly set forth herein or expressly set forth in the Disclosure Schedule, the Parties acknowledge and agree that although Reese has represented that Reese (not Company) owns the Personal Goodwill, all of the representations, warranties, covenants, agreements and indemnification rights in favor of Buyer relating to the Business, the Purchased Assets and the Excluded Liabilities as set forth herein shall include and apply to the Personal Goodwill as part of the Business and the Purchased Assets, and Buyer shall have the right to enforce any and all of Buyer’s rights as set forth herein against Company, Reese and/or Pratt in the event of a breach of any representation, warranty, covenant, agreement and/or indemnification right in favor of Buyer that relates to the Business, the Purchased Assets or the Excluded Liabilities (with the Personal Goodwill being included as part of the Business and the Purchased Assets, and any references to Company to include Reese as necessary as the owner and seller of the Personal Goodwill).  In addition to the foregoing, other references herein to the “Purchased Assets” shall also include the Personal Goodwill, unless the context plainly requires otherwise, and the Personal Goodwill shall be deemed to be related to the Business.

2.

PURCHASE AND SALE OF ASSETS.

2.1.

Transfer of Assets.  Upon the terms and subject to the conditions set forth in this Agreement, (i) Reese shall, on the Closing Date, sell, convey, assign, transfer and deliver to Buyer, and Buyer shall, on the Closing Date, purchase and acquire from Reese, all of the Personal Goodwill, and (ii) Company shall, on the Closing Date, sell, convey, assign, transfer and deliver to Buyer, and Buyer shall, on the Closing Date, purchase and acquire from Company, all of the assets, rights, properties, claims, contracts, business and goodwill of Company (of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued, contingent or otherwise, wherever situated), but excluding the Excluded Assets (defined below) (the items set forth in (ii), collectively, the “Purchased Assets”).  The Purchased Assets include the following assets, rights, properties, claims, contracts, business and goodwill of Company:

(a)

Tangible Personal Property.  All tangible personal property, including all fixed assets, leasehold improvements, fixtures, furniture, computers and hardware, data processing and other office machinery and equipment, and other items of tangible personal property, wherever located, and all rights in tangible personal property in the possession of others.

(b)

Trade Rights.  All of Company’s rights in, to and under Trade Rights.

(c)

Contracts.  Subject to Section 2.5, below, all of Company’s rights in, to and under (i) those oral and written contracts, purchase orders, sales orders, licenses, leases and other agreements, arrangements and understandings (collectively, “Contracts”) described on Schedule 4.14, (ii) all other Contracts entered into by Company in the ordinary course of the Business of the kind required to be disclosed on Schedule 4.14 that are not so disclosed because they fall below the minimum thresholds set forth in Section 4.14, and (iii) those Contracts not disclosed on Schedule 4.14 in violation of the terms of this Agreement if Buyer delivers written notice to Company that Buyer will assume such Contracts, in each case, other than the Excluded Contracts (collectively, the “Assumed Contracts”).

(d)

Permits.  To the extent transferrable under applicable Law, all licenses, permits, approvals, certifications, consents and listings, but if any such items cannot be transferred under applicable Law, Company and Members agree to cooperate with and reasonably assist Buyer as set forth in Section 2.5.

(e)

Customer and Supplier Lists.  All customer and prospective customer lists and supplier/vendor lists.

(f)

Literature.  All advertising material, sales literature, promotional literature, catalogs and similar or related materials.

(g)

Records and Files.  All books, records, files or other embodiments of information, including all diagrams, prints, surveys, drawings, maintenance schedules and other records, data and materials of Company, including all such information relating to the Purchased Assets and the Business (including its past and current operations).

(h)

Notes and Accounts Receivable.  All notes, drafts, accounts receivable (including unbilled receivables) and other rights to payment and the full benefit of all security for such rights to payment, including all accounts receivable arising from goods shipped or sold or services rendered to Company’s customers (collectively, the “Transferred Receivables”).

(i)

General Intangibles.  All advance payments, prepaid items and expenses, refunds, all rights of offset and credits, all causes of action, claims, demands, rights and privileges against third parties (including, without limitation, manufacturer and seller warranties of any goods or services provided to Company), all attorney-client privileges and rights related thereto (but excluding any attorney-client privileges related to (x) the negotiation of this Agreement and the other documents and instruments to be executed and delivered by Company or Members pursuant hereto, and (y) any Excluded Asset or Excluded Liability (collectively, the “Excluded Attorney Client Privileges”)) and all other intangible rights and assets, including all goodwill associated with the Business and the Purchased Assets.

(j)

Operating Account.  The Operating Account.

(k)

Rights to Enforce Restrictive Covenants.  Subject to Section 6.2(h), below, any right to assert claims and to take other action in respect of breaches, defaults and other violations of the terms or conditions (including, without limitation, the restrictive covenants and confidentiality provisions) of the agreements of understanding, offer letters, independent contractor agreements and other similar agreements set forth on Schedule 2.1(k) (collectively, the “TCS Employee/Independent Contractor Agreements”).  For the avoidance of doubt, the TCS Employee/Independent Contractor Agreements shall not constitute Assumed Contracts, and Buyer shall have no Liability or obligation whatsoever under the TCS Employee/Independent Contractor Agreements other than the right to assert claims and to take other action in respect of breaches, defaults and other violations of the terms or conditions of the TCS Employee/Independent Contractor Agreements.

(l)

Blue Cross Blue Shield of Tennessee Health Insurance Policies.  The health insurance policies between the PEO and Blue Cross Blue Shield of Tennessee (the “Health Insurance Policies”); provided, however, that Buyer shall not be deemed to have assumed, nor shall Buyer have any Liability whatsoever with respect to, the “welfare plan(s)” (as defined under §3(1) of ERISA) sponsored by the PEO with respect to which the Health Insurance Policies provide benefits to employees of Company or the PEO, or any other welfare plan sponsored by Company or the PEO (collectively, the “Welfare Plans”).  For the avoidance of doubt, the Health Insurance Policies shall constitute Assumed Contracts hereunder.

(m)

Property Returned Pursuant to AcuTread Settlement Agreement.  All tangible personal property provided to Company pursuant to that certain Settlement Agreement dated as of July 23, 2014 between Company, on the one hand, and AcuTread Alliance Group, Inc., Sumerel Tire Service, Inc., Central Tire Corp., Wonderland Tire Co., and Wayco Retread, Inc., on the other hand (the “AcuTread Settlement Agreement”); provided, however, for the avoidance of doubt, the AcuTread Settlement Agreement shall constitute an Excluded Contract.

2.2.

Excluded Assets.  Notwithstanding anything to the contrary in Section 2.1, Company shall not sell, convey, assign, transfer or deliver to Buyer, and Buyer shall not purchase or acquire from Company, the following assets of Company (collectively, the “Excluded Assets”): (a) any cash and cash equivalents of Company and all bank accounts of Company except the Operating Account; (b) any Contracts listed on Exhibit 2.2(a) (collectively, the “Excluded Contracts”); (c) the organizational documents, minute books, Tax Returns, books of account or other records having to do with the organization of Company, all employee-related or employee benefit-related files or records, other than personnel files of Transferred Employees, and any other books and records which Company is prohibited from disclosing or transferring to Buyer under applicable Law and is required by applicable Law to retain; (d) the Excluded Attorney Client Privileges, and (e) those other assets described on Exhibit 2.2(b).  In addition, the term “Excluded Assets” shall include all rights and assets of Reese other than the Personal Goodwill; provided, however, that such rights and assets of Reese shall constitute Excluded

Assets only to the extent that such rights and assets do not relate to, or are needed for, the Business.

2.3.

Assumed Liabilities.  Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Buyer shall assume and agree to pay, perform and discharge, as and when due, the following, and only the following, Liabilities of Company (collectively, the “Assumed Liabilities”): (a) all Liabilities of Company accruing solely and entirely on or after the Closing Date under the Assumed Contracts and unrelated to any pre-Closing breach of such Assumed Contracts; (b) all Liabilities of Company accruing solely and entirely on or after the Closing Date under Contracts which are serviced by Buyer on behalf of Company pursuant to Section 2.5 until such time, if any, that Buyer delivers a Cancellation of Beneficial Rights Notice, in which case such Liabilities arising after such time shall not be Assumed Liabilities; and (c) the following Liabilities of Company reserved against on the face of the Final Closing Balance Sheet, but only in the amounts so reserved:  (i) trade payables; (ii) accrued vacation, holiday and/or sick pay for employees of Company that Buyer elects to hire (“Accrued Vacation”); (iii) ordinary course and accrued Liabilities relating to facilities and/or equipment used in connection with the operation of Company (other than indebtedness); and (iv) deferred revenue (collectively, the “Accrued Liabilities”).  The assumption of and agreement by Buyer to pay, perform and discharge, as and when due, the Assumed Liabilities shall not prohibit Buyer from contesting with any third party the amount, validity or enforceability of any of the Assumed Liabilities.

2.4.

Excluded Liabilities.  Except as and to the extent specifically set forth in Section 2.3, Buyer is not assuming any Liabilities of Company or Members.  Without limitation, and notwithstanding the provisions of Section 2.3, Buyer is not assuming, and neither Company nor Members shall be deemed to have assigned or otherwise transferred to Buyer, any of the following Liabilities of Company or Members:

(a)

Transaction Expenses.  Any Liability incurred in connection with this Agreement and the other documents or instruments to be executed and delivered by any Party pursuant hereto and the transactions contemplated hereby and thereby.

(b)

Indebtedness.  Any Liability arising from or related to Indebtedness.

(c)

Taxes; Taxes Arising from Transaction.  Any Liability for Taxes, and any Liability for Taxes applicable to, imposed upon or arising out of the sale or transfer of the Purchased Assets to Buyer and the other transactions contemplated hereby, including any income, transfer, sales, use, gross receipts or documentary stamp Taxes and all penalties and interest related thereto.

(d)

Insured Claims.  Any Liability that would otherwise constitute an Assumed Liability to the extent covered by any insurance policy of Company in effect prior to the Closing, but only to the extent Company receives, or could have received but did not receive because Company did not use commercially reasonable efforts to recover under any such insurance policy, the proceeds thereunder.

(e)

Litigation Matters.  Any Liability relating to any Litigation, including, but not limited to, any Litigation set forth on Schedule 4.10.

(f)

Infringements.  Any Liability for infringement of the Trade Rights of others occurring from the operations of the Company prior to the Closing Date.

(g)

Liability For Breach.  Any Liability for any breach or failure to perform any of Company’s covenants, agreements, representations or warranties contained in, or made pursuant to, any Contract, whether or not assumed hereunder, including, but not limited to, any breach arising from assignment of the Assumed Contracts without the consent of, or notice to, third parties.

(h)

Violation of Laws or Orders.  Any Liability for any violation of or failure to comply with any Laws or any Orders occurring from the operations of the Company prior to the Closing Date.

(i)

Employee and Independent Contractor Claims.  Other than the Assumed Liabilities, any Liability arising prior to the Closing with respect to the employees or independent contractors, and any Liability relating to or arising out of any action, policy, procedure or practice in connection with the application for employment or engagement, employment or engagement, or termination of employment or engagement of any persons or independent contractors currently or formerly employed or engaged, or seeking to be employed or engaged, by Company or the PEO.  For purposes of this Agreement, any reference to “employees” or an “employee” of Company (or language of similar meaning) includes individuals who are (or, as applicable, previously were) directly employed by Company and individuals who are (or, as applicable, previously were) jointly employed by Company and any professional employer organization, including, but not limited to, the PEO.

(j)

Successor Liabilities.  Any Liability that any Person or Governmental Entity seeks to impose upon Buyer by virtue of any theory of successor liability.

(k)

Excluded Assets.  Any Liability that relates to or that arises out of any Excluded Asset.

(l)

Employee Obligations.  All obligations set forth in Section 3.4, below, and any Liability under any Employee Plan/Agreement or the rights or Liabilities incident to or incurred in connection with any Employee Plan/Agreement, including, but not limited to, any Liabilities relating to any self-insurance arrangement.

(m)

Environmental Liabilities.  Any Liability arising out of, related to, or incurred in connection with any pollution, threat or injury to human health, safety or the environment, exposure to or presence, manufacture, processing, recycling, reclamation, distribution, use, treatment, generation, transport or handling, disposal, emission, discharge, storage or release of Waste that (i) is related in any way to Company’s or any previous owner’s or operator’s, ownership, operation or occupancy of the Business, the Real Property or the properties and assets being transferred to Buyer (whether owned, leased or otherwise held or utilized), including, without limitation, any failure to comply with any Environmental Laws, or (ii) in whole or in part occurred, existed, arose out of conditions or circumstances that existed, or were caused, on or before the Closing Date, whether or not known by Buyer (collectively, “Environmental Liabilities”).

(n)

Welfare Plans.  Any Liability that relates to or arises out of the Welfare Plans.

(o)

Deferred Rent for Tennessee Lease.  Any Liability for pre-Closing deferred rent that relates to that certain Lease dated November 1, 2013 by and among Reese, Reese Boys Investments and Company, as amended by that certain First Amendment to Lease executed in connection herewith (the “Tennessee Lease”).  The Tennessee Lease shall constitute an Assumed Contract, and Buyer shall assume all Liabilities of Company accruing solely and entirely on or after the Closing Date under the Tennessee Lease (including, without limitation, any and all rent and other payments due thereunder accruing on and after the Closing Date) and unrelated to any pre-Closing breach of the Tennessee Lease.

(p)

Reese’s Liabilities.  Any Liability of Reese.

Company shall pay, perform and discharge, as and when due, all of the Excluded Liabilities, subject to Company’s right to contest the amount, validity or enforceability of any of the Excluded Liabilities to the extent the Company has a good faith basis therefor.

2.5.

Nonassignable Contracts and Rights.  Notwithstanding anything to the contrary in this Agreement, no Contracts, properties, rights or other assets of Company shall be deemed sold, transferred or assigned to Buyer pursuant to this Agreement if the attempted sale, transfer or assignment thereof to Buyer without the consent or approval of any other Person would be ineffective or would constitute a breach of contract or a violation of any Law or Order or would in any other way adversely affect the rights of Company (or Buyer as transferee or assignee), and such consent or approval is not obtained at or prior to the Closing.  In such case, to the extent possible, (a) the beneficial interest in or to such Contracts, properties, rights or assets (collectively, the “Beneficial Rights”) shall in any event pass at the Closing to Buyer under this Agreement; and (b) pending such consent or approval, Buyer shall discharge the obligations of Company under such Beneficial Rights (to the extent such obligations would be Assumed Liabilities if the Contracts had been assigned to Buyer) as agent for Company, and Company shall act as Buyer’s agent in the receipt of any benefits, rights or interest received from the Beneficial Rights.  Company and Members shall use all commercially reasonable efforts (and bear their respective costs of such efforts) for a period of one hundred eighty (180) days following Closing to obtain and secure all consents and approvals that may be necessary to effect the legal and valid sale, transfer or assignment of the Contracts, properties, rights or assets underlying the Beneficial Rights to Buyer without any change in any of the material terms or conditions of such Contracts, properties, rights or assets, including their formal assignment or novation, if advisable, provided, however, neither Company nor Members shall have any obligation to expend any money, incur any Liability, commence any Litigation or offer or grant any accommodation (financial or otherwise) to any Person in connection with the consents and approvals described in this Section 2.5.  Company and Members shall make or complete such transfers as soon as reasonably possible and shall cooperate with Buyer in any other reasonable arrangement requested by Buyer designed to provide for Buyer the benefits of such Contracts, properties, rights and assets, including enforcement at the cost and for the account of Buyer of any and all rights of Company against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise, and to provide for the discharge by Buyer of any Liability under such Contracts, properties, rights or assets, to the extent such Liability constitutes an Assumed Liability.  If and to the extent an arrangement acceptable to Buyer with respect to Beneficial Rights cannot be made within one hundred eighty (180) days after Closing, then Buyer, from and after the date of written notice to Company (a “Cancellation of Beneficial Rights Notice”), shall have no Beneficial Rights in and to, or any obligation under, Section 2.3 or otherwise with respect to any such Contract, property, right or other asset, and such Contract, property, right or other asset shall not be deemed to be a Purchased Asset and the related Liability shall not be deemed an Assumed Liability.  Company and the Members agree that Schedule 4.4 contains all of the Assumed Contracts that by their terms require the consent of, or notice to, a third party in connection with the consummation of the transactions contemplated by this Agreement for which Company has not obtained such consent or notice, as applicable, from such third parties prior to the Closing.  Notwithstanding anything to the contrary in this Section 2.5, if Company and Members are unable to obtain consents from, or do not provide a required notice to: (i) all of the third parties identified on Schedule 8.2(l); or (ii) any third parties which have Contracts with Company that are required to be disclosed on Schedule 4.4 that are not so disclosed in violation of this Agreement, Company and Members shall be solely responsible for all Liability incurred by Company, Members or Buyer arising out of the failure to obtain such consents, or provide such a notice, prior to the Closing, and Buyer shall have no obligation to expend any money, incur any Liability, commence any Litigation or offer or grant any accommodation (financial or otherwise) to any Person in connection with the consents and notices described in this Section 2.5.

3.

PURCHASE PRICE; PAYMENT.

3.1.

Purchase Price.  The consideration (the “Company Purchase Price”) for the Purchased Assets, other than the Personal Goodwill, shall be an amount equal to the sum of (a) Four Million Dollars ($4,000,000) (the “Company Cash Purchase Price”), plus (b) the Subject Shares, plus or minus, as applicable (c) the Adjustment Amount as determined pursuant to Section 3.2(e) and Section 3.3, below, plus (d) the Contingent Earn-Out Purchase Price, if any.  The Purchase Price shall be paid as provided in Section 3.2 and Section 3.5, below.  The Purchase Price for the Personal Goodwill (the “Personal Purchase Price”) shall be Three Million Two Hundred Thousand Dollars ($3,200,000) and shall be paid by the delivery at the Closing of the Members’ Cash Purchase Price and the Buyer Notes.  It is acknowledged and agreed that the Personal Purchase Price shall be for the Personal Goodwill only, and that full consideration for future services of Reese is provided for in the Reese Employment Agreement.  The Company Purchase Price and the Personal Purchase Price shall together be referred to herein as the “Purchase Price.”

3.2.

Assumed Liabilities; Subject Shares; Payment of Purchase Price.

(a)

Assumption of Assumed Liabilities.  At the Closing, Buyer shall execute and deliver to Company such undertakings and instruments of assumption as are necessary to evidence Buyer’s assumption of the Assumed Liabilities in accordance with the terms hereof, in form and substance reasonably satisfactory to Buyer and Company.

(b)

Delivery of Subject Shares.  At the Closing, Buyer shall deliver to each Member a stock certificate representing the Subject Shares, with seventy percent (70%) of the Subject Shares being issued to Reese and thirty percent (30%) to Pratt, which certificate(s) shall contain commercially reasonable legends regarding transfer restrictions under SEC Rule 144.  The Subject Shares are being issued directly to Reese and Pratt at the direction of the Company for administrative convenience, as the Company is distributing its assets directly to Reese and Pratt upon the Closing.  The delivery of the Subject Shares to the Members shall be deemed hereunder to be the delivery of the shares to Company as part of the Company Purchase Price, and Company and the Members shall indemnify and hold Buyer harmless from and against any and all Claims relating to the delivery of the Subject Shares to the Members as directed by Company hereunder.

(c)

Payment of Members’ Cash Purchase Price and Company Cash Purchase Price at Closing.

(i)

At the Closing, Buyer shall deliver to Reese an amount equal to seventy percent (70%) of the Member’s Cash Purchase Price and to Pratt thirty (30%) percent of the Member’s Cash Purchase Price.

(ii)

At the Closing, Buyer shall deliver to Reese an amount equal to seventy percent (70%) of the Company Cash Purchase Price and to Pratt thirty percent (30%) of the Company Cash Purchase Price.  The Company Cash Purchase Price is being delivered directly to Reese and Pratt at the direction of Company for administrative convenience, as Company is distributing its assets directly to Reese and Pratt upon the Closing.  The delivery of the Company Cash Purchase Price to the Members shall be deemed hereunder to be the delivery of the Company Cash Purchase Price to Company as part of the Company Purchase Price, and Company and the Members shall indemnify and hold Buyer harmless from and against any and all Claims relating to the delivery of the Company Cash Purchase Price to the Members as directed by Company hereunder.

(d)

Buyer Notes.  At the Closing, Buyer shall deliver to Reese and Pratt an aggregate amount equal to Three Million Dollars ($3,000,000) by delivery of two promissory notes issued to Reese and Pratt, respectively, in the form mutually agreed by the Members and Company (collectively, with the Contingent Buyer Note, if applicable, the “Buyer Notes”), subject to the set-off rights of Buyer, as set forth in this Agreement.

(e)

Adjustment to Purchase Price.  To the extent that the amount of the Net Asset Value as reflected on the Final Closing Balance Sheet is greater than Three Hundred Fifty Thousand Dollars ($350,000) (the “Target Net Asset Value”), then on or before the tenth (10th) business day following the final determination of the Final Closing Balance Sheet pursuant to Section 3.3 (the “Settlement Date”), Buyer shall issue to Company, and Company shall execute the Contingent Buyer Note substantially in the form of the Buyer Notes (but issued to Company) with an aggregate principal amount equal to the amount by which the Net Asset Value as reflected on the Final Closing Balance Sheet exceeds the Target Net Asset Value.  To the extent that the amount of the Net Asset Value as reflected on the Final Closing Balance Sheet is less than the Target Net Asset Value, then on or before the tenth (10th) business day following the Settlement Date, Company and/or the Members shall deliver to Buyer cash equal to the amount by which the Target Net Asset Value exceeds the Net Asset Value.  The term “Adjustment Amount” means the amount by which Target Net Asset Value exceeds Net Asset Value or the amount by which Net Asset Value exceeds Target Net Asset Value, as applicable.  Buyer covenants to promptly provide a copy of the Contingent Buyer Note, if applicable, to Silicon Valley Bank after its issuance.

3.3.

Determination of Net Asset Value.

(a)

Balance Sheet.  As used in this Agreement, “Balance Sheet” shall mean a schedule in the form of Exhibit 3.3(a) listing the values of all Purchased Assets, all Assumed Liabilities, and the Net Asset Value.  Values will be determined in accordance with generally accepted accounting principles in the United States (“GAAP”), including the necessary allowances and reserves required under GAAP, except as specifically set forth otherwise in this Section with regard to the Excluded Deferred Revenue (as defined, below) and deferred rent. Notwithstanding the foregoing, the Preliminary Closing Balance Sheet and the Final Closing Balance Sheet shall be prepared in accordance with the following: (i) all Accrued Liabilities shall be sufficient for the payment in full of the Accrued Liabilities to which they relate, and all accrued expenses shall reflect all accruals of a character that would be reflected in a manner consistent with a year-end balance sheet; (ii) to the extent required under GAAP, a deferred revenue liability will be established consistent with the method used in the Proforma Unaudited Financial Statements; provided, however, the deferred revenue liability will not include deferred revenue otherwise required by GAAP for setup fees to the extent that work for such setup fees has been performed as of the Closing Date notwithstanding that GAAP requires a deferred revenue liability to be booked for such setup fees and notwithstanding that there may be service obligations for hosting or support required in the future ("Future Services") so long as such Future Services are separately billed or are included in an existing hosting or support contract when the setup fees are performed (“Excluded Deferred Revenue”); (iii) there shall be no value assigned to intangible assets of Company used in the Business; (iv) prepaid expenses shall be valued at not more than the net realizable value that Buyer can obtain from such assets; (v) there shall be no value assigned to accounts receivable of the Business in connection with any transactions between: (A) Company and any of its Affiliates; and (B) Company and Members or Affiliates of Members; (vi) accounts receivable and notes receivable shall be stated net of an appropriate reserve for doubtful accounts and anticipated collection expenses consistent with the method used in the Proforma Unaudited Financial Statements; (vii) Company’s obligations set forth in Section 3.4, below, shall not be accrued only to the extent that they have been paid by Company on or promptly after the Closing Date; (viii) Accrued Vacation will be based on the actual amount assumed by Buyer; (ix) with respect to capitalized leases, both the asset and liability will be included in the amount required to be booked in accordance with GAAP; (x) no purchase accounting adjustments shall be made; and (xi) deferred rent shall not be taken into account notwithstanding that GAAP would otherwise require a deferred rent liability to be booked; (xii) for purposes of clarification, the following “line items” (or categories of assets and liabilities) historically set forth in Company’s balance sheets shall be excluded as “line items” (or categories of assets and liabilities) on the Preliminary Closing Balance Sheet and Final Closing Balance Sheet: (1) “Automobiles”; (2) “Line of Credit”; (3) “Due to Member”; (4) “Current Portion of Note Payable”; (5) “Deferred Rent”; and (6) “Note Payable Excluding Current Portion”.  For avoidance of doubt, in determining Net Asset Value, only Liabilities which constitute Assumed Liabilities will be included on the Balance Sheet.

(b)

Preliminary Closing Balance Sheet.  Within ninety (90) calendar days after the Closing, Buyer shall prepare, or cause to be prepared, in consultation with Company and Members, and deliver to Company, a Balance Sheet as of the Effective Time (the “Preliminary Closing Balance Sheet”).  The Preliminary Closing Balance Sheet shall set forth (i) the amount of the Net Asset Value as reflected on the Preliminary Closing Balance Sheet, and (ii) the amount of any adjustment to the Purchase Price to be paid and by whom pursuant to Section 3.2(e).  Both Buyer and Company will work together, along with each party’s respective accountants and other representatives, to ensure that each party has reasonable access to all books and records, schedules, work papers and audit programs necessary to review the Preliminary Closing Balance Sheet delivered by Buyer in accordance with this Section 3.3(b).

(c)

Objection to Preliminary Closing Balance Sheet.  Within fifteen (15) calendar days following Company’s receipt of the Preliminary Closing Balance Sheet, Company may object to any of the information contained in the Preliminary Closing Balance Sheet or the accompanying schedules that could affect the necessity or amount of any payment under Section 3.2(e) by delivering written notice (the “Balance Sheet Objection”) to Buyer.  The Balance Sheet Objection shall include a list of Company’s objections and its reasons therefor, and shall specify Company’s determination of the amount of the Net Asset Value as of the Effective Time.  If no Balance Sheet Objection is delivered to Buyer within such fifteen (15) calendar day time period, then Company shall be deemed to have accepted the Preliminary Closing Balance Sheet.

(d)

Response to Balance Sheet Objection.  Within five (5) business days after Company’s delivery of a Balance Sheet Objection, Buyer shall respond to the Balance Sheet Objection by delivering written notice to Company specifying the scope of its disagreement with the information contained in Company’s Balance Sheet Objection.  If no such written notice is delivered to Company within such five (5) business day period, then Buyer shall be deemed to have accepted the Balance Sheet Objection.

(e)

Dispute Resolution Following Objection.

(i)

Negotiation.  If Buyer shall deliver a written notice to Company in response to a Balance Sheet Objection in accordance with Section 3.3(d), then Buyer and Company shall promptly meet and attempt in good faith to resolve any dispute or disagreement relating to the Preliminary Closing Balance Sheet and schedules thereto and the calculation of Net Asset Value as of the Effective Time (the “Balance Sheet Dispute”).

(ii)

Resolution by CPA Firm.  If Buyer and Company are unable to resolve the Balance Sheet Dispute within fifteen (15) calendar days following Company’s delivery of a Balance Sheet Objection to Buyer, then at any time thereafter Buyer or Company may elect to have the Balance Sheet Dispute resolved as provided in Section 3.8.

(f)

Final Closing Balance Sheet.  As used in this Agreement, the “Final Closing Balance Sheet” shall be: (i) the Preliminary Closing Balance Sheet if (A) no Balance Sheet Objection is delivered to Buyer during the fifteen (15) calendar day period specified in Section 3.3(c), or (B) Buyer and Company so agree in writing; (ii) the Preliminary Closing Balance Sheet, adjusted in accordance with the Balance Sheet Objection, if Buyer does not provide Company with a written notice of disagreement in response to the Balance Sheet Objection within the five (5) business day period specified in Section 3.3(d); or (iii) the Preliminary Closing Balance Sheet, as adjusted by (A) the written agreement of Buyer and Company, and/or (B) the CPA Firm in accordance with Section 3.8.

3.4.

Other Payments and Adjustments.  The amount of wages, salaries, commissions, bonuses and other remuneration (excluding Accrued Vacation assumed by Buyer) due to employees and independent contractors of Company for all periods prior to the Effective Time shall be paid by Company directly to such employees and independent contractors on or before the Closing Date.  Without limitation to the foregoing, the Company shall pay on or before the Closing: (i) all obligations to Terry Mullican that relate to any of the following:  His pre-Closing employment, the sale of the Purchased Assets hereunder, or any obligations to him arising under any Employee Plan/Agreement (except his Accrued Vacation which shall be assumed by Buyer if he is hired by Buyer) (collectively, the “Mullican Obligations”); and (ii) all obligations to Jared Loosli that relate to any of the following:  His pre-Closing employment or any obligations to him arising under any Employee Plan/Agreement (except his Accrued Vacation which shall be assumed by Buyer if he is hired by Buyer) (collectively, the “Loosli Obligations”).

3.5.

Contingent Earn-Out Purchase Price.

(a)

Calculation of Contingent Earn-Out Purchase Price.  For purposes of this Agreement, the “Contingent Earn-Out Purchase Price” means an amount equal to the sum of (i) the First Contingent Earn-Out Payment (if any), plus (ii) the Second Contingent Earn-Out Payment (if any), plus (iii) the Third Contingent Earn-Out Payment (if any).

(b)

Calculation of First Contingent Earn-Out Payment.  For purposes of this Agreement, (I) the “First Revenue Goal” means the amount of Ten Million Four Hundred Twenty Eight Thousand Nine Hundred Dollars ($10,428,900), and (II) the “First Contingent Earn-Out Payment” means an amount equal to the product of (A) Four Hundred Sixty Six Thousand Six Hundred Sixty Seven Dollars ($466,667) multiplied by (B) the quotient (expressed as a percentage) of the Subject Net Revenues for the First Earn-Out Period divided by the First Revenue Goal (subject to potential adjustment as set forth, below, the “First Applicable Ratio”); provided, however, if the First Applicable Ratio calculated, above, is equal to or greater than one hundred and one percent (101.00%), then the First Applicable Ratio calculated, above, shall be increased by the corresponding percentage amount set forth in the table, below, under the heading “Percentage Increase”:

First Applicable Ratio	Percentage Increase
101.00% – 104.99%	2.0%
105.00% – 109.99%	4.0%
110.00% – 114.99%	6.0%
115.00% or greater	8.0%

For purposes of clarification, there will be no First Contingent Earn-Out Payment if the Subject Net Revenues for the First Earn-Out Period are less than eighty percent (80%) of the First Revenue Goal.

For illustrative purposes only, if the Subject Net Revenues for the First Earn-Out Period are $10,500,000, the First Applicable Ratio would be 100.68% and would not be subject to adjustment, and the First Contingent Earn-Out Payment would be $469,840.34.  Further, for illustrative purposes only, if the Subject Net Revenues for the First Earn-Out Period are $11,500,000, the First Applicable Ratio would be 110.27% and then increased by 6.0%, resulting in an adjusted First Applicable Ratio of 116.27%, and the First Contingent Earn-Out Payment would be $542,593.72.

(c)

Calculation of Second Contingent Earn-Out Payment.  For purposes of this Agreement, (I) the “Second Revenue Goal” means the amount of Thirteen Million Three Hundred Thirteen Thousand Three Hundred Dollars ($13,313,300), and (II) the “Second Contingent Earn-Out Payment” means an amount equal to the product of (A) Two Hundred Eighty Thousand Dollars ($280,000) multiplied by (B) the quotient (expressed as a percentage) of the Subject Net Revenues for the Second Earn-Out Period divided by the Second Revenue Goal (subject to potential adjustment as set forth, below, the “Second Applicable Ratio”); provided, however, if the Second Applicable Ratio calculated, above, is equal to or greater than one hundred and one percent (101.00%), then the Second Applicable Ratio calculated, above, shall be increased by the corresponding percentage amount set forth in the table, below, under the heading “Percentage Increase”:

Second Applicable Ratio	Percentage Increase
101.00% – 104.99%	2.0%

105.00% – 109.99%	4.0%
110.00% – 114.99%	6.0%
115.00% or greater	8.0%

For purposes of clarification, there will be no Second Contingent Earn-Out Payment if the Subject Net Revenues for the Second Earn-Out Period are less than eighty percent (80%) of the Second Revenue Goal.

(d)

Calculation of Third Contingent Earn-Out Payment.  For purposes of this Agreement, (I) the “Third Revenue Goal” means the amount of Sixteen Million Seven Hundred Sixty-Four Thousand Eight Hundred Dollars ($16,764,800), and (II) the “Third Contingent Earn-Out Payment” means an amount equal to the product of (A) One Hundred Eighty Six Thousand Six Hundred Sixty Six Dollars ($186,666) multiplied by (B) the quotient (expressed as a percentage) of the Subject Net Revenues for the Third Earn-Out Period divided by the Third Revenue Goal (subject to potential adjustment as set forth, below, the “Third Applicable Ratio”); provided, however, if the Third Applicable Ratio calculated, above, is equal to or greater than one hundred and one percent (101.00%), then the Third Applicable Ratio calculated, above, shall be increased by the corresponding percentage amount set forth in the table, below, under the heading “Percentage Increase”:

Third Applicable Ratio	Percentage Increase
101.00% – 104.99%	2.0%
105.00% – 109.99%	4.0%
110.00% – 114.99%	6.0%
115.00% or greater	8.0%

For purposes of clarification, there will be no Third Contingent Earn-Out Payment if the Subject Net Revenues for the Third Earn-Out Period are less than eighty percent (80%) of the Third Revenue Goal.

(e)

Final Calculation of Earn-Out Amounts.  For purposes of this Agreement, each of the First Earn-Out Period, Second Earn-Out Period and Third Earn-Out Period shall sometimes be referred to as an “Earn-Out Period”, and each of the First Contingent Earn-Out Payment, Second Contingent Earn-Out Payment and Third Contingent Earn-Out Payment shall sometimes be referred to as an “Earn-Out Amount”.  For the avoidance of doubt, each Earn-Out Amount shall relate only to the respective Earn-Out Period for which it was earned; each Earn-Out Amount will be determined during the applicable Earn-Out Period and performance during any Earn-Out Period shall not affect the Earn-Out Amount as relates to any other Earn-Out Period.  Within thirty (30) calendar days after the end of each Earn-Out Period, or, in the case of a Buyer Triggering Event, within thirty (30) calendar days after the occurrence of a Buyer Triggering Event, Buyer shall prepare and deliver to Company a statement setting forth the determination of the applicable Earn-Out Amount for such Earn-Out Period, or in the case of a Buyer Triggering Event, the determination of the applicable Earn-Out Amount for the Earn-Out Periods affected by the Buyer Triggering Event (each, an “Earn-Out Statement”).  Company and its accountants shall have the right to review all records, books, work papers and calculations of Buyer and the Business related to each Earn-Out Statement and the related books, records, work papers and calculations.  Company shall have thirty (30) calendar days after delivery of each Earn-Out Statement in which to notify Buyer in writing of any discrepancy in, or disagreement with, the items reflected on such Earn-Out Statement or the determination of the applicable Earn-Out Amount or that it needs additional information not yet provided to or accessed by Company (each, an “Earn-Out Notice of Objection”).  If Company does not submit an Earn-Out Notice of Objection during such thirty (30) calendar day period, then the Earn-Out Statement shall be deemed to be accepted in the form presented to Company.  If Company submits an Earn-Out Notice of Objection during such thirty (30) calendar day period and Buyer agrees with the adjustment requested by Company, then an appropriate adjustment shall be made.  If Buyer does not agree, within twenty (20) calendar days after the receipt of an Earn-Out Notice of Objection, to make any adjustment timely requested by Company, the disputed items shall be submitted for review and final determination by the CPA Firm pursuant to Section 3.8 and any additional information needed by Company will be promptly provided to Company.

(f)

Determination of Earn-Out Amounts Upon Buyer Triggering Events.  Notwithstanding anything to the contrary herein, and subject to the proviso set forth at the end of this Section 3.5(f), upon a Buyer Triggering Event occurring:

(i)

on or before the last date of the First Earn-Out Period, the total Earn-Out Amount due to Company for the First Earn-Out Period will be Four Hundred Sixty Six Thousand Six Hundred Sixty Seven Dollars ($466,667), for the Second Earn-Out Period will be Two Hundred Eighty Thousand Dollars ($280,000), and for the Third Earn-Out Period will be One Hundred Eighty Six Thousand Six Hundred Sixty Six Dollars ($186,666);

(ii)

on or before the last date of the Second Earn-Out Period will be Two Hundred Eighty Thousand Dollars ($280,000) and for the Third Earn-Out Period will be One Hundred Eighty Six Thousand Six Hundred Sixty Six Dollars ($186,666);

(iii)

on or before the last date of the Third Earn-Out Period, the Earn-Out Amount for the Third Earn-Out Period will be One Hundred Eighty Six Thousand Six Hundred Sixty Six Dollars ($186,666);

provided, however, if the Buyer Triggering Event is either a result of: (1) the termination of the employment of Reese by Buyer other than for: Cause (as such term is defined in the Reese Employment Agreement); (2) a Buyer Triggering Event for Good Reason; or (3) a violation by Buyer of any of its covenants set forth in Section 6.12(a)-(c), below (any event set forth in subsections (1), (2) or (3), a “Buyer Triggering Event Requiring an Election”), Company shall within fifteen (15) calendar days after the Buyer Triggering Event deliver to Buyer written notice of Company’s election to either: (I) receive eighty percent (80%) of the amount otherwise set forth in this Section 3.5(f) for that Earn-Out Period, plus eighty percent (80%) of the remaining amounts set forth in Sections 3.5(f)(ii)-(iii), above, for the remaining Earn-Out Period(s) (if any), or (II) receive the regular payment of any Earn-Out Amounts that may become due pursuant to Sections 3.5(a)-(e), in which case the calculations set forth in this Section 3.5(f) shall not apply.  In the event Company fails to timely deliver its election to Buyer, Company shall be deemed to have elected the alternative set forth in this Section 3.5(f)(II).  With respect to any Buyer Triggering Event Requiring an Election, Company’s and the Members’ sole remedy shall be to make the election as set forth in this Section 3.5(f), and neither Company nor either Member may seek equitable relief or any other remedy with respect to the matters giving rise to a Buyer Triggering Event Requiring an Election. For example purposes only, if Reese’s employment with Buyer is terminated: (1) without Cause (as defined in the Reese Employment Agreement); or (2) upon a Buyer Triggering Event for Good Reason, which such events constitute a Buyer Triggering Event Requiring an Election, Reese does not have any rights to seek to be reemployed by Buyer; Reese may only require the Company to make the election set forth in this Section 3.5(f).  Notwithstanding any other provision to the contrary contained in Sections 3.5(f)(i)-(iii), above, if a Buyer Triggering Event occurs after the first six (6) months of an Earn-Out Period, then either (A), (B) or (C), below, as applicable, shall apply:

(A) if the Buyer Triggering Event is not a Buyer Triggering Event Requiring an Election, then the total Earn-Out Amount owed to Company for that Earn-Out Period shall be the greater of: (a) the amount set forth in Sections 3.5(f)(i)-(iii) for that Earn-Out Period, plus the remaining amounts set forth in Sections 3.5(f)(ii)-(iii), above, for the remaining Earn-Out Period(s) (if any); and (b) the Earn-Out Amount that would have been earned in that Earn-Out Period as if the Subject Net Revenues for such Earn-Out Period equaled the Subject Net Revenues during that Earn-Out Period through the date of the Buyer Triggering Event multiplied by three hundred sixty-five (365) divided by the number of days during such Earn-Out Period occurring prior to the date of the Buyer Triggering Event, plus the remaining amounts set forth in Sections 3.5(f)(ii)-(iii), above, as applicable, for the remaining Earn-Out Period(s) (if any);

(B) if the Buyer Triggering Event is a Buyer Triggering Event Requiring an Election and if the Company makes the election set forth in Section 3.5(I), then the total Earn-Out Amount owed to Company for that Earn-

Out Period shall be the greater of: (a) eighty percent (80%) of the amount set forth in Sections 3.5(f)(i)-(iii) for that Earn-Out Period, plus eighty percent (80%) of the remaining amounts set forth in Sections 3.5(f)(ii)-(iii), above, for the remaining Earn-Out Period(s) (if any); and (b) the Earn-Out Amount that would have been earned in that Earn-Out Period as if the Subject Net Revenues for such Earn-Out Period equaled the Subject Net Revenues during that Earn-Out Period through the date of the Buyer Triggering Event multiplied by three hundred sixty-five (365) divided by the number of days during such Earn-Out Period occurring prior to the date of the Buyer Triggering Event, plus eighty percent (80%) of the remaining amounts set forth in Sections 3.5(f)(ii)-(iii), above, as applicable, for the remaining Earn-Out Period(s) (if any); and

(C)  If the Buyer Triggering Event is a Buyer Triggering Event Requiring an Election and if the Company makes the election set forth in Section 3.5(II), then the Company will receive the regular payment of any Earn-Out Amounts that may become due pursuant to Sections 3.5(a)–(e) in which case the calculations in this Section 3.5(f) shall not apply.

(g)

Payment of Earn-Out Amounts.  Buyer shall deliver to Company an amount equal to one fourth (1/4) of the applicable Earn-Out Amount on or before the later of (i) the thirtieth (30th) calendar day after each Earn-Out Date of Final Determination, and (ii) the ninetieth (90th) calendar day after the end of the applicable Earn-Out Period; and on or before each of the next three (3) successive three (3) month anniversaries of such Earn-Out Date of Final Determination, Buyer shall deliver to Company an amount equal to one fourth (1/4) of the applicable Earn-Out Amount.  Provided, however, in the event any portion of an Earn-Out Amount payment is submitted to a CPA Firm as provided in Section 3.8 or is otherwise in dispute: (1) an amount equal to one fourth (1/4) of the applicable Earn-Out Amount which is not in dispute will be paid on the ninetieth (90th) calendar day after the end of the applicable Earn-Out Period; and (2) the remainder of the applicable Earn-Out Amount which is not in dispute will be paid on or before each of the next three (3) month anniversaries of the initial payment date as set forth in Section 3.5(g)(1) and consistent with the payment schedule as set forth in the first sentence of this Section 3.5(g).  Notwithstanding the foregoing, it is contemplated that Company may distribute substantially all of its assets following the Closing, in which case, upon written notice from Company to Buyer, Buyer shall make all payments owed to Company by Buyer directly to Reese and Pratt as directed by Company.  The payment of any Earn-Out Amount to the Members pursuant to the foregoing sentence shall be deemed hereunder to be the delivery of such Earn-Out Amount to Company as part of the Buyer’s payment obligations set forth in this Agreement; provided, however, that Company and the Members shall indemnify and hold Buyer harmless from and against any and all Claims relating to the delivery of any Earn-Out Amount to the Members as directly by Company hereunder.

3.6.

Method of Payment.  All payments under this Article 3 shall be made by wire transfer of immediately available funds to an account that the recipient, at least forty eight (48) hours prior to the time for payment specified hereunder, has designated in writing.

3.7.

Allocation of Purchase Price.  The Purchase Price shall be allocated as set forth on Exhibit 3.7, which shall be updated by Buyer and Company after determination of the Net Asset Value and the Adjustment Amount, if applicable.  Buyer, Company and Members agree that each shall file all tax returns consistent with such allocation.  Buyer, Company, and Members shall not take any position for tax purposes (whether for audits, tax returns, or otherwise) that is inconsistent with such allocation unless required to do so under applicable law.  Company and the Members acknowledge and agree that Buyer has not performed independent research or analysis in order to concur or express any opinion with regard to the analysis and conclusions set forth the Tax Opinion; rather, Buyer has relied upon the analysis and conclusions set forth in the Tax Opinion in connection with Company’s and the Members’ desire to allocate the Purchase Price in the manner set forth on Exhibit 3.7.

3.8.

Resolution by CPA Firm.

(a)

Resolution by CPA Firm.  If Buyer and Company are unable to resolve (i) the Balance Sheet Dispute (if any) within thirty (30) calendar days after Buyer’s delivery of a Balance Sheet Objection to Company, or (ii) a dispute over an Earn-Out Notice of Objection within twenty (20) calendar days after Company’s delivery of such Earn-Out Notice of Objection to Buyer, then at any time thereafter Buyer or Company may elect to have the disputed matter resolved by a nationally recognized firm of independent public accountants as to which Buyer and Company mutually agree (the “CPA Firm”), who shall, acting as experts and not as arbitrators, determine on the basis of the standards set forth in Section 3.3 or Section 3.5, and only with respect to the remaining accounting-related differences so submitted to the CPA Firm (and not by independent review), whether and to what extent, if any, the Net Asset Value as derived from the Preliminary Closing Balance Sheet requires adjustment, or whether and to what extent, if any, an Earn-Out Amount as derived from an Earn-Out Statement requires adjustment.  In connection with the engagement of the CPA Firm, each of Buyer and Company shall execute reasonable engagement letters and supply such other documents and information as the CPA Firm reasonably requires.  Without limiting the Parties’ obligations under this Section 3.8, each of Buyer and Company may submit such data and information to the CPA Firm as such Party deems appropriate.  The CPA Firm shall be instructed to use every reasonable effort to perform its services within fifteen (15) calendar days after submission of the dispute to it and, in any case, as soon as practicable after such submission.  In resolving the Balance Sheet Dispute, the CPA Firm (i) shall utilize the criteria set forth in Section 3.3, and (ii) shall not assign a value to any item greater than the greatest value for such item claimed by any Party, or less than the smallest value for such item claimed by any Party, as presented to the CPA Firm pursuant hereto.  In resolving a dispute over an Earn-Out Notice of Objection, the CPA Firm shall utilize the criteria set forth in Section 3.5.

(b)

Payment of Fees of CPA Firm.  If the Net Asset Value as reflected on the Final Closing Balance Sheet is closer in amount to the Net Asset Value as reflected in the Balance Sheet Objection than to the Net Asset Value as reflected in the Preliminary Closing Balance Sheet, then Buyer shall pay all fees and expenses of the CPA Firm in connection with the services provided pursuant to Section 3.8(a) relating to the determination of the Net Asset Value.  If the Net Asset Value as reflected on the Final

Closing Balance Sheet is closer in amount to the Net Asset Value as reflected in the Preliminary Closing Balance Sheet than to the Net Asset Value as reflected in the Balance Sheet Objection, then Members, jointly and severally, and Company, jointly and severally with Members, shall pay all fees and expenses of the CPA Firm in connection with the services provided pursuant to Section 3.8(a) relating to the determination of the Net Asset Value.  If an Earn-Out Amount as finally determined by the CPA Firm is closer in amount to the Earn-Out Amount as reflected in Company’s Earn-Out Notice of Objection than to the Earn-Out Amount as reflected in Buyer’s Earn-Out Statement, then Buyer shall pay all fees and expenses of the CPA Firm in connection with the services provided pursuant to Section 3.8(a) relating to the determination of such Earn-Out Amount.  If an Earn-Out Amount as finally determined by the CPA Firm is closer in amount to the Earn-Out Amount as reflected in Buyer’s Earn-Out Statement than to the Earn-Out Amount as reflected in Company’s Earn-Out Notice of Objection, then Members, jointly and severally, and Company, jointly and severally with Members, shall pay all fees and expenses of the CPA Firm in connection with the services provided pursuant to Section 3.8(a) relating to the determination of such Earn-Out Amount.

4.

REPRESENTATIONS AND WARRANTIES OF COMPANY AND MEMBERS.

Members, jointly and severally, and Company, jointly and severally with Members, make the following representations and warranties to Buyer, each of which is true and correct on the date hereof and shall survive the consummation of the transactions contemplated hereby for the periods set forth in Section 7.5.

4.1.

Organizational Matters.

(a)

Organization.  Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Tennessee.

(b)

Limited Liability Company Power.  Company has all requisite limited liability company power and authority to own, operate and lease its properties, to carry on its business as and where such is currently being conducted, to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by Company pursuant hereto and to carry out the transactions contemplated hereby and thereby.  Except as set forth on Schedule 4.1(b), since January 1, 2011, Company has not engaged in any business other than the Business.

(c)

Qualification. Company is duly licensed or qualified to do business as a foreign limited liability company, and is in good standing, in each jurisdiction in which the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary.  Schedule 4.1(c) sets forth a true, correct and complete list of the jurisdictions in which the character of the Purchased Assets or the nature of the Business makes such licensing or qualification necessary.

(d)

No Subsidiaries; Ownership of Other Entities.  Except as set forth Schedule 4.1(d), Company does not own, directly or indirectly, any capital stock or other equity or ownership interest of any corporation, limited liability company, partnership or other entity.  Company does not have any right to acquire, directly or indirectly, any outstanding capital stock of, or equity interest in, any Person.  Except for ownership of not more than five percent (5%) of the securities of any Person that is listed on a national securities exchange or traded in the national over-the-counter market (whether directly or indirectly through mutual funds or other investment vehicles), Schedule 4.1(d) identifies and provides a description of each Person owned (in part or in whole) or controlled, directly or indirectly, by Reese and Pratt (either individually or together), whether such Person operates the Business in any manner, and the assets owned, licensed or leased by such Person that are related to the Business.

(e)

Business of Simple and Size it Up.

(i)

The business of Simple Tire, LLC (“Simple”), as of the Closing, consists solely of the following (the "Simple Tire Business"): sourcing tires using a proprietary software which connects Simple to wholesalers allowing Simple to obtain lowest prices and resells them directly to individual and commercial consumers via a website located at www.simpletire.com; such website also allows purchasers to research tires and locate installers.

(ii)

The business of Size It Up, LLC (“Size It Up”), as of Closing, consists solely of the following (the "Size It Up Business"): researching, designing, publishing, marketing, selling and supporting fitment and physical attribute data pertaining to wheels and tires and to dealer and franchise networks in the tire and wheel industry.

(f)

Governance.  Company has delivered to Buyer true, correct and complete copies of its articles of organization, limited liability company agreement or similar organizational documents, including any amendments thereto.

4.2.

Members.  Each Member is the record and beneficial owner of the ownership interests of Company that are set forth on Schedule 4.2.  No Person other than Members owns any such ownership interests of Company.  Each Member is a competent adult and has full power, legal right and authority to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by such Member pursuant hereto and to carry out the transactions contemplated hereby and thereby.

4.3.

Authority.  The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Company or Members pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Members.  No other or further act or proceeding on the part of Company or its members (including Members in their personal capacities) is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Company or Members pursuant hereto or the consummation of the transactions contemplated hereby and thereby.  This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Company or Members pursuant hereto will constitute, valid and binding agreements of Company and/or Members, as the case may be, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally, and by general equitable principles.

4.4.

No Violation.  Except as set forth on Schedule 4.4, neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Company or Members pursuant hereto nor the consummation by Company or Members of the transactions contemplated hereby and thereby (a) will violate any applicable Law or Order, (b) will require any authorization, consent, approval, exemption or other action by or notice to any Governmental Entity, or (c) will violate or conflict with, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the assets of Company under, any term or provision of (i) the articles or organization, limited liability company agreement or similar organizational documents of Company, (ii) any Member or similar agreement among the members of Company, or (iii) any Contract or restriction of any kind or character (including any Assumed Contracts)) to which Company is a party or by which Company or any of its assets or properties may be bound or affected (after taking into consideration the consents and approvals set forth on Schedule 8.2(l)).

4.5.

Financial Matters.

(a)

Financial Statements.

(i)

Included as Schedule 4.5(a)(i) are financial statements of Company (collectively, the “Financial Statements”) for each of the fiscal years ended December 31, 2011, 2012 and 2013.  The Financial Statements are prepared on the cash basis and are not in accordance with GAAP, but (A) are true, correct and complete in all material respects based on the method of accounting used; (B) are prepared from and consistent with such financial statements as have been prepared and used by Company in the ordinary course of managing the Business and measuring and reporting its operating results; and (C) fairly present in all material respects the assets, liabilities, financial position, and results of operations of the Business as of the dates and for the periods indicated. If any other material asset, liability or item of income or expense reflected on the Financial Statements arises out of an allocation to the Business of a portion of any asset, liability or item of income or expense of Company that relates in part to any operation other than the Business, then Schedule 4.5(a)(i) sets forth such fact and an explanation thereof.

(ii)

Included as Schedule 4.5(a)(ii) are the proforma unaudited financial statements of Company for the twelve-month periods ended July 31, 2013 and July 31, 2014 (including the notes therein or annexed thereto) (the “Proforma Unaudited Financial Statements”), and specifically including the balance sheet as of July 31, 2014 (the “Recent Balance Sheet”).  Except as set forth on Schedule 4.5(a)(ii), the Proforma Unaudited Financial Statements (A) are true, correct and complete in all material respects based on the method of accounting used; (B) are prepared from and consistent with such financial statements as have been prepared and used by Company in the ordinary course of managing the Business and measuring and reporting its operating results, and, to Company’s knowledge, have been prepared in accordance with GAAP; and (C) fairly present in all material respects the assets, liabilities, financial position, results of operations and cash flows of the Business as of the dates and for the periods indicated, which presentation, to Company’s knowledge, is in accordance with GAAP.

(b)

Customer Account Statements.  Included as Schedule 4.5(b) are customer account statements as of July 31, 2014 (collectively, the “Customer Account Statements”), depicting for each customer of Company: (i) all billings and cash receipts for the past twelve (12) months; and (ii) all outstanding accounts receivable to date.

4.6.

Tax Matters

(a)

Tax Returns Filed and Taxes Paid.  All Tax Returns with respect to, in connection with, associated with, or related to, the Business required to be filed by or on behalf of Company have been timely filed and, when filed, were true, correct and complete.  All Taxes owed and/or due and payable by Company (whether or not shown on any Tax Return) have been paid by Company or will be timely paid by Company prior to the Closing Date.  Company has duly withheld and paid all Taxes that it is required to withhold and pay in connection with amounts paid or owing to any employee, independent contractor, creditor, member, or other third party of Company and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.  As of the time of filing, the foregoing Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of all of Company or any other information required to be disclosed thereon.  Without limitation with respect to the foregoing, none of the foregoing Tax Returns contain any positions that are or would be subject to penalties under Section 6662 of the Code.

(b)

Tax Audits.  No claim has ever been made by an authority in a jurisdiction in which Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction or authority with respect to, in connection with, associated with, or related to, the Business.  Schedule 4.6(b) lists all Tax Returns filed with respect to, in connection with, or related to the Business for taxable periods ended on or after January 1, 2011, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.  There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return with respect to a Tax assessment or deficiency.  Since January 1, 2009, Company has not received (i) any notice of underpayment of Taxes or other deficiency that has not been paid with respect to, in connection with, associated with, or related to, the Business, or (ii) any objection to any Tax Return, whether in writing or verbally, formally or informally with respect to, in connection with, associated with, or related to, the Business filed by Company.  No Company member, officer, director, employee or independent contractor responsible for Tax matters has knowledge of any dispute or claim concerning any Tax liability of the Company.  All deficiencies asserted or assessments made as a result of any examinations with respect to, in connection with, associated with, or related to, the Business have been fully paid or are fully reflected as a Liability in the financial statements of the Business.

(c)

Other.  Company has not (i) applied for any Tax ruling, with respect to, in connection with, associated with, or related to, the Business, (ii) entered into a closing agreement with any taxing authority, with respect to, in connection with, associated with, or related to, the Business, (iii) filed an election under Section 338(g) or Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), (iv) made any payments, or been a party to an agreement (including this Agreement), that under any circumstances could obligate it to make payments (either before or after the Closing Date) that will not be deductible because of Sections 280G or 162(m) of the Code or (v) been a party to any Tax allocation or Tax sharing agreement.  Company has no liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.  Company is not a “United States real property holding company” within the meaning of Section 897 of the Code.  Company has not agreed, nor is it required to make, any adjustment under Section 263A, Section 481, or Section 482 of the Code (or any corresponding or similar provision of state, local or foreign law) by reason of a change in accounting method or otherwise.  Company does not have a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country.  Company is in compliance with the terms and conditions of all applicable Tax exemptions, Tax agreements and Tax orders of any Governmental Entity to which it may be subject or to which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.  Company is not and has not been a party to any “reportable transaction,” as defined in Section 6707A) of the Code and Treasury Regulation Section 1.6011-4(b).

(d)

No Tax Liens.  There are no Liens for Taxes with respect to, in connection with, associated with, or related to, the Business or the assets thereof.

(e)

Pass-through Entities.  Except as described in Schedule 4.1(d), Company has no interest in any corporation, limited liability company, partnership or other entity, whether or not such entity is disregarded for Tax purposes, that is either an asset of Company used in the Business or that owns all or some of the assets used in the Business.

(f)

Safe Harbor Leases.  None of the Purchased Assets constitutes property that Company is required to treat as being owned by any other Person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, or is tax-exempt property within the meaning of Section 168(h) of the Code.

4.7.

Transferred Receivables.  Except as set forth on Schedule 4.7, all Transferred Receivables reflected on the Customer Account Statements, and those that have arisen since the date of the Customer Account Statements, (a) arose out of arm’s length transactions actually made in the ordinary course of the Business, (b) are valid and legally binding obligations of the parties obligated to pay such amounts, (c) are collectible (net of reserves for doubtful accounts in an amount set forth in the Final Closing Balance Sheet) in the ordinary course of the Business without the necessity of commencing Litigation, (d) are, to the knowledge of Company, not subject to any counterclaim or set-off, and (e) are not in dispute, to the knowledge of Company.

4.8.

Absence of Certain Changes.  Except as and to the extent set forth on Schedule 4.8, since the date of the Recent Balance Sheet, there has not been:

(a)

No Adverse Change.  Any material adverse change in the conduct, financial condition, business, prospects or operations of Company, the Business, the assets that are used, held for use or acquired or developed for use primarily in the Business or the Liabilities relating to the Business.

(b)

No Damage.  Any material loss, damage or destruction, whether covered by insurance or not, relating to or affecting the Business, Purchased Assets or Assumed Liabilities.

(c)

No Increase in Compensation.  Any increase in the compensation, salaries, commissions or wages payable or to become payable to any employees, independent contractors or agents of Company who perform services primarily for the benefit of the Business or whose compensation is reflected on the Financial Statements, including any bonus or other employee benefit granted, made or accrued in respect of such employees, independent contractors or agents, except for ordinary and customary increases in compensation occurring on the anniversary date of each Employee’s service, or any increase in the number of such employees, independent contractors or agents (including any increase pursuant to any Employee Plan/Agreement or other commitment).

(d)

No Labor Disputes.  Any labor dispute or disturbance relating to or affecting the Business, other than routine individual grievances that are not material to the conduct, financial condition, Liabilities, business, prospects or operations of the Business or the assets that are used, held for use or acquired or developed for use primarily in the Business, or any organizational effort by or respecting a labor union, demand for recognition by a labor union or showing of interest by Company employees respecting a labor union.

(e)

No Disposition of Property.  Any sale, lease, grant or other transfer or disposition of any properties or assets of Company that constitute Purchased Assets outside the ordinary course of business consistent with past practice.

(f)

No Liens.  Any Lien made on any of the properties or assets of Company that constitute Purchased Assets.

(g)

No Amendment of Contracts, Rights.  Any entering into, amendment or early termination of any material Contract relating to or affecting the Business, or any release or waiver of any material claims or rights in respect of the Business.

(h)

Credit.  Any grant of credit of Ten Thousand Dollars ($10,000) or greater by Company to any customer (including any distributor) of the Business on terms or in amounts more favorable than those that have been extended to such customer in the past, any other change made by Company in the terms of any credit heretofore extended in connection with the Business or any other change of Company’s policies or practices with respect to the granting of credit in connection with the Business.

(i)

Discharge of Obligations.  Any discharge, satisfaction or agreement to satisfy or discharge any Liability relating to or affecting the Business, other than the discharge or satisfaction in the ordinary course of the Business of current Liabilities reflected on the face of the Recent Balance Sheet and current Liabilities incurred since the date of the Recent Balance Sheet in the ordinary course of the Business.

(j)

Deferral of Assumed Liabilities.  Any deferral, extension or failure to pay any of the Assumed Liabilities as and when the same become due or any allowance of the level of the Assumed Liabilities to increase in any material respect or any prepayment of any of the Assumed Liabilities.

(k)

No Unusual Events.  Any other material event or condition not in the ordinary course of Company’s operation of the Business.

(l)

No Agreement or Commitment.  Any agreement or commitment, whether orally or in writing to do any of the foregoing.

4.9.

Absence of Undisclosed Liabilities.  Except as and to the extent specifically set forth on the face of the Recent Balance Sheet, or on Schedule 4.9, Company does not have any Liabilities relating to or affecting the Business, other than: (a) commercial Liabilities incurred since the date of the Recent Balance Sheet in the ordinary course of the Business consistent with past practice, none of which has had or is reasonably likely to have a Material Adverse Effect; or (b) Liabilities disclosed in this Agreement or in the Disclosure Schedule, or that are of the type or kind required to be disclosed in the Disclosure Schedule but are not disclosed solely because they fall below the minimum threshold amount, term or materiality of the disclosures required by the terms of this Agreement to be set forth in the Disclosure Schedule.

4.10.

No Litigation.  Except as set forth on Schedule 4.10, there is no Litigation pending or, to Company’s knowledge, contemplated by or threatened against Company or its members, directors or officers (in such capacity) that in any way involves the Business, Purchased Assets (including, but not limited to, the Trade Rights) or Assumed Liabilities.  To Company’s knowledge, no event has occurred or action has been taken that is reasonably likely to result in such Litigation.  Schedule 4.10 also identifies all Litigation to which Company or its members, directors or officers (in such capacity) have been parties since January 1, 2009 that in any way involves the Business, Purchased Assets (including, but not limited to, the Trade Rights) or Assumed Liabilities.  No aspect of the Business, Purchased Assets (including, but not limited to, the Trade Rights) or Assumed Liabilities is subject to any Order.

4.11.

Compliance With Laws and Orders.

(a)

Laws and Orders.  Except for past violations for which Company is not subject to any current Liability and cannot become subject to any future Liability, Company and the PEO, in respect of the operations, practices, properties and assets of the Business, Purchased Assets or Assumed Liabilities, is and has been in compliance with all applicable Laws and Orders, including, without limitation, (i) all Environmental Laws, (ii) all applicable health and safety Laws, including, the Occupational Safety and Health Act of 1970, as amended, (iii) all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours and retention or engagement of independent contractors, and (iv) all applicable anti-corruption Laws, including the U.S. Foreign Corrupt Practices Act.  Company has not received any written notice of any violation or alleged violation of any Laws or Orders with respect to the Business, Purchased Assets or Assumed Liabilities.  All reports, filings and returns associated with or related to the Business, Purchased Assets or Assumed Liabilities required to be filed by or on behalf of Company with any Governmental Entity have been filed and, when filed, were true, correct and complete in all material respects.

(b)

Licenses and Permits.  Company has all licenses, permits, approvals, certifications, consents and listings of all Governmental Entities and of all certification organizations required, and all exemptions from requirements to obtain or apply for any of the foregoing, for the conduct of the Business (as Company currently conducts the Business and as Company proposes to conduct the Business as reflected in the most recent financial plan and projection for the Business) and the operation of the Facilities, except where failure to have any such item would not be material.  All such licenses, permits, approvals, certifications, consents and listings are set forth on Schedule 4.11(b), are in full force and effect and are assignable to Buyer in accordance with the terms hereof.  Except for past violations for which Company is not subject to any current Liability and cannot become subject to any future Liability, Company (including its operations, practices, properties and assets) is and has been in compliance with all such licenses, permits, approvals, certifications, consents and listings.

4.12.

Title to Purchased Assets; Real Property.

(a)

Marketable Title.  Except for the Personal Goodwill, Company has good and marketable fee title or leasehold title (as applicable) to all of the Purchased Assets, and, except as set forth on Schedule 4.12(a), such fee title or leasehold title is free and clear of all Liens.  Reese has good and marketable fee title to the Personal Goodwill, free and clear of all Liens.

(b)

Condition.  All tangible assets constituting Purchased Assets are in good operating condition and repair, ordinary wear and tear excepted, and are free from any defects (except for such minor defects as do not interfere with the use thereof in the conduct of the normal operations of the Business), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the Business as conducted during the preceding twelve (12) months.

(c)

Real Property.  Company owns no real property.  Schedule 4.12(c) sets forth all leases and subleases and any other occupancy or similar agreements entered into by, or binding on, Company, whether as lessor or lessee, together with all written waivers, modifications and amendments thereto or agreements or written correspondence providing for any deviation therefrom or supplements thereto, including, without limitation, leases or subleases of, or any other occupancy agreements relating to, real property (the “Real Property Leases”).  Company has delivered to Buyer true and complete copies of the Real Property Leases prior to the date hereof.  The leasehold interest in the real property leased under the Real Property Leases, including any common areas, easements and licenses associated therewith (the “Real Property”), constitutes all of the real property necessary to conduct the Business as currently conducted.  Company enjoys peaceful and undisturbed possession of the Real Property and, to the Company’s knowledge, no easement or other access right is required to utilize such Real Property.  To the Company’s knowledge, no portion of the Real Property is subject to any pending or threatened condemnation or other similar proceeding by any Governmental Entity.  There are no (A) Contracts to which Company is a party, granting to any party or parties the right of use or occupancy of any portion of the parcels of the Real Property, or (B) parties (other than Company) in possession of the Real Property, and the Real Property Leases will continue to be valid and binding immediately following the consummation of the transactions contemplated hereby.  Company has good and valid title to the leasehold estate under each such Real Property Lease free and clear of all Liens.  The buildings and structures that are part of the Real Property are in all material respects in the condition required by the terms of the applicable Real Property Lease (without payment, penalty or forfeiture of deposits).  All of the Real Property is supplied with utilities (including water, sewage, electricity and telephone) necessary for the operation of the Real Property as currently operated.  The buildings and structures that are part of the Real Property are in good condition and repair and have no structural defects or defects affecting the plumbing, electrical, sewerage, or heating, ventilating or air conditioning systems (except for such minor defects as do not interfere with the use thereof in the conduct of the normal operations of the Business).

4.13.

Insurance.  Schedule 4.13 sets forth a true, correct and complete list and description of all policies of fire, liability, product liability, workers compensation, health, product, recall and other forms of insurance currently in effect with respect to the Business, Purchased Assets or Assumed Liabilities (collectively, the “Business Insurance Policies”).  Schedule 4.13 includes, without limitation, the carrier, the description of coverage, the limits of coverage, retention or deductible amounts, and date of expiration, and any pending claims in excess of One Thousand Dollars ($1,000) (or its foreign currency equivalent as of the date hereof) for all Business Insurance Policies except health insurance.  Company has not received any notice of cancellation or termination with respect to any Business Insurance Policy, and to Company’s knowledge, no event or condition exists or has occurred that could result in cancellation of any Business Insurance Policy prior to its scheduled expiration date.  To Company’s knowledge, Company has duly and timely made all claims that it has been entitled to make under each Business Insurance Policy.  Company has not received any notice from or on behalf of any insurance carrier issuing any Business Insurance Policy that insurance rates therefor will hereafter be substantially increased (except to the extent insurance rates may be increased for all similarly situated risks) or that there will hereafter be a cancellation or an increase in a deductible (or an increase in premiums to maintain an existing deductible) or nonrenewal of any Business Insurance Policy.  The Business Insurance Policies are sufficient in all material respects for compliance by Company with all requirements of Law and with the requirements of all material Assumed Contracts.

4.14.

Contracts and Commitments.  Except as set forth on Schedule 4.14:

(a)

Real Property Leases.  Company (whether as lessor or lessee) has no Contracts for the lease or occupancy of Real Property other than the Real Property Leases described on Schedule 4.12(c).

(b)

Personal Property Leases.  Company (whether as lessor or lessee) has no Contracts for the lease or use of personal property used, held for use or acquired or developed for use primarily in the Business (each, a “Personal Property Lease”).

(c)

Sales Commitments.  Company has no sales Contracts in respect of the Business except those made in the ordinary course of the Business at arm’s length, and no such Contracts are for a sales price that would result in a loss to the Business (after giving effect to full amortization of overhead and selling, general and administrative expenses).  Schedule 4.14(c) sets forth a true, correct and complete list of all customers or group of affiliated customers of Company and the total revenue for each customer or group of affiliated customers of Company from August 1, 2013 through July 31, 2014.

(d)

Contracts for Services.  Company has no Contract in respect of the Business with any officer, employee, agent, independent contractor, consultant or other third party performing similar functions that is not cancelable by Company on notice of no longer than thirty (30) calendar days without liability, penalty or premium of any nature or kind whatsoever.

(e)

Powers of Attorney.  Company has not given a power of attorney or proxy that is currently in effect to any Person for any purpose whatsoever in connection with or affecting the Business, Purchased Assets or Assumed Liabilities.

(f)

Loan Agreements; Guarantees.  Company has no loan Contract, promissory note, letter of credit or other evidence of indebtedness, as a signatory, guarantor or otherwise, in respect of the Business.

(g)

Guarantees.  Company has not guaranteed the payment or performance of any Person, agreed to indemnify any Person (except under Contracts entered into by Company in the ordinary course of the Business) or to act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any Person in connection with or affecting the Business, Purchased Assets or Assumed Liabilities.

(h)

Governmental Contracts.  Company has no Contract with any Governmental Entity in connection with or affecting the Business.

(i)

Agreements Relating to Business Trade Rights.  Except for license agreements entered into with Company’s customers in the ordinary course of business disclosed on Schedule 4.19(c), Company has no consulting, development, joint development or other Contract relating to any of the Business Trade Rights or other Trade Rights used in the operation of the Business, nor does Company have any Contract requiring Company to assign, license, dispose, or otherwise transfer or grant interests in any interest in any Business Trade Rights or Trade Rights used in the operation of the Business.

(j)

Restrictive Agreements.  Company has no Contract in connection with or affecting the Business, Purchased Assets or Assumed Liabilities that is so burdensome as to materially affect or impair the operations of the Business.  Without limitation, Company has no Contract in connection with or affecting the Business, Purchased Assets or Assumed Liabilities (i) requiring Company to assign any interest in any Business Trade Rights, (ii) prohibiting or restricting Company or any of its employees or independent contractors from competing in any business or geographical area, or soliciting customers or employees, or otherwise restricting it from carrying on any business anywhere in the world, or (iii) relating to the location of employees or independent contractors or a minimum number of employees or independent contractors to be employed or retained, as the case may be.

(k)

Sharing of Profits or Losses.  Company has no Contract involving a sharing of profits or losses by Company with any other Person including any joint venture, partnership or similar agreement.

(l)

Right of First Refusal.  Company has no Contract granting to any Person a first refusal, a first offer or similar preferential right to purchase or acquire any right, asset or property of Company or the capital stock or other securities of Company.

(m)

Acquisition.  Company has no Contract involving the acquisition by Company of any business enterprise whether via stock or asset purchase or otherwise.

(n)

Employment.  Neither Company nor the PEO has a Contract for the employment or engagement by Company or the PEO of any individual on a full-time, part-time, consulting or other basis related to or involving the Business.

(o)

Indemnification.  Company has no Contract under which Company has agreed to indemnify any third Person in any manner.

(p)

Settlement.  Company has no Contract which is a settlement, conciliation or similar agreement with any Governmental Entity or which, after the date hereof, will require payment of consideration to any Person.

(q)

Other Material Contracts.  Company has no other Contract of any nature in connection with or affecting the Business and involving consideration or other expenditure in excess of Five Thousand Dollars ($5,000) (or its foreign currency equivalent as of the date hereof), or involving performance over a period of more than twelve (12) months, or that is otherwise individually material to the operations of the Business.

4.15.

No Default.  Company is not in default in any material respect under any Contract relating to or affecting the Business, nor has any event or omission occurred that, through the passage of time or the giving of notice, or both, would constitute a default in any material respect thereunder or cause the acceleration of any of Company’s obligations thereunder or result in the creation of any Lien on any Purchased Asset.  To knowledge of Company, no third party is in default in any material respect under any such Contract to which Company is a party, nor has any event or omission occurred that, through the passage of time or the giving of notice, or both, would constitute a default in any material respect thereunder, or give rise to an automatic termination, or the right of discretionary termination thereof.  Each Assumed Contract is in full force and effect and is a valid and binding agreement enforceable against Company and, to Company’s knowledge, the other party or parties thereto in accordance with its terms.

4.16.

Labor Matters.  Company and, to Company’s knowledge, the PEO, have never experienced any labor disputes, any union organization attempts or efforts, demands for recognition by a labor union, showing of interest by Company employees respecting a labor union or any work stoppages due to labor disagreements in connection with or affecting the Business.  There is no unfair labor practice charge or complaint that involves or relates to the Business pending or threatened against Company or, to Company’s knowledge, the PEO, that involves or relates to the Business.  There is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting Company or, to Company’s knowledge, the PEO, that involves or relates to the Business or any secondary boycott with respect to any products or services of the Business. Company has in its files valid and properly completed copies of Form I-9 for each employee and independent contractor of Company with respect to whom that form is required.  Neither Company nor the PEO has received written notice or other communication from any Governmental Entity or any third party regarding any violation or alleged violation of any Law or Order relating to the engagement of any independent contractor or hiring, recruiting, employing (or continuing to employ) anyone not authorized to work in the United States.

4.17.

Employee Benefit Plans.

(a)

Disclosure.  Schedule 4.17(a) sets forth a true, correct and complete list of all plans, programs, Contracts, policies and practices which provide benefits to any current or former employee, director or independent contractor who performs or performed services for the benefit of the Company, or any beneficiary or dependent thereof, or to which Company, the PEO or any ERISA Affiliate contributes or is obligated to contribute, or under which Company, the PEO or any ERISA Affiliate had, has or may have any Liability, including any pension, thrift, savings, profit sharing, retirement, bonus, incentive, health, dental, death, accident, disability, stock purchase, stock option, stock appreciation, stock bonus, executive or deferred compensation, hospitalization, “parachute,” severance, vacation, sick leave, fringe or welfare benefits, any employment or consulting Contracts, “golden parachutes,” collective bargaining agreements, “employee benefit plans” (as defined in Section 3(3) of ERISA), employee manuals, and written or binding oral statements of policies, practices or understandings relating to employment (collectively, the “Employee Plans/Agreements”).  Neither the Company, the PEO nor any ERISA Affiliate has ever sponsored, contributed to, been required to contribute to, or ever had any liability with respect to, any arrangement which is or ever was (i) a “multiemployer plan” (as defined in Section 4001 of ERISA), or (ii) subject to Section 412 or 430 of the Code or Title IV of ERISA.

(b)

Delivery of Documents.  Company and Members have delivered to Buyer true, correct and complete copies of the following information with respect to each Employee Plan/Agreement:

(i)

The Employee Plan/Agreement, including all amendments, or if there is not a written plan document, a written summary of the terms and conditions of the Employee Plan/Agreement; and

(ii)

The most recent determination letter received from the IRS with respect to any Employee Plan/Agreement that is intended to be qualified under Section 401 of the Code.

(c)

Prohibited Transactions.  There have been no “prohibited transactions” (within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code) for which a statutory or administrative exemption does not exist with respect to any Employee Plan/Agreement.  No event or omission has occurred in connection with which Company, the PEO, any ERISA Affiliate or any of the Purchased Assets or any Employee Plan/Agreement, directly or indirectly, could be subject to any Liability under ERISA, the Code or any other Law or Order applicable to any Employee Plan/Agreement sponsored by the Company or any ERISA Affiliate, and, to the Company’s knowledge, no event or omission has occurred in connection with which Company, the PEO, any ERISA Affiliate or any of the Purchased Assets or any Employee Plan/Agreement, directly or indirectly, could be subject to any Liability under ERISA, the Code or any other Law or Order applicable to any Employee Plan/Agreement sponsored by the PEO.

(d)

Full Funding.  The funds available under each Employee Plan/Agreement that is intended to be a funded plan equal or exceed the amounts required to be paid, or that would be required to be paid if such Employee Plan/Agreement were terminated, on account of rights vested or accrued as of the Closing Date (using the actuarial methods and assumptions then used by Company’s actuaries in connection with the funding of such Employee Plan/Agreement).

(e)

Payments and Compliance.  With respect to each Employee Plan/Agreement, (i) all payments due from the Employee Plan/Agreement (or from Company, the PEO or the applicable ERISA Affiliate with respect to each such Employee Plan/Agreement) have been made, and all amounts properly accrued to date as Liabilities that have not been paid have been properly recorded on the books of Company, the PEO or the applicable ERISA Affiliate; (ii) Company, the PEO and all ERISA Affiliates have complied with, and the Employee Plan/Agreement conforms to, all applicable Laws and Orders; (iii) all reports and information relating to the Employee Plan/Agreement required to be filed with any Governmental Entity or provided to participants or their beneficiaries have been timely filed or disclosed and, when filed or disclosed, were true, correct and complete; (iv) each Employee Plan/Agreement that is intended to qualify under Section 401 of the Code has received a favorable determination letter from the IRS that addresses all currently applicable qualification requirements with respect to such plan, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that has or is reasonably likely to adversely affect such qualification or exemption; (v) there is no Litigation pending (other than routine claims for benefits being reviewed pursuant to the Employee Plan/Agreement’s internal claim and approval process) or threatened with respect to the Employee Plan/Agreement or against the assets of the Employee Plan/Agreement; and (vi) the Employee Plan/Agreement is not a plan that is established and maintained outside the United States primarily for the benefit of individuals substantially all of whom are nonresident aliens.

(f)

Post-Retirement Benefits.  Except as expressly required under Sections 601 through 609 of ERISA, no Employee Plan/Agreement provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees, directors or independent contractors of Company or any ERISA Affiliate beyond their retirement or other termination of service, and Company and the ERISA Affiliates have no obligation to provide or contribute toward the cost of such coverage or benefits.

(g)

No Triggering of Obligations.  The consummation of the transactions contemplated hereby will not (i) entitle any current or former employee, director or independent contractor of Company and the ERISA Affiliates to severance pay, unemployment compensation, change-of-control or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting or increase the amount of compensation due to any current or former employee, director or independent contractor of Company and the ERISA Affiliates, or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

(h)

Future Commitments.  Company, and to Company’s knowledge, the PEO, has no announced plan or legally binding commitment to create any additional Employee Plans/Agreements or to amend or modify any existing Employee Plans/Agreements.

(i)

Nonqualified Deferred Compensation.  Each Employee Plan/Agreement that is or has ever been a “nonqualified deferred compensation plan,” within the meaning of Section 409A of the Code and the applicable Treasury Regulations and other official guidance: (i) at all times since December 31, 2004, has satisfied the requirements of Section 409A of the Code and such Treasury Regulations and other official guidance and has been operated in accordance with such requirements; or (ii) has not been “materially modified,” within the meaning of Section 409A of the Code and such Treasury Regulations and other guidance, at any time since October 3, 2004 with respect to deferred compensation earned and vested before December 31, 2004, under any such Employee Benefit Plan existing before October 3, 2004.  No participant in such an Employee Plan/Agreement will incur any Taxes on any benefit under such Employee Plan/Agreement before the date as of which such benefit is actually paid to such participant.  Each Employee Plan/Agreement that is subject to Section 409A of the Code has been established or amended in form to comply with the final Treasury Regulations issued under Section 409A of the Code.

4.18.

Employees; Compensation.  Schedule 4.18 contains a true, correct and complete list of (a) all (i) employees and (ii) independent contractors of Company and all other individuals who perform services primarily for the benefit of the Business (including any such individual who is on a leave of absence or on layoff status subject to recall), but excluding Reese, Pratt and Molly Reese (b) each such individual’s title (if any), hire or engagement date, location of employment or engagement, (c) a description of any such individual who is not actively at work due to illness, short-term disability, sick leave, authorized leave or absence, layoff for lack of work or service in the Armed Forces of the United States or for any other reason, and (d) each such individuals’ annual rate of compensation, including annualized base wages or fees, as the case may be, amount of Accrued Vacation as of August 31, 2014, bonuses, incentives, commissions and any other cash compensation forms as of August 31, 2014.  For purposes of subclause (d), in the case of salaried employees, such list identifies the current annual rate of compensation for each such employee, and in the case of hourly employees or independent contractors, such list identifies the current hourly or commission rate for each such individuals.  The current, former and retired employees of Company have been, and currently are, properly classified under the FLSA and under any other similar Law.  Schedule 4.18 also contains a true, correct and complete list by location in the United States of the number of former employees and independent contractors of Company who performed services primarily for the benefit of the Business and whose employment or engagement was terminated within the eighteen (18) month period preceding the date hereof together with a reason for each such termination.  Buyer’s assumption at Closing, and the Company’s non-payment in connection with Closing, of Liabilities associated with Company’s Accrued Vacation in the manner provided in this Agreement does not violate any applicable Laws.

4.19.

Trade Rights.

(a)

Owned Trade Rights.  Schedule 4.19(a) contains a true, correct and complete list of: (i) all Owned Trade Rights that are registered or for which applications are pending, (ii) all Owned Trade Rights that are not registered and for which no applications for registration are pending, and (iii) and all Business Trade Rights licensed to Company that are not included on another Schedule. The Owned Trade Rights shown on Schedule 4.19(a) under subparagraph (i) have been properly registered in all jurisdictions where required, which jurisdictions are set forth on Schedule 4.19(a).  All registrations and applications relating to the Owned Trade Rights described under subparagraph (i) set forth on Schedule 4.19(a) have been properly made and filed, and all annuity, maintenance, renewal and other fees relating to registrations or applications are current with no such fees falling due within one hundred twenty (120) calendar days of the Closing Date.

(b)

No Infringement.  To conduct the Business, as it is currently being conducted or proposed to be conducted, Company does not require any Trade Rights that it does not already own or license.  Company is not infringing, misappropriating or violating, and has not infringed, misappropriated or violated, any Trade Rights of another in the operations of the Business, and to Company’s knowledge, there is no basis upon which such a claim or challenge could be made.  Company has not received any complaint, claim or other notice alleging such a claim or challenge.  To Company’s knowledge, no Person is infringing or has infringed any of the Owned Trade Rights or any exclusively licensed Business Trade Rights.  Company is not aware of any pending patent applications belonging to others that would be infringed through the conduct of the Business if a patent that included such claims were granted on such pending applications.

(c)

Third Party Rights.  Except as set forth on Schedule 4.19(c) or another Schedule, Company has not granted any license or made any assignment of any of the Owned Trade Rights, and no Person other than Company has any right to use any of the Owned Trade Rights or exclusively licensed Business Trade Rights.  Except as set forth on Schedule 4.19(c) or another Schedule, in its conduct of the Business, Company does not pay any royalties or other consideration for the right to use any Trade Rights of others.  All Owned Trade Rights and exclusively licensed Business Trade Rights that are used by Company in the operations of the Business are valid and enforceable, and there are no equitable defenses to enforcement based on any act or omission of Company or the originator of such Trade Rights.  No methods, processes, procedures, apparatus or equipment, used or held for use in the Business, use or include any proprietary or confidential information or any trade secrets or Confidential Information misappropriated from another.  Company has no trade secrets, proprietary or confidential information relating to or affecting the Business that is owned or claimed by third parties and that is not rightfully in the possession of Company, and Company has complied in all material respects with all Contracts governing the disclosure and use of proprietary or confidential information relating to or affecting the Business.  Company and all its independent contractors and current, former or retired employees have safeguarded and maintained the confidentiality of: (i) all material Business Trade Rights to the extent necessary to maintain all proprietary rights therein; and (ii) any and all trade secrets or other confidential information owned by or licensed to Company and used in the Business (including by entering into non-disclosure agreements with members, officers, directors, employees, independent contractors and other Persons given access by Company to such confidential information), or related to the Company’s Tools.  All current and former independent contractors and current, former or retired employees who were involved in the creation of or who had access to Trade Rights executed assignments that assigned ownership of such Trade Rights to Company and confidentiality agreements that required such contractors and employees to not disclose the Trade Rights or use them other than for the sole benefit of Company.  The consummation of the transactions contemplated hereby will not alter or impair any of the Business Trade Rights, and, after the Closing Date, Buyer will have the right to continued use of the Business Trade Rights to continue the conduct of the Business, as it is currently conducted or proposed to be conducted, without the payment of any additional fees other than annual royalty or license fees that have been disclosed to Buyer in the Disclosure Schedule.  Any software used by Company in the Business is either (i) comprised entirely of Owned Trade Rights, or (ii) licensed by Company pursuant to a valid transferable license agreement under which Company is in full compliance (including, but not limited to, with respect to the permitted number of users).

(d)

Title.  Company exclusively and solely owns all rights, title and interest in the Owned Trade Rights, free and clear of any Liens, and no current or former officer, employee or independent contractor of Company has any right, title or interest of any nature whatsoever in or to the Owned Trade Rights.

(e)

Company’s Tools; Software.

(i)

Schedule 4.19(e)(i) includes a list of (i) each Person who has authored any portion of the Company’s Tools, (ii) the nature of each such Person’s relationship with the Company, and (iii) all Contracts executed by such Persons for the benefit of the Company with respect to the Company’s Tools authored by such Person(s).  Copies of all algorithms, tools and other software and all source and object programs and codes and related documentation incorporated in, used in and/or related to the Business, including, but not limited to, the foregoing related to the Company’s Tools, will be delivered to Buyer at Closing by providing Buyer with all computers, servers, hardware and other tangible personal property and any and all passwords, access codes and other information needed by Buyer in order to access such items and algorithms, tools, software, programs, codes and documentation.  Such algorithms, tools, software, programs, codes and documentation are fully useable and understandable by Persons ordinarily skilled in computer programming, are sufficient to permit the maintenance and further development of all software products related to the Business, including, but not limited to, the Company’s Tools.  For purposes of clarification and notwithstanding any disclosure set forth on Schedule 4.19(e)(i) regarding authorship or creation of the Company’s Tools, Company exclusively and solely owns all rights, title and interest in and to Company’s Tools and no current or former employee, officer, independent contractor or consultant of Company has any right, title or interest of any nature whatsoever in or to the Company’s Tools.

(ii)

Schedule 4.19(e)(ii) includes a list of all known bugs relating to the Company’s Tools.  Except as set forth on Schedule 4.19(e)(ii):

(1)

Company has not disclosed the source code for the Company’s Tools or other confidential or proprietary information constituting, embodied in or pertaining to the Company’s Tools to any Person other than employees or independent contractors of Company or other third parties who are bound by confidentiality agreements.

(2)

The source code for the Company’s Tools has not been placed in escrow and is not subject to other arrangements pursuant to which the source code has been or could be delivered or disclosed to any third party except for Buyer.

(3)

Company does not have any duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any of the Owned Trade Rights to any Person.

(4)

No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license, or disclosure of the source code for any of the Company’s Tools to any Person other than those who are bound by confidentiality agreements.

(iii)

The source code for the Company’s Tools, which will be delivered to Buyer at Closing by providing Buyer with all computers, servers, hardware and other tangible personal property and any and all passwords, access codes and other information needed by Buyer in order to access the source code, is true, correct and complete and matches exactly the source code of the versions of the Company’s Tools as offered for sale by Company in the market place as of the Closing Date.

(iv)

Except as set forth on Schedule 4.19(e)(iv), Company has not used any Publicly Available Software in the former or current development of any part of the Owned Trade Rights, nor licensed or distributed to any other Person any combination of Publicly Available Software and Owned Trade Rights, in a manner that may (A) require, or condition the use or distribution of Owned Trade Rights or portion thereof upon the disclosure, licensing or distribution of any source code for any portion of the Owned Trade Rights, or (B) otherwise impose any limitation, restriction or condition on the right or ability of Company to use or distribute the Owned Trade Rights in any manner, and the Owned Trade Rights are not subject to any such requirement, limitation, restriction, or condition.

(v)

The Owned Trade Rights perform free of disabling codes, “back door” codes, “drop dead” codes, “time bomb” codes, “Trojan horse” codes, “virus” codes, or “worm” codes (as such terms are commonly understood in the software industry) or any other code or executable designed or intended to have, or capable of performing, any of the following functions: disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code or executable is stored or installed, or damaging or destroying any data or file without the user’s consent.

(vi)

Except as set forth on Schedule 4.19(e)(iv), the Company’s Tools do not contain any programming code, documentation, or other materials or any development environments that embody Trade Rights of any Person other than Company, even if such Trade Rights are licensed to Company.  The Company’s Tools were (A) developed by employees of Company in the course of their employment, (B) developed by independent contractors that have assigned in writing to Company all such independent contractors’ respective rights to the Company’s Tools, or (C) otherwise acquired by Company from Persons pursuant to written agreements containing an express assignment of all rights of such Persons to Company.

(vii)

The Company’s Tools perform substantially in accordance with the functions described in any specifications or end user documentation or other information provided or made available to users of the Company’s Tools and Buyer, and consistent with representations and warranties made to users of the Company’s Tools and Buyer or on which such users and Buyer relied when licensing or otherwise acquiring the Company’s Tools.  Company has furnished all documentation relating to the use, maintenance, and operation of the Company’s Tools to Buyer, all of which is true, correct and complete.

(viii)

Company has the exclusive right to take action against any Person that is infringing upon any Business Trade Rights that cover the Company’s Tools.

(f)

Except as set forth on Schedule 4.19(f), Company has not (A) entered into any agreement to indemnify any other Person against any charge of infringement with regards to the Company’s Tools, or (B) granted any Person the right to bring any infringement action with respect to the Company’s Tools.

4.20.

Customers; Suppliers.

(a)

Major Customers.  Since the end of the last fiscal year, except as set forth on Schedule 4.20(a): (A) no Major Customer has cancelled or otherwise terminated its relationship with Company; (B) there has not been any materially adverse change in the business relationship, and there has been no material dispute between Company and any Major Customer; (C) no Major Customer has materially reduced its purchases from Company; and (D) to the knowledge of Company, no Major Customer is the subject of any bankruptcy or insolvency proceeding.  Company has no knowledge of any facts indicating, or any other reason to believe, that any Major Customer will not continue to be customers of the Business after the Closing at substantially the same level of purchases as heretofore.

(b)

Major Suppliers.  Schedule 4.20(b) contains: (i) a true, correct and complete list of the ten (10) largest suppliers to the Business for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of purchases) showing the total dollar amount of purchases from each such supplier during each such year and whether such supplier is an Affiliate or third party; and (ii) a true, correct and complete list of all suppliers that are Governmental Entities or partially or wholly-owned by a Governmental Entity.  Since the end of the last fiscal year: (A) no supplier described on Schedule 4.20(b) has cancelled or otherwise terminated its relationship with Company; (B) there has not been any materially adverse change in the business relationship, and there has been no material dispute between Company and any supplier described on Schedule 4.20(b); (C) no supplier described on Schedule 4.20(b) has materially reduced its sales to Company; and (D) to the knowledge of Company, no  supplier described on Schedule 4.20(b) is the subject of any bankruptcy or insolvency proceeding.  Company has no knowledge of any facts indicating, or any other reason to believe, that any of the suppliers described on Schedule 4.20(b) will not continue to be suppliers to the Business after the Closing and will not continue to supply the Business with substantially the same quantity and quality of goods and services at competitive prices.

4.21.

Product Warranty and Product Liability.  Schedule 4.21 contains a true, correct and complete copy of Company’s standard warranty or warranties for sales of Products/Services, and except as expressly set forth therein, there are no warranties, deviations from standard warranties or commitments or obligations with respect to the return, repair, replacement or re-performance of Products/Services under which Company, the Business or Buyer could have any current or future Liability.

4.22.

Certain Relationships to Company. All Contracts relating to or affecting the Business between Company and any Affiliate of Company or between the Business and other business units of Company are described on Schedule 4.22.  No Affiliate of Company has any direct or indirect interest in or other business relationship or arrangement with (i) any Person that does business with Company in connection with the operations of, or is competitive with, the Business, or (ii) any property, asset or right that is used by Company in the operations of the Business.  All obligations of any Affiliate of Company to Company, and all obligations of Company to any Affiliate of Company, are described on Schedule 4.22.

4.23.

Assets and Services Necessary to Business.  Except for the Excluded Assets, the Purchased Assets and the Real Property comprise all property, assets and rights, tangible and intangible (including Trade Rights), that Company used, held for use or acquired for use in the Business during the six (6) month period immediately preceding the Closing Date.  Schedule 4.23 contains a true, correct and complete list of all services provided to Company in respect of the Business by employees or independent contractors of Company or any of Company’s Affiliates (other than the Active Transferred Employees) or by a third party under a Contract with Company that does not constitute an Assumed Contract.

4.24.

Bank Accounts.  Schedule 4.24 sets forth a true, correct and complete list of the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Company maintains a safe deposit box, lockbox or checking, savings, custodial or other account primarily for the benefit of the Business (collectively, the “Bank Accounts”), the type and number of each such account and the signatories therefor, a description of any compensating balance arrangements, and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

4.25.

No Brokers or Finders.  Neither Company nor any of its shareholders, directors, officers, employees, independent contractors or agents have retained, employed or used any broker or finder in connection with the transactions provided for herein or the negotiation thereof, nor are any of them responsible for the payment of any broker’s or finder’s fees.

4.26.

Investment Purpose.  Company is acquiring the Subject Shares for investment only and for Company’s own account, and not with a view to resale or other disposition thereof.  Members and Company acknowledge that the Subject Shares are not registered under the Securities Act of 1933, as amended, or any state securities Laws in reliance upon one or more exemptions from the registration requirements made available under such Laws and as such are “restricted securities” under applicable federal securities laws, and Buyer has no obligation or intention to register any of the Subject Shares.  Members and Company covenant and agree that they will not offer, sell, assign, pledge or otherwise transfer the Subject Shares unless and until the Subject Shares are registered pursuant to the securities Laws of all applicable jurisdictions, or unless the disposition thereof is otherwise exempt from registration thereunder; in the event the Subject Shares are proposed to be transferred pursuant to an exemption from registration, such proposal must be accompanied by an opinion of counsel reasonably satisfactory to Buyer to the effect that such transfer complies with applicable securities Laws.

4.27.

Company Information.  Members and Company have had access to such information concerning Buyer and the Subject Shares as they deem necessary to enable them to make an informed decision concerning an investment in the Subject Shares.  Members and Company have been directed by Buyer to review Buyer’s annual report on Form 10-K for the fiscal year ended July 31, 2013, quarterly reports on Form 10-Q for the fiscal quarters ended October 31, 2013, January 31, 2014 and April 30, 2014, and any current reports on Form 8-K filed with or furnished to the SEC by Buyer since the date of Buyer’s most recent quarterly report on Form 10-Q, including any information incorporated therein by reference, all of which have been filed with the SEC and can be found on the website for the SEC (www.sec.gov), and have been informed that Buyer will provide written copies of such reports to Company upon request.  Members and Company have such knowledge, skill and experience in business, financial and investment matters that they are capable of evaluating the merits and risks of, and are able to bear any loss potentially associated with, an investment in the Subject Shares.

4.28.

No Other Representations and Warranties.  Except for the representations and warranties contained in this Article 4 (including the related portions of the Disclosure Schedules), neither Company nor any Member nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Purchased Assets.

5.

REPRESENTATIONS AND WARRANTIES OF BUYER.

Subject to any information contained in the Buyer’s SEC Reports filed within the twelve (12) month period prior to the Closing Date (which information shall be an exception to the representation and warranties set forth in Sections 5.5, 5.7, 5.8 and 5.9, below), Buyer makes the following representations and warranties to Company and Members, each of which is true and correct on the date hereof and shall survive the consummation of the transactions contemplated hereby for the periods set forth in Section 7.5.

5.1.

Corporate Matters.

(a)

Organization.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

(b)

Corporate Power.  Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and to carry out the transactions contemplated hereby and thereby.

5.2.

Authority.  The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Buyer.  No other or further corporate act or proceeding on the part of Buyer or its members is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Buyer pursuant hereto or the consummation of the transactions contemplated hereby and thereby.  This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Buyer pursuant hereto will constitute, valid and binding agreements of Buyer, as the case may be, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general equitable principles.

5.3.

No Brokers or Finders.  Neither Buyer nor any of its members, directors, officers, employees or agents have retained, employed or used any broker or finder in connection with the transactions provided for herein or in connection with the negotiation thereof, nor are any of them responsible for the payment of any broker’s or finder’s fees.

5.4.

Capitalization.

(a)

The authorized capital stock of Buyer consists of 25,000,000 shares of Buyer Stock and 1,000,000 shares of cumulative preferred stock, par value $.001 per share (the “Cumulative Preferred”), 100,000 shares of which have been designated as junior preferred stock (the “Junior Preferred”).  As of the date hereof, (i) 13,524,816 shares of Buyer Stock are issued and outstanding, (ii) 0 shares of Buyer Stock are held in the treasury, (iii) 1,092,342 shares of Buyer Stock are subject to outstanding equity awards under Buyer’s equity incentive plans, (iv) 214,000 shares of Buyer Stock are subject to outstanding warrants, and (v) 0 shares of Cumulative Preferred are issued and outstanding.  Except as described in this Section 5.4(a), there are no options, warrants or other rights to acquire capital stock from Buyer, and no preemptive or similar rights, calls, agreements, commitments, arrangements, subscription or other rights, convertible or exchangeable securities, agreements or arrangements of any character, relating to the capital stock of Buyer, obligating Buyer to issue, deliver, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Buyer or obligating Buyer to grant, extend or enter into any such option, warrant, subscription or other right, convertible or exchangeable security, agreement, arrangement or commitment.

(b)

All of the Subject Shares to be issued in connection with this Agreement shall be, when issued in accordance with the provisions of this Agreement, duly authorized, validly issued and nonassessable.

5.5.

Financial Matters; SEC Reports.  Since July 31, 2013, Buyer has timely filed all reports, proxy or information statements and all other documents, together with any amendments required to be made thereto, required to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “Buyer’s SEC Reports”).  The financial statements of Buyer contained in the Buyer’s SEC Reports (collectively, the “Buyer’s Financial Statements”): (A) are true, correct and complete in all material respects; (B) are prepared from and consistent with such financial statements as have been prepared and used by Buyer in the ordinary course of managing the Buyer’s business and measuring and reporting its operating results; (C) have been prepared in accordance with GAAP; and (D) fairly present the assets, liabilities, financial position, results of operations and cash flows of Buyer as of the dates and for the periods indicated.

5.6.

Absence of Undisclosed Liabilities.  Except as and to the extent specifically set forth on the face of Buyer’s balance sheet dated April 30, 2014, which has been filed by Buyer with the SEC at www.sec.gov (“Buyer’s Recent Balance Sheet”), Buyer does not have any Liabilities required to be reflected on a balance sheet pursuant to both GAAP (as applied historically by Buyer) and the Securities Act, other than commercial Liabilities incurred since the date of Buyer’s Recent Balance Sheet in the ordinary course of the Business consistent with past practice, none of which has had or is reasonably likely to have a Material Adverse Effect.

5.7.

Absence of Certain Changes.  Since the date of Buyer’s Recent Balance Sheet, there has not been:

(a)

No Adverse Change.  Any material adverse change in the conduct, financial condition, business, prospects or operations of Buyer, or its business, or the assets that are used, held for use or acquired or developed for use primarily in the Buyer’s business or the Liabilities relating to the Buyer’s business.

(b)

No Damage.  Any material loss, damage or destruction, whether covered by insurance or not, relating to or affecting the Buyer’s business.

(c)

No Labor Disputes.  Any labor dispute or disturbance relating to or affecting the Buyer’s business, other than routine individual grievances that are not material to the conduct, financial condition, Liabilities, business, prospects or operations of the Buyer’s business or the assets that are used, held for use or acquired or developed for use primarily in the Buyer’s business, or, to the Buyer’s knowledge, any organizational effort by or respecting a labor union, demand for recognition by a labor union or showing of interest by Company employees respecting a labor union.

(d)

No Unusual Events.  Any other event or condition not in the ordinary course of Buyer’s operation of its business other than any event or condition which would not cause a Material Adverse Effect.

(e)

No Agreement or Commitment.  Any agreement or commitment, whether orally or in writing to do any of the foregoing.

5.8.

No Litigation.  There is no Litigation pending or, to Buyer's knowledge, contemplated by or threatened against Buyer or its shareholders, directors or officers (in such capacity), which if adversely determined would have a Material Adverse Effect.  To Buyer's knowledge, no event has occurred or action has been taken that is reasonably likely to result in such Litigation.  The Buyer is not subject to any Order, except any Order which would not have a Material Adverse Effect.  Since January 1, 2010, Buyer has not been involved in any Litigation involving payment of any earn-out or any promissory note in respect of any acquisition by Buyer prior to the date hereof.

5.9.

No Default.  To the Buyer’s knowledge, Buyer is not in default under any material Contract which could have a Material Adverse Effect on Buyer, nor has any event or omission occurred that, through the passage of time or the giving of notice, or both, could constitute a default under any material Contract that could have a Material Adverse Effect on Buyer or result in the creation of any Lien on any material asset of Buyer.

5.10.

Solvency.  Immediately after giving effect to the transactions contemplated hereby, Buyer shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Buyer or Company. In connection with the transactions contemplated hereby, Buyer has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

5.11.

No Other Representations and Warranties.  Except for the representations and warranties contained in this Article 5, neither Buyer nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, including any representation or warranty as to the accuracy or completeness of any information regarding Buyer, the Subject Shares or the Buyer Notes.

6.

COVENANTS.

6.1.

Post-Closing Access to Information; Cooperation.

(a)

Access to Information.  After the Closing, each Party shall afford any other Party, its respective counsel, accountants and other representatives, during normal business hours, reasonable access to the books, records and other data in such Party’s possession relating directly or indirectly to the properties, Liabilities or operations of the Business with respect to periods prior to the Closing, and the right to make copies and extracts therefrom at its expense, to the extent such access is reasonably required by the requesting Party for any proper business purpose.  Without limitation, after the Closing, each Party shall make available to any other Party, as reasonably requested, and to any Taxing authority that is legally permitted to receive the following pursuant to its subpoena power or its equivalent, all books, records and other data relating to Tax Liabilities or potential Tax Liabilities relating to the Business for all periods prior to or including the Closing Date and shall preserve all such books, records and other data until the expiration of any applicable statute of limitations for assessment or refund of Taxes or extensions thereof.  Subject to the previous sentence, each Party agrees, for a period of six (6) years after the Closing Date, not to destroy or otherwise dispose of any of the books, records or other data described in this Section 6.1(a) without first offering in writing to surrender such books, records and other data to the other Parties, which other Parties shall have ten (10) calendar days after such offer to agree in writing to take possession thereof.

(b)

Cooperation.  Each Party shall cooperate fully, as and to the extent reasonably requested by any other Party, in connection with (i) the filing of Tax Returns relating to the Business, and (ii) any Litigation (including insurance claims) brought by or against any third party in connection with (A) any transaction contemplated by this Agreement, or (B) any fact or condition relating to the Business, Purchased Assets or Assumed Liabilities.  Such cooperation shall include making available to the requesting Party, at such times and under such circumstances so as not to unreasonably disrupt business, the relevant information, documents, records and employees of the cooperating Party, allowing the relevant personnel of the cooperating Party to assist the requesting Party in participating in any such matter (including providing testimony in Litigation), executing and delivering documents or instruments and taking all such action as the requesting Party reasonably requests in connection with such matter; provided, however, that the requesting Party shall promptly reimburse the cooperating Party for all out-of-pocket costs, for a pro-rata portion of the salary (including fringe benefits with such pro-rata portion determined based upon the time spent in connection with cooperation) and for travel and subsistence expenses directly relating to such cooperation of any of the cooperating Party’s employees who assist the requesting Party (unless the contesting or defending party is entitled to indemnification therefor under Article 7) pursuant to this Section 6.1(b) and Section 6.1(c).  Company and Members further agree, as and to the extent reasonably requested by Buyer, to use their respective best efforts to obtain any certificate or other document from any Governmental Entity or other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

(c)

Audit of Company’s Financial Statements.  Without limiting any of the provisions of this Section 6.1, to the extent that Buyer is required to do so in order to comply with Laws and/or Orders (including, without limitation, the rules and regulations promulgated by the SEC), Company and Members shall cooperate fully, as and to the extent reasonably requested by Buyer, in connection with Buyer’s completion of an audit of Company’s Financial Statements (and other historical financial results of Company prior to the Closing) post-Closing (the “Audit”).  To the extent that Buyer performs the Audit pursuant to this Section 6.1(c), the Parties acknowledge that Buyer will select a firm of independent public accountants, in its sole discretion, to perform the Audit and Buyer will be responsible for paying any and all fees to such firm in connection with the Audit.

(d)

Consultation with Advisors.  Company and each Member consent to Buyer’s consultation with legal, accounting and other professional advisors to Company and such Member relating to the advice rendered to Company or such Member prior to the Closing regarding the Business, Purchased Assets or Assumed Liabilities, excluding, however, the negotiation and drafting of this Agreement and the transactions contemplated hereby and any of the other Excluded Attorney Client Privileges.

(e)

Adversarial Proceedings Involving Parties.  Notwithstanding the provisions of this Section 6.1, although the existence of a Dispute or other adversarial proceeding between or among any of the Parties shall not abrogate or suspend the provisions of this Section 6.1, as to such records or other information directly pertinent to such Dispute or other adversarial proceeding, the Parties may not utilize this Section 6.1 but rather, absent agreement, must utilize the rules of discovery.

(f)

Buyer SEC Reports. Buyer covenants and agrees with each Member that it shall timely file with the SEC all periodic reports required to be filed so as to make available to Members all current public information required to enable the public sale of the Subject Shares pursuant to Rule 144.

6.2.

Employee Matters.

(a)

Employment.  Company shall terminate or cause the PEO to terminate, on the Closing Date, the employment or engagement, as the case may be, of all employees and independent contractors of Company identified on Schedule 4.18 who are in active employment/engagement status as of the Effective Time (collectively, the “Active Transferred Employees”), as the case may be, and simultaneously therewith Buyer will offer employment to all such Active Transferred Employees, except any Employees specifically listed by Buyer on Schedule 6.2(a), which offer shall include Buyer’s standard benefits package made available to Buyer’s workforce generally, and Buyer shall give all such hired Active Transferred Employees credit for service with Company for all purposes of all benefit plans of Buyer. In addition, Buyer may extend an employment offer to any employees and/or independent contractors of Company identified on Schedule 4.18 who are not Active Transferred Employees in accordance with the foregoing provisions of this Section 6.2(a) (collectively, the “Non-Active Transferred Employees”) but who have a right to return to employment or engagement under the applicable policies of Company or pursuant to any applicable Law or Order at the time such employees or independent contractors are eligible to return to work or additional employment or engagement in the applicable job classification is deemed warranted by Buyer.  If any Non-Active Transferred Employee is employed by Buyer pursuant to the preceding sentence, then such Non-Active Transferred Employee shall become an Active Transferred Employee for purposes of this Agreement as of the date of such employment.

(b)

[Intentionally Omitted.]

(c)

Retained Responsibilities.  Subject to Section 6.2(d), Company shall satisfy, or cause the PEO or Company’s or the PEO’s insurance carriers to satisfy, all claims for benefits, whether insured or otherwise (including workers’ compensation, life insurance, medical and disability programs), under any Employee Plan/Agreement brought by, or in respect of, those employees and independent contractors of Company identified on Schedule 4.18 and all other current and former employees and independent contractors of Company, which claims arise out of events occurring on or prior to Closing, or which cannot be resolved at or prior to Closing, in accordance with the terms and conditions of such programs or applicable Laws or Orders without interruption.

(d)

COBRA.  A group health plan sponsored by Company or the PEO (or an Affiliate of Company or the PEO) shall offer COBRA continuation coverage to each applicable “M&A qualified beneficiary” (as defined in Treasury Regulation Section

54.5980B-9, Q&A 4), and shall provide COBRA continuation coverage for the maximum required period to each M&A qualified beneficiary who timely elects such coverage and pays the required premiums.  Company shall indemnify Buyer for any and all costs and expenses incurred by Buyer if Company or the PEO does not offer COBRA continuation coverage to each applicable “M&A qualified beneficiary” for the maximum required period to each M&A qualified beneficiary who timely elects such coverage and pays the required premiums, and Buyer is required to provide COBRA continuation coverage to such persons.

(e)

Payroll Tax.  The Parties agree that, with respect to Active Transferred Employees who accept employment with Buyer as of the Closing Date, they respectively meet the definition of “predecessor” and “successor” as defined in Revenue Procedure 2004 53.  For purposes of reporting employee remuneration to the IRS on Forms W-2 and W-3 for the calendar year in which the Closing Date occurs, Company and Buyer shall utilize the “Alternative Procedure” described in Section 5 of Revenue Procedure 2004-53.  The Parties agree that, for purposes of reporting employee remuneration for Federal Insurance Contributions Act purposes for the calendar year within which the Closing Date occurs, Company meets the definition of “predecessor” and Buyer meets the definition of “successor” as defined in the IRS Regulation Section 31.3121(a)(1)1(b).  Company shall supply, or cause the PEO to supply, Buyer, with respect to all Active Transferred Employees, all cumulative payroll information as of the Closing Date.  Notwithstanding the foregoing, Buyer shall not assume any Liability with respect to such cumulative payroll information, and all such Liabilities shall be the sole responsibility of Company, the PEO and Members.  Company, the PEO and Members shall pay all such Liabilities as and when due.  Each Party shall cooperate in good faith to adopt similar procedures under applicable state, municipal, county, local, foreign or other Laws.

(f)

Termination Benefits.  Buyer shall be solely responsible for, and shall pay or cause to be paid, severance payments and other employment or engagement termination benefits, if any, to Active Transferred Employees who become employees or independent contractors of Buyer and become entitled to such payments or benefits by reason of any events occurring after the Closing Date.  If any action on the part of Company or any Member on or prior to the Closing Date, or if the sale to Buyer of the Purchased Assets pursuant to this Agreement or the transactions contemplated hereby, or if the failure by Buyer to hire as an employee or retain as an independent contractor of Buyer any employee or independent contractor of Company, shall directly or indirectly result in any Liability (other than an Assumed Liability) (i) for severance payments or other employment or engagement termination benefits, or (ii) by virtue of the WARN Act, any “plant closing” or other Law, such Liability shall be deemed an Excluded Liability and shall be the sole responsibility of, and shall be paid by, Company and Members.

(g)

Consent to Employment.  Notwithstanding anything to the contrary in this Agreement, Company releases, waives and discharges, and agrees, and will cause the PEO to release, waive, discharge and agree, not to sue or otherwise pursue, any and all Claims, known or unknown, that Company and the PEO may have against Buyer (or any of Buyer’s Affiliates) and/or any Active Transferred Employee arising out of or relating to any such Active Transferred Employee’s employment with Buyer, including all Claims arising under any Contract containing any non-competition, confidentiality or similar provisions, except to the extent such Claims relate primarily to any Excluded Asset and not to the Business.

(h)

TCS Employment/Independent Contractor Agreements.  To the extent that Buyer is unable to enforce any right to assert claims or to take other actions in respect of breaches, defaults and other violations of the terms and conditions of the TCS Employee/Independent Contractor Agreements (including, without limitation, the restrictive covenants and confidentiality provisions set forth therein) without the assistance of Company and/or Members, then Company and/or Members, as the case may be, shall use good faith, reasonable best efforts to assist Buyer in enforcing such rights as set forth in the TCS Employee/Independent Contractor Agreements for the benefit of Buyer; provided, however, that Buyer shall be responsible for reimbursing Company and/or Members, as the case may be, for any and all reasonable expenses incurred by Company and/or Members, as the case may be (including, without limitation, reasonable attorneys’ fees), incurred by Company and/or Members, as the case may be, and approved in writing by Buyer in connection with enforcing such rights for the benefit of Buyer.  To the extent that Buyer identifies any additional memorandums of understanding, offer letters, independent contractor agreements or other similar agreements after the Closing Date, Company and Members agree that Company, Members and Buyer shall, upon Buyer’s written request, modify Schedule 2.1(k) in order to include any such additional memorandums of understanding, offer letters, independent contractor agreements or other similar agreements on Schedule 2.1(k) so that such additional memorandums of understanding, offer letters, independent contractor agreements or other similar agreements shall constitute TCS Employee/Independent Contractor Agreements for purposes of assigning to Buyer the rights set forth in Section 2.1(k), above.

(i)

Assignment of the Health Insurance Policies.  Company and Members shall, upon request of Buyer, cooperate, or cause the PEO to cooperate, with Buyer in any efforts by Buyer to assume the Health Insurance Policies, and in connection therewith, Company and Members shall execute, as applicable, and shall cause the PEO to execute, such documents as Buyer reasonably requests to effectuate Buyer’s assumption of the Health Insurance Policies.  Company shall cause the PEO not to dissolve, liquidate, merge or enter into any transaction that otherwise terminates its existence prior to January 1, 2015.  Notwithstanding any provision contained in this Agreement to the contrary, the Parties acknowledge and agree that Buyer may obtain health insurance coverage for the Active Transferred Employees through United HealthCare or other insurance provider if Buyer is unable to assume the Health Insurance Policies as set forth herein without the incurrence of additional costs and expenses.

6.3.

Use of Company’s Name and Business Trade Rights; Company’s Name Change.  After the Closing, neither Company, nor any Member nor any Affiliate of Company shall, without the prior written consent of Buyer, make any use of any name, mark, trade name, trademark, service mark or domain name incorporating “Tire Company Solutions”, “TCS Technologies”, “TCS” or any letters, words or phrases confusingly similar to any of the foregoing, except to the extent necessary for Company to pay its Liabilities, to prepare its Tax Returns and similar reports and to otherwise wind up and conclude its business.  On or promptly after the Closing Date, Company shall file or cause to be filed the Amendment and shall provide written evidence of such filing to Buyer.

6.4.

Unemployment Compensation.  Company shall, upon the request of Buyer, cooperate, or cause the PEO to cooperate, with Buyer in any efforts by Buyer to obtain the transfer of Company’s (or the PEO’s) portion of the unemployment compensation funds applicable to Active Transferred Employees in each jurisdiction in which Company contributes to such funds, to the extent Buyer elects to transfer and assume such amounts.  In connection therewith, Company shall execute such documents as Buyer reasonably requests to effectuate such transfer.

6.5.

Payment of Liabilities.  Company shall pay or otherwise satisfy in the ordinary course of business all of its Liabilities and obligations.  Buyer, Company and Members hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law) in connection with the transactions contemplated by this Agreement.

6.6.

Further Agreements.  Company and Members authorize and empower Buyer on and after the Closing Date to receive and open all mail received by Buyer relating to the Business, Purchased Assets or Assumed Liabilities and to deal with the contents of such communications in any proper manner; provided, however, this shall not apply to any item addressed to a particular individual and marked as “Personal” or “Confidential.”  Company and Members shall promptly deliver to Buyer any mail or other communication (including any checks or other funds on account of or in respect of the Business, Purchased Assets or Assumed Liabilities properly endorsed for deposit by Buyer) received by any of them on or after the Closing Date relating to the Business, Purchased Assets or Assumed Liabilities.  Buyer shall promptly deliver to any Member any mail or other communication (including any checks or other funds on account of or in respect of Excluded Assets or Excluded Liabilities properly endorsed for deposit by Company) received by it on or after the Closing Date relating primarily to Excluded Assets or Excluded Liabilities.  Each Party shall undertake commercially reasonable efforts to ensure that third parties deliver mail and other communications to the proper Party or Parties after the Closing.

6.7.

Noncompetition.  Subject to the Closing, and as an inducement to Buyer to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and to preserve the goodwill associated with the Business, Company and each Member agrees that, for a period of five (5) years after the Closing Date, neither Company nor such Member will, directly or indirectly:

(a)

Engage in, continue in or carry on any business that competes in any aspect of the Business, including owning or controlling any financial interest in any Competitor;

(b)

Consult with, advise or assist in any way, whether or not for consideration, any Competitor in any aspect of the Business, including advertising or otherwise endorsing the products or services of any such Competitor, soliciting customers or otherwise serving as an intermediary for any such Competitor or loaning money or rendering any other form of financial assistance to any such Competitor;

(c)

Solicit, induce or otherwise offer employment or engagement as an independent contractor to, or engage in discussions regarding employment or engagement as an independent contractor with, any Person who is or was an employee, independent contractor, commissioned salesperson or consultant of, or who performed similar services for, the Business, or assist any third party with respect to any of the foregoing, unless such Person has been (either directly or through the PEO) separated from his or her employment or other relationship with Buyer (or the PEO) and each of its Affiliates for a period of six (6) consecutive months; provided, however, this clause shall not apply to the following individuals who will initially be employed or engaged by Buyer after the Closing but will perform services for Simple Tire and who Simple Tire may decide to employ or engage directly (collectively, the “Simple Tire Group”): Sean Archibeque (employee), Sean McPherson (employee), Jared Kesler (employee), Tyler Persson (employee), Alex Shanks (employee), Jeremy Renshaw (independent contractor), Abhishek Shah (independent contractor), and Andrea Puckett (independent contractor);

(d)

Engage in any practice the purpose of which is to evade the provisions of this covenant not to compete;

provided, however, the restrictions set forth in Section 6.7(a), (b), or (d) shall not apply to the following businesses and activities to the extent they are conducted after the Closing in substantially the same manner which they are conducted as of the Closing in the ordinary course of business through Affiliates of Company and the Members: (A) the Simple Tire Business; provided, however, for avoidance of doubt, the Simple Tire Business may not design, build or maintain websites for third parties and (B) the Size It Up Business; provided, however, for avoidance of doubt, the Size It Up Business may not design, build or maintain websites for third parties; provided, further, that the foregoing shall not prohibit the ownership of not more than five percent (5%) of the securities of any Person that is listed on a national securities exchange or traded in the national over-the-counter market.  The geographic scope of this covenant not to compete shall extend throughout the United States and to any foreign countries that Buyer markets the Business during the five (5) years following the Closing Date.  Buyer may sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any Person that purchases all or any portion of the Business, Purchased Assets or Assumed Liabilities.  Recognizing the specialized nature of the Business, Company and Members acknowledge and agree that the duration, geographic scope and activity restrictions of this covenant not to compete are reasonable.  Notwithstanding the foregoing, in the event that Buyer: (i) does not make a regularly scheduled payment within fifteen (15) days after such payment is due under the Buyer Notes or (ii) fails to make any payment of an Earn-Out Amount within fifteen (15) days after such payment is due under Section 3.5(g), the duration of the covenants set forth in this Section 6.7 shall be modified from five (5) years after the Closing Date to three (3) years after the Closing Date, but only if Buyer does not cure such default or failure within ninety (90) days following Buyer’s receipt of written notice from Company describing and declaring such default or failure.  For purposes of clarification, the exercise by Buyer of its set-off rights provided in Section 7.7 shall not affect Company’s or Members’ obligations set forth in this Section 6.7.

6.8.

Confidential Information.

(a)

Nondisclosure.  Company and each Member shall maintain all Confidential Information in strict confidence and secrecy, and shall not, at any time subsequent to the Closing, directly or indirectly, (i) use any Confidential Information for any purpose, (ii) disclose any Confidential Information to any Person other than Buyer, (iii) keep or make copies of any documents, records or property of any nature whatsoever containing any Confidential Information, or (iv) assist any other Person in engaging in any of the foregoing, except to the extent necessary to comply with the express terms of any written agreement between Company or such Member and Buyer (including, without limitation, the Reese Employment Agreement or the Pratt Employment Agreement, as applicable).  Company and each Member may disclose Confidential Information to Company’s and each Member’s attorneys, accountants and other professional advisors (each, an “Advisor” and collectively, the “Advisors”); provided, however, that: (1) prior to disclosing any Confidential Information to an Advisor, Company and/or each Member, as applicable, shall require that each Advisor agree to maintain the confidentiality of the Confidential Information under terms and conditions no less restrictive than those set forth herein; and (2) Company and each Member, as applicable, shall be fully liable to Buyer for any breach of the terms of the confidentiality obligations set forth herein by any Advisor, Company and each Member, as applicable.  Nothing in this Agreement reduces any obligation of Company or any Member to comply with applicable Laws or Orders relating to trade secrets, confidential information and unfair competition.

(b)

Legal Obligation to Disclose.  If Company or any Member is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigation demand or similar process) to disclose any Confidential Information at any time after the Closing, then such disclosing Party shall provide Buyer with prompt written notice of such request or requirement to enable Buyer (i) to seek an appropriate protective order or other remedy, (ii) to consult with the disclosing Party with respect to steps by the disclosing Party to resist or narrow the scope of such request or legal process, and/or (iii) to waive compliance, in whole or in part, with the terms of this Section 6.8.  If, in the absence of a protective order or the receipt of a waiver under this Section 6.8, the disclosing Party is nonetheless, in the reasonable written opinion of its, his or her counsel, compelled to disclose Confidential Information to any tribunal or else stand liable for contempt, then the disclosing Party may disclose such Confidential Information to the tribunal, provided that the disclosing Party shall use its or his best efforts to obtain an Order, or such other reasonable assurance as Buyer may designate, that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed.  The disclosing Party shall not be liable under this Section 6.8 for the disclosure to such tribunal to the extent such disclosure is compelled (it being understood, however, that if such disclosure was caused or resulted from a previous disclosure by the disclosing Party not permitted under this Section 6.8, then the other terms and provisions of this Section 6.8 shall continue in full force and effect and shall be enforceable by Buyer as to such disclosure or disclosures not permitted under this Section 6.8 that resulted in the compelled disclosure).

(c)

Discovery of Confidential Information.  If, at any time after the Closing, Company or any Member discovers that it or he is in possession of any records containing any Confidential Information, then the discovering Party shall immediately deliver such records to Buyer.  Neither Company nor any Member shall assert a waiver or loss of confidential or privileged status of the information based upon such possession or discovery.

6.9.

Dissolution.  Company shall not dissolve, liquidate, merge or enter into any transaction that otherwise terminates its existence until after the two (2) year anniversary of the Closing Date.

6.10.

Cash Management.

(a)

Use of Company Accounts.  The Parties acknowledge and agree that although the operating account set forth on Exhibit 6.10(a) (the “Operating Account”) cannot be transferred to Buyer at the Closing, the Operating Account shall constitute a Purchased Asset pursuant to the terms of this Agreement, and Company’s beneficial interest in, to and under the Operating Account shall in any event pass at the Closing to Buyer under the terms of this Agreement, and Company and the Members, in order to provide to the Buyer the Company’s beneficial interest in, to and under the Operating Account, shall: (i) execute any and all documents required, necessary or appropriate in order to transfer signatory authority of the Operating Account to Buyer and to provide Buyer with complete access of, and control over, the Operating Account, including, without limitation, any and all passwords, user names, access codes and other information needed by Buyer in order to access and control the Operating Account; and (ii) promptly deliver to Buyer (or an account designated by Buyer) any and all deposits, receipts and other payments related to, or arising out of, the Purchased Assets, including, without limitation, payments made by customers to Company in the form of credit card, automated clearing house (ACH), checks and drafts.  Company shall leave sufficient cash in the Operating Account to cover all outstanding, un-cleared checks or drafts from such Operating Account as of the Closing Date, but may withdraw any excess funds from the Operating Account immediately prior to Closing.  Company shall indemnify Buyer from any loss or shortfall caused by its failure to maintain sufficient funds in the Operating Account to cover outstanding, un-cleared checks or drafts from such Operating Account in accordance with the immediately preceding sentence.  In the event any excess funds are left in the Operating Account after all outstanding, un-cleared checks or drafts have been satisfied from the Operating Account, Buyer shall promptly return the excess to Company to the extent the excess was not recorded as a Purchased Asset on the Final Closing Balance Sheet.

(b)

Notice to Customers; Transfer of Receipts.  On the Closing Date or within three (3) business days thereafter, Company and Buyer shall jointly send written notices to the customers of the Business (including, without limitation, any customers of the Business that, as of the Closing Date, remit payment to any account or accounts owned or controlled, directly or indirectly, by ThirstyPixel, LLC (the “ThirstyPixel Payments”)), to the effect that, immediately following the Closing, all payments in connection with the Business, including, without limitation, the ThirstyPixel Payments, shall be made to an account designated by Buyer.  On the first (1st) business day of each week after the Closing Date, Company and Members (i) shall deliver to Buyer a written notice summarizing in reasonable detail all receipts in respect of Purchased Assets, including, without limitation, the ThirstyPixel Payments, received by Company during the previous week, and (ii) shall forward to Buyer, by wire transfer of immediately available funds to a lockbox designated by Buyer, all such receipts.

6.11.

Tax Matters.

(a)

Tax Returns; Pre-Closing Taxes.  Company and Members shall prepare and file (or cause to be filed) with the appropriate Tax authorities, all Tax Returns, and shall timely pay (or cause to be paid) all Taxes related to the Business and the Purchased Assets attributable to any pre-Closing Tax period.  Members, jointly and severally, and Company, jointly and severally with Members, shall be liable for, and shall indemnify, defend and hold Buyer harmless of, from and against, any and all Taxes imposed with respect to the pre-Closing Tax period operations of the Business and usage of the Purchased Assets without limitation of any nature whatsoever.  Company and Members will be responsible for any amounts that may come due for unpaid sales Taxes that relate to any period prior to the Closing Date.

(b)

Cooperation; Sales Tax Clearance.  Company shall cooperate fully with Buyer to the extent necessary for Buyer to obtain information regarding unpaid sales Taxes, if any, of the Business.  Within thirty (30) calendar days after the Closing, Company shall request and shall cause to be sent to, or on receipt, delivered to, Buyer a sales tax clearance or similar certificate from the appropriate Governmental Entity in each jurisdiction in which Company is obligated to pay, or at any time within the previous five (5) years has paid, sales Taxes and take such other actions as are necessary to ensure exemption from sales Tax.  All transfer, documentary, sales, use, stamp, registration and similar Taxes and fees (including penalties and interest) attributable to the transactions contemplated by this Agreement shall be borne by Company, and Company shall file all Tax Returns with respect to such Taxes.

6.12.

Covenants Related to Earn-Out.  Buyer hereby covenants and agrees that during the Earn-Out Period (and with respect to subparagraphs (c) and (d), thereafter, until the Earn-Out Amount is paid in accordance with Section 3.5, above):

(a)

Buyer shall not during the Earn-Out Period take any actions in bad faith that would have the purpose of avoiding or reducing the Contingent Earn-Out Purchase Price; provided, that the parties acknowledge and agree that nothing in this Agreement shall require Buyer to take any actions which the Board of Directors of Buyer does not reasonably believe are in the best interests of Buyer’s profitability, including, without limitation, any actions to pursue all or any portion of the business which would otherwise be included in determining Subject Net Revenues.

(b)

Buyer shall keep separate books and records for the Earn-Out Business in accordance with GAAP.

(c)

Buyer shall provide Reese and Pratt with monthly financial reports on the Earn-Out Business used to calculate the applicable Earn-Out Amounts within ten (10) business days after the end of each such month.  Such financial reports shall include, on separate line items, each item affecting Subject Net Revenues.

(d)

Buyer shall provide Reese and Pratt (or their accountants) from time to time with reasonable access during Buyer’s normal business hours to supporting data and books and records related to Subject Net Revenue used to calculate the applicable Earn-Out Amounts.

Reese and Pratt agree to keep confidential, and not disclose, in accordance with Section 6.8 any information provided to them or their Affiliates under this Section 6.12.

6.13.

Covenants Related to Buyer Notes.  Buyer hereby covenants and agrees that, so long as any amount remains outstanding under the Buyer Notes, Buyer shall comply with the following obligations:

(a)

Buyer will notify Reese and Pratt within ten (10) business days after Buyer receives written notice with respect to any agreement for indebtedness to which the Buyer Notes are subordinated that specifies that Buyer is in default under such agreement and the lender thereto is exercising its remedies thereunder; and

(b)

Buyer will not incur any additional debt to future sellers (i.e., seller financing) arising from any future acquisition unless such debt is pari passu with the payment obligations of Buyer pursuant to the Buyer Notes.

6.14.

Further Assurances.  From time to time after the date of this Agreement, upon request of any Party and without further consideration, each Party shall execute and deliver to the requesting Party such documents and take such action as may reasonably requested by the requesting Party to consummate more effectively the intent and purpose of the Parties under this Agreement and the transactions contemplated by this Agreement.

6.15.

Compliance by Company.  Each Member shall cause Company to perform and comply with all of Company’s agreements and obligations under this Agreement and the other documents or instruments executed and delivered by Company pursuant hereto.

7.

INDEMNIFICATION.

7.1.

By Company and Members.  Upon the terms and subject to the conditions set forth in this Article 7, Members, jointly and severally, and Company, jointly and severally with Members, shall indemnify, defend and hold harmless Buyer and its Affiliates, and their respective members directors, officers, employees, agents and other representatives (collectively, the “Buyer Indemnified Parties”), from and against all Claims asserted against, resulting to, imposed upon or incurred by any Buyer Indemnified Party, directly or indirectly, by reason of, arising out of or resulting from: (a) any inaccuracy or breach of any representation or warranty of Company or any Member contained in or made pursuant to this Agreement (in each case, without giving effect to any qualification as to materiality or Material Adverse Effect except for such qualifications included in Section 4.5 which shall be given effect); (b) any breach of any covenant of Company or any Member contained in or made pursuant to this Agreement; (c) any of the Excluded Assets or Excluded Liabilities; (d) any Liability for Taxes of or against the Members and/or Company for all Tax periods ending on or prior to the Closing Date and for that portion of all tax periods that include the Closing Date up to and including the Closing Date, in each case, other than the Assumed Liabilities; (e) any Environmental Liabilities; (f) any Successor Liabilities; (g) the Mullican Obligations; (h) the Loosli Obligations; (i) the dispute among AcuTread Alliance Group, Inc., Sumerel Tire Service, Inc., Central Tire Corp., Wonderland Tire Co. and Wayco Retread, Inc. (the “AcuTread Litigants”) and Company, and all claims and counterclaims among Company and the AcuTread Litigants related thereto; (j) Buyer’s assumption at Closing, and the Company’s non-payment in connection with Closing, of the Accrued Vacation in the manner provided in this Agreement (but excluding Buyer’s non-payment of the Accrued Vacation); (k) the Purchase Price allocated to the Personal Goodwill, the proceeds of which are split between Reese and Pratt as described in this Agreement; (l) delivery of the Subject Shares to the Members as set forth herein; (m) payment of any Earn-Out Amount to the Members as set forth herein; (n) delivery of the Buyer Notes to the Members as set forth herein; (o) payment of the Cash Purchase Price to the Members as set forth herein; and (p) any Liability related to or arising out of the Personal Goodwill Settlement Agreement.

7.2.

By Buyer.  Upon the terms and subject to the conditions set forth in this Article 7, Buyer shall indemnify, defend and hold harmless Company and its Affiliates, and their respective members (including Members) directors, officers, employees, agents and other representatives (collectively, the “Company Indemnified Parties”), from and against all Claims asserted against, resulting to, imposed upon or incurred by any Company Indemnified Party, directly or indirectly, by reason of or resulting from (a) any inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement (in each case, without giving effect to any qualification as to materiality or Material Adverse Effect for purposes of establishing whether a breach has occurred and also for purposes of determining the amount of the Claim subject to indemnification, except that such qualifications with respect to materiality standards under GAAP, the Securities Act and the Exchange Act shall be given effect); (b) any breach of any covenant of Buyer contained in this Agreement; (c) any of the Assumed Liabilities; or (d) any operation of the Purchased Assets by Buyer subsequent to the Closing Date, except to the extent the Claim arises out of or results from a matter for which the Buyer Indemnified Parties may seek indemnification under Section 7.1.

7.3.

Indemnification of Third Party Claims.  The following provisions shall apply to any Claim subject to indemnification that is Litigation filed or instituted by, or the making of any claim or demand by, any third party, including any Governmental Entity (a “Third Party Claim”):

(a)

Notice and Defense.  The Party or Parties seeking to be indemnified (collectively, the “Indemnified Party”) shall give the Party or Parties from whom indemnification is sought (collectively, the “Indemnifying Party”) prompt written notice (and in any event written notice delivered within sixty (60) calendar days after the receipt of service or other notice of the commencement of any suit, action or arbitration proceeding) of the Third Party Claim.  The Indemnifying Party may undertake and control the defense and/or settlement of the Third Party Claim, by representatives chosen by it, if the Indemnifying Party admits that it has an indemnification obligation hereunder with respect to the Third Party Claim, in which case such assumption shall constitute the Indemnifying Party’s undertaking to pay directly all costs, expenses, damages, judgments, awards, penalties and assessments incurred in connection therewith.  With the prior written consent of the Indemnified Party, the Indemnifying Party may undertake the defense of the Third Party Claim without admitting that it has an indemnification obligation hereunder.  Failure to give, or unreasonable delay in giving, notice of the Third Party Claim shall not affect the Indemnifying Party’s duties or obligations under this Article 7, except to the extent the Indemnifying Party is prejudiced thereby.  So long as the Indemnifying Party is defending the Third Party Claim actively and in good faith, the Indemnified Party shall not settle the Third Party Claim.  The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any the Third Party Claim, and shall in other respects give reasonable cooperation in such defense.

(b)

Failure to Defend.  If the Indemnifying Party, at any time after receiving notice of the Third Party Claim, fails to defend the Third Party Claim actively and in good faith, then the Indemnified Party shall (upon further notice) have the right to undertake the defense, compromise or settlement of the Third Party Claim or consent to the entry of a judgment with respect to the Third Party Claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party’s defense, compromise, settlement or consent to judgment.

(c)

Indemnified Party’s Rights.  Notwithstanding anything to the contrary in this Article 7, (i) if there is a reasonable probability that the Third Party Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, then the Indemnified Party shall have the right to defend, compromise or settle the Third Party Claim or consent to the entry of judgment with respect to the Third Party Claim, and (ii) the Indemnifying Party shall not, without the written prior consent of the Indemnified Party, settle or compromise the Third Party Claim, or consent to the entry of judgment with respect to the Third Party, that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all Liability in respect of the Third Party Claim.

7.4.

Payment.  The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article 7.  Upon judgment, determination, settlement or compromise of any Third Party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Claims of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment.  If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of any required security or bond to stay execution of the judgment pending appeal.  Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the Person that made the

Third Party Claim.  Notwithstanding the foregoing or anything to the contrary, payments by an Indemnifying Party pursuant to this Article shall be reduced by any insurance proceeds received, and any indemnity, contribution or other similar payment received by the Indemnified Party in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any damages or losses prior to seeking indemnification under this Agreement.

7.5.

Limitations on Indemnification.  Except for any fraud, as to which claims may be brought without limitation as to time or amount:

(a)

Time Limitation.  No claim or action shall be brought under this Article 7 for breach of a representation or warranty after the lapse of eighteen (18) months after the Closing Date.  Regardless of the foregoing, however, or any other provision of this Agreement:

(i)

(I) there shall be no time limitation on any claim or action brought for breach of any representation or warranty made by Company or Members pursuant to Section 4.1 (Organizational Matters), Section 4.2 (Members), Section 4.3 (Authority), Section 4.6 (Tax Matters), Section 4.12(a) (Marketable Title), Section 4.17 (Employee Benefit Plans), Section 4.25 (No Brokers or Finders) and Section 4.26 (Investment Purpose), and with respect to any claim or action brought for breach of any representation or warranty made by Company or Members pursuant to Section 4.19 (Trade Rights) (“Trade Rights Representations and Warranties”), the time limitation shall be three (3) years after the Closing Date (the foregoing representations and warranties in this Section 7.5(a)(i)(I), collectively, the “Company/Members Fundamental Representations”), and (II) with respect to any claim or action brought for breach of any representation or warranty made by Buyer pursuant to Section 5.1 (Corporate Matters), Section 5.2 (Authority) and Section 5.3 (No Brokers or Finders), the time limitation shall be ninety (90) days after the end of the Third Earn-Out Period (the foregoing representations and warranties in this Section 7.5(a)(i)(II) collectively, the “Buyer Fundamental Representations”), and each of Company, Members and Buyer, as the case may be, hereby waive all applicable statutory limitation periods with respect thereto.

(ii)

Any claim or action made by a Party by delivering notice to the other Party requesting resolution of a Dispute relating to a breach of a representation or warranty under Article 9 prior to the termination of the survival period for such claim or action shall be preserved despite the subsequent termination of such survival period.

(iii)

If any act, omission, disclosure or failure to disclose shall form the basis for a claim or action for breach of more than one representation or warranty, and such claims have different periods of survival hereunder, then the termination of the survival period of one claim or action shall not affect a Party’s right to make a claim or action based on the breach of representation or warranty still surviving.

(b)

Indemnification Threshold.

(i)

Except with respect to Claims (A) under Section 7.1(a) for breaches of the Company/Members Fundamental Representations, other than Trade Rights Representations and Warranties as to which the Indemnification Threshold shall apply, and (B) for fraud (as to which the limitations in this Section 7.5(b)(i) shall not apply), a Buyer Indemnified Party shall not be entitled to indemnification under Section 7.1(a) unless the aggregate of the Indemnifying Party’s indemnification obligations under Section 7.1(a) exceeds Ninety Thousand Dollars ($90,000.00) (the “Indemnification Threshold”), and then only for the amount by which such aggregate indemnification obligations exceed such Indemnification Threshold.

(ii)

Except with respect to Claims (A) under Section 7.2(a) for breaches of the Buyer Fundamental Representations and (B) for fraud (as to which the limitations in this Section 7.5(b)(ii) shall not apply), a Company Indemnified Party shall not be entitled to indemnification under Section 7.2(a) unless the aggregate of the Indemnifying Party’s indemnification obligations under Section 7.2(a) exceeds the Indemnification Threshold, and then only for the amount by which such aggregate indemnification obligations exceed such Indemnification Threshold.

(c)

Cap.

(i)

Except as set forth in paragraphs (1) through (3) below, the aggregate amount of indemnifiable Claims under Section 7.1(a) for which a Buyer Indemnified Party can recover shall not exceed One Million Two Hundred Thousand Dollars ($1,200,000).

(1)

With respect to Claims under Section 7.1(a) for breaches of the Company/Members Fundamental Representations, other than a breach of the Trade Rights Representations and Warranties arising out of a Patent Claim, the aggregate amount of indemnifiable Claims under Section 7.1(a) for which a Buyer Indemnified Party can recover shall not exceed the Purchase Price;

(2)

With respect to a breach of the Trade Rights Representations and Warranties arising out of a Patent Claim, the aggregate amount of indemnifiable Claims under Section 7.1(a) for which a Buyer Indemnified Party can recover shall not exceed Three Million Dollars ($3,000,000); and

(3)

With respect to Claims for fraud, the limitations in Section 7.5(c)(i) shall not apply.

(ii)

Except with respect to Claims (A) under Section 7.1(b) for breaches of the Buyer Fundamental Representations and (B) for fraud, the aggregate amount of indemnifiable Claims under Section 7.2(a) for which a Company Indemnified Party can recover shall not exceed One Million Two Hundred Thousand Dollars ($1,200,000).

(iii)

Except with respect to Claims for fraud, the aggregate amount of indemnifiable Claims for breaches of Buyer Fundamental Representations under Section 7.2(a) for which a Company Indemnified Party can recover shall not exceed the Purchase Price.

(d)

Exceptions.  For purposes of clarification, the limitations set forth in Section 7.5(b) and Section 7.5(c), shall not apply to any indemnification obligations of Company and Members arising under Sections 7.1(b)-(p) and of Buyer arising under Sections 7.2(b)-(d).

(e)

Types of Damages.  In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive damages relating to the breach or alleged breach of this Agreement.

(f)

Duty to Mitigate.  Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any loss or damage upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto.

(g)

General.  The limitations set forth in this Section 7.5 do not in any way limit the obligation of any Party to indemnify the other Party or Parties from and against any Claim arising from any breach of a covenant, even if such breach also constitutes a breach of a representation or warranty.  Without limitation, the obligations of Company and Members to indemnify the Buyer Indemnified Parties from and against any Excluded Liability shall be unaffected by the limitations set forth in this Section 7.5.

7.6.

No Waiver.  The consummation of the transactions contemplated hereby shall not constitute a waiver by any Party of its rights to indemnification hereunder, regardless of whether the Indemnified Party has knowledge of the basis of the Claim at or prior to the Closing, and regardless of whether such breach, violation or failure is deemed to be “material.”  No representation, warranty or covenant contained in this Agreement or in any schedule or exhibit attached hereto or any document or instrument executed and delivered pursuant hereto shall merge into the deeds, bill of sale, assignments, documents, agreements and instruments to be delivered at the Closing.

7.7.

Set-Off.  If Company or Members shall fail to pay any amounts that they are obligated to pay to Buyer under this Agreement, including any amounts that they are obligated to pay pursuant to the indemnification obligations set forth in this Article 7, then Buyer, subject to the limitations set forth in this Section 7.7, may, in addition to any other rights and remedies that may be available to it, upon prior written notice to Company, set-off all or any portion of such amounts against any amounts due and owing from Buyer to Company or any Member under this

Agreement (including, but not limited to, pursuant to Sections 3.2 and 3.5 and the Buyer Notes).  Any amounts so set-off shall be deemed to have been paid to Company and/or such Member as of the date on which written demand for payment of the amount in question was given to Company.  In instances in which Buyer, in good faith, believes that it is incurring Out-of-Pocket Costs and/or Other Losses, as the case may be, for which it is entitled to indemnification hereunder, Buyer shall have the right to exercise its rights of set-off hereunder with respect to: (1) one hundred percent (100%) of Out-of-Pocket Costs; and (2) fifty percent (50%) of Other Losses.  “Out-of-Pocket Costs” shall mean all of Buyer’s out-of-pocket costs, expenses, damages, losses, assessments or penalties, including, without limitation, any additional payroll costs and expenses, reasonable attorneys’ fees, reasonable accountants’ fees and reasonable expert witness’ fees.”  “Other Losses” shall mean all of Buyer’s costs, expenses, damages, losses, assessments or penalties other than Out-of-Pocket Costs.

7.8.

[Intentionally Omitted]

7.9.

Exclusive Remedies.  The Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all Claims (other than Claims arising from fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement and expect as provided in Section 10.11) for any breach of any representation, warranty, covenant, agreement or obligation set forth in this Agreement, shall be pursuant to the indemnification provisions set forth in this Article 7.  In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, all such Claims, except pursuant to the indemnification provisions set forth in this Article 7.

8.

CLOSING.

8.1.

Closing Date; Location.  The consummation of the transactions contemplated hereby (the “Closing”) shall be conducted telephonically and through the mutual exchange via facsimile or other electronic means of executed copies of this Agreement on the date hereof, or at such other time and/or in such other manner as the Parties shall mutually agree.  The actual time and date of the Closing is referred to as the “Closing Date”.

8.2.

Documents to be Delivered by Company and Members.  At the Closing, Company and Members shall deliver or cause to be delivered to Buyer the following documents, in each case duly executed or otherwise in proper form:

(a)

Instruments of Conveyance and Transfer.  Such general warranty deeds, bills of sale, endorsements, consents, assignments, including intellectual property assignments and domain name assignments, certificates of title and other good and sufficient instruments of conveyance and assignment as are necessary to vest in Buyer all right, title and interest of Company in and to the Purchased Assets, in form and substance reasonably satisfactory to Buyer.

(b)

Assignment and Assumption Agreement.  The Assignment and Assumption Agreement, duly executed by Company.

(c)

Certified Articles.  A copy of the articles of organization of Company, certified by the appropriate Governmental Entity of the jurisdiction of incorporation or organization of Company.

(d)

Certified Organizational Documents.  A copy of the operating agreement of Company, certified by the Secretary of Company in a form reasonably satisfactory to Buyer.

(e)

Certified Resolutions.  A copy of the resolutions of the Board of Managers or Board of Directors (or other comparable body of Company) and the Members authorizing and approving this Agreement and the other documents and instruments to be executed and delivered by Company or such Member, as the case may be, pursuant hereto and the consummation of the transactions contemplated hereby and thereby, certified by the Secretary of Company in a form reasonably satisfactory to Buyer.

(f)

Reese Employment Agreement.  The Reese Employment Agreement, duly executed by Reese.

(g)

Pratt Employment Agreement.  The Pratt Employment Agreement, duly executed by Pratt.

(h)

Reese Option Agreement.  The Reese Option Agreement, duly executed by Reese.

(i)

Pratt Option Agreement.  The Pratt Option Agreement, duly executed by Pratt.

(j)

Good Standing Certificates.  A recent certificate of good standing for Company, issued by the appropriate Governmental Entity of: (i) the State of Tennessee; and (ii) the State of Utah.

(k)

Lien Releases.  Such mortgage releases, UCC termination statements and similar releases and documents as Buyer reasonably determines are necessary to release or terminate any Liens affecting the Business and Purchased Assets, in form and substance reasonably satisfactory to Buyer.

(l)

Consents to Assignment.  The consents and approvals listed on Schedule 8.2(l) from the parties to those Assumed Contracts which by their terms prohibit assignment by Company or which specifically required consent for such assignment, consenting to the assignment to Buyer of such Assumed Contracts under the same terms and conditions as are applicable to Company (the “Required Consents”), in form and substance reasonably satisfactory to Buyer.

(m)

Change of Name.  An amendment to the Articles of Organization of Company, in a form reasonably acceptable to Buyer and suitable for filing with the Secretary of State of the State of Tennessee, pursuant to which Company shall change its corporate name to a name that does not include the terms “Tire Company Solutions”,

“TCS Technologies”, “TCS” or any terms confusingly similar to such terms (the “Amendment”).

(n)

Operating Account.  Any and all forms and documents, duly acknowledged and executed by Company and its authorized signatories, required to effectuate the transfer of control (including signatory authority) of the Operating Account from Company to Buyer.

(o)

Landlord Consents and Estoppel Certificates.  A landlord consent and estoppel certificate, duly executed by the landlord of the Utah Facility and the Tennessee Facility, in a form reasonably acceptable to Buyer.

(p)

First Amendment to Lease.  An amendment to that certain Lease dated November 1, 2013, by and among Reese, Reese Boys Investments and Company, duly executed by Reese and Reese Boys Investments, in form and substance reasonably satisfactory to Buyer (the “First Amendment to Lease”).

(q)

Subordination, Non-Disturbance and Attornment Agreement.  A subordination, non-disturbance and attornment agreement, duly executed by Reese, Reese Boys Investments and FSGBank, National Association, as successor-by-merger to Jackson Bank & Trust, in form and substance reasonably satisfactory to Buyer (the “SNDA”).

(r)

Size It Up Option Agreement.  An option agreement, duly executed by RPM Enterprises, LLC, Brian Inge and the Members, in form and substance reasonably satisfactory to Buyer (the “Size It Up Option Agreement”).

(s)

Tax Opinion of Company Counsel.  A tax opinion from legal counsel for Company addressed to Buyer, Company, and Members, in form and substance reasonably satisfactory to Buyer (the “Tax Opinion”).

(t)

Molly Reese Option Agreement.  The Molly Reese Option Agreement, duly executed by Molly Reese.

(u)

Other Documents.  All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement or otherwise necessary to effect the intent hereof and such other certificates of authority and documents as Buyer may reasonably request.

8.3.

Documents to be Delivered by Buyer.  At the Closing, Buyer shall deliver to Company the cash payment required by Section 3.2(c); and to Company or the appropriate Member the following documents, in each case duly executed or otherwise in proper form:

(a)

Stock Certificates.  The stock certificate(s) representing the Subject Shares required by Section 3.2(b).

(b)

Assignment and Assumption Agreement.  The Assignment and Assumption Agreement, duly executed by Buyer.

(c)

Certified Resolutions.  A copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby, certified by the Secretary of Buyer in a form reasonably satisfactory to Company.

(d)

Consent of Silicon Valley Bank.  A copy of the written consent provided to Buyer by Silicon Valley Bank authorizing Buyer to consummate the transactions contemplated by this Agreement under the terms of that certain Loan and Security Agreement dated as of April 26, 2013 by and among Silicon Valley Bank, Buyer and Project Viking II Acquisition, Inc. (Buyer’s wholly-owned subsidiary).

(e)

Reese Employment Agreement.  The Reese Employment Agreement, duly executed by Buyer.

(f)

Pratt Employment Agreement.  The Pratt Employment Agreement, duly executed by Buyer.

(g)

Reese Option Agreement.  The Reese Option Agreement, duly executed by Buyer.

(h)

Pratt Option Agreement.  The Pratt Option Agreement, duly executed by Buyer.

(i)

Good Standing Certificate.  A recent certificate of good standing for Buyer, issued by the appropriate Governmental Entity of the State of Wisconsin.

(j)

First Amendment to Lease.  The First Amendment to Lease, duly executed by Buyer.

(k)

SNDA.  The SNDA, duly executed by Buyer.

(l)

Size It Up Option Agreement.  The Option Agreement, duly executed by Buyer.

(m)

Molly Reese Option Agreement.  The Molly Reese Option Agreement, duly executed by Buyer.

(n)

Other Documents.  All other documents, instruments or writings required to be delivered to Company or any Member at or prior to the Closing pursuant to this Agreement or otherwise necessary to effect the intent hereof and such other certificates of authority and documents as Company may reasonably request.

9.

RESOLUTION OF DISPUTES.

9.1.

Enforcement.  This Article 9 shall be construed and enforced in accordance with the Federal Arbitration Act, notwithstanding any other choice of law provision contained in this Agreement.

9.2.

Negotiation.  If there is any dispute or disagreement between or among any of the Parties as to the interpretation of any provision of, or the performance of obligations under, this Agreement (except for such disputes or disagreements regarding the Final Closing Balance Sheet, the Purchase Price Allocation or the calculation of any Earn-Out Amount, which shall be resolved exclusively pursuant to Section 3.8) (a “Dispute”), then the Dispute, upon the written request of Buyer, Company or any Member, shall be referred to representatives of the Parties for decision, each Party being represented by a senior executive officer who has no direct operational responsibility for the transactions contemplated hereby and who has the authority to resolve the Dispute (collectively, the “Representatives”).  The Representatives shall promptly meet in a good faith effort to resolve the Dispute.  All negotiations pursuant to this Section 9.2 shall be considered confidential settlement discussions, and none of the Parties may offer into evidence, mention or otherwise use statements made in connection with such negotiations in any subsequent alternative dispute resolution proceeding or Litigation.  No arbitrator, including the Tribunal, shall have the authority to consider any such statements.  If, after the thirtieth (30th) calendar day after Buyer, Company or any Member delivered the above-described written request for referral, either Buyer, Company or any Member believes that the Dispute cannot be resolved by the Representatives through negotiation, then such Party may submit the Dispute to arbitration under Section 9.3 by filing a demand for arbitration with any nationally recognized dispute resolution firm upon which Buyer, Company and Members agree in writing (or, if agreement cannot be reached, with JAMS or the American Arbitration Association, at the election of the Party that delivered the above-described written request for referral) and delivery a copy of such demand for arbitration to the other, or such other nationally recognized alternative dispute resolution firm upon which Buyer, Company and Members agree in writing (the “ADR Firm”), and delivering a copy of such demand for arbitration to the other.

9.3.

Arbitration.

(a)

Rules.  Any Dispute submitted to arbitration under this Section 9.3 shall be finally settled by binding arbitration administered by the ADR Firm under the Commercial Arbitration Rules of the ADR Firm in effect as of the date the demand for arbitration is made, or such other alternative rules upon which Buyer, Company and Members agree in writing (the “Arbitration Rules”).  Service of any matters in reference to such arbitration shall be given in the manner described in Section 10.9.  All proceedings related to such arbitration shall be held in Nashville, Tennessee, unless the Parties otherwise agree in writing.

(b)

Arbitrators.  The arbitration proceedings shall be conducted by a panel of three (3) arbitrators (the “Tribunal”), each of whom shall have sufficient technical background (whether gained through education, work experience or otherwise) to enable the arbitrator to comprehend any technical material that is relevant to the subject of the arbitration.  If the Parties cannot agree upon the identity of the arbitrators within ten (10) business days after the date on which a demand for arbitration is filed with the ADR Firm, then any remaining arbitrators shall be selected by the ADR Firm in accordance with the Arbitration Rules.  If the Parties disagree as to whether an arbitrator meets the criteria for arbitrators under this Section 9.3, then the ADR Firm shall determine whether such criteria are met.

(c)

Procedures; No Appeal.  Notwithstanding any contrary provisions of the Arbitration Rules, the following procedural rules shall apply to any arbitration proceeding hereunder, unless the parties agree in writing to waive or alter the procedural rules.  The Tribunal shall allow such discovery as it determines appropriate under the circumstances and shall resolve the Dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) calendar days after the selection of the arbitrators.  The Tribunal shall give the Parties written notice of the decision, with the legal and factual reasons therefor set out, and shall have thirty (30) calendar days thereafter to reconsider and modify such decision if any Party so requests within ten (10) calendar days after the decision.  Thereafter, the decision of the Tribunal shall be final, binding and nonappealable with respect to all Parties, including Parties who failed or refused to participate in the arbitration process.

(d)

Authority.  The Tribunal shall have authority to award relief under legal or equitable principles, including interim or preliminary relief.

(e)

Entry of Judgment.  Judgment upon the decision and award rendered by the Tribunal may be entered in the courts described in Section 10.5.  Each Party agrees to take or cause to be taken all actions necessary to implement the decision and award rendered by the Tribunal.

(f)

Confidentiality.  All proceedings under this Section 9.3, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all Parties and by the Tribunal.

9.4.

Continued Performance.  The fact that the dispute resolution procedures specified in this Article 9 shall have been or may be invoked shall not excuse any Party from performing its obligations under this Agreement, and during the pendency of any such procedures, all Parties shall continue to perform their respective obligations under this Agreement and the other documents and instruments entered into by the Parties pursuant hereto in good faith.

9.5.

Tolling.  All applicable periods of limitation shall be tolled while the procedures specified in this Article 9 are pending.  The Parties shall take such action, if any, required to effect such tolling.

9.6.

Other Proceedings.  Notwithstanding anything to the contrary in this Article 9:

(a)

Equitable Relief.  Buyer may, in its discretion, apply to a court of competent jurisdiction for equitable relief as provided in Section 10.11.  Such an application shall not be deemed a waiver of the right to compel negotiation or arbitration pursuant to this Article 9.

(b)

Necessary Parties.  No Party shall be required to submit to arbitration hereunder unless all Persons who are not Parties, but who are necessary parties to a complete resolution of the controversy, submit to the arbitration process on the same terms as the Parties.

(c)

Exclusivity; Significant Claims.  Except as otherwise expressly set forth in a written agreement among Buyer, Company and Members, this Article 9 sets forth the exclusive method of resolving any Dispute; provided, however, that this Article 9 shall not apply with respect to any Dispute where a reasonable, good faith estimate of the amount in controversy, excluding attorneys’ fees and expenses and punitive damages, exceeds Five Hundred Thousand Dollars ($500,000).

10.

MISCELLANEOUS.

10.1.

Disclosure Schedule.  Company and Members have prepared the schedules attached to this Agreement (individually, a “Schedule” and collectively, the “Disclosure Schedule”) and delivered them to Buyer on the date hereof.  No representation or warranty shall be qualified or otherwise affected by any fact or item disclosed on any Schedule unless such representation or warranty is expressly qualified by reference to a Schedule, and any fact or item disclosed on any Schedule shall be deemed disclosed on all other Schedules to which such fact or item may reasonably apply so long as such disclosure is in sufficient detail to enable a reasonable Person to identify the other article or section of this Agreement to which such information is responsive.  The Disclosure Schedule shall not vary, change or alter the language of the representations and warranties contained in this Agreement, and to the extent the language in the Disclosure Schedule does not conform in every respect to the language of such representations and warranties, such language shall be disregarded and be of no force or effect.

10.2.

Publicity.  Each Member and Company agrees that, from the date hereof through the Closing Date, no public release or announcement relating to the transactions contemplated hereby shall be issued or made by such Party without the prior consent of Buyer, except as such release or announcement may, in the judgment of the releasing Party, be required by Law or Order or the rules or regulations of any U.S. securities exchange, in which case the Party required to make the release or announcement shall allow Buyer reasonable time to comment on such release or announcement in advance of such issuance.  Notwithstanding the foregoing, (a) the Parties shall cooperate to prepare a joint press release to be issued on the Closing Date, and (b) Company and Members shall provide Buyer access to, and facilitate meetings with, the Active Transferred Employees for the purpose of making announcements relating to, and preparing for the consummation of, the transactions contemplated hereby.  Each Member and Company agrees to keep the terms of this Agreement confidential, except to the extent required by applicable Law or Order or for financial reporting purposes and except that such Parties may disclose such terms to their respective accountants and other representatives as necessary in connection with the ordinary conduct of their respective businesses.

10.3.

Assignment.  Except to the extent otherwise expressly set forth in this Agreement, including Section 6.7, none of the Parties may assign, transfer or otherwise encumber this Agreement or its rights or obligations hereunder, in whole or in part, whether voluntarily or by operation of Law, without the prior written consent of the other Party or Parties, and any attempted assignment without such consent shall be void and without legal effect.

10.4.

Parties in Interest.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective heirs, personal representatives, permitted successors and permitted assigns.  Nothing contained in this Agreement shall be deemed to confer upon any Person any right relating in any way to employment or terms of employment with Company, Buyer or any of their respective Affiliates.

10.5.

Law Governing Agreement; Consent to Jurisdiction.  This Agreement shall be construed and interpreted according to the laws of the State of Wisconsin, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.  Subject to the provisions of Article 9, each Party stipulates that any Dispute shall be commenced in either the United States District Court for the Middle District of Tennessee or the United States District Court for the Eastern District of Wisconsin and once such Dispute is commenced in either jurisdiction, such Dispute shall be prosecuted in its entirety in, and the Parties hereby consent to such jurisdiction as the exclusive jurisdiction and proper venue, or, if and only if no basis exists for the assertion of federal subject matter jurisdiction, and each Party consents to personal jurisdiction and venue in such courts and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of their present or future domiciles, or by any other reason.  The Parties acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries.  Each Party waives any right to trial by jury with respect to any Dispute.

10.6.

Severability.  If the Tribunal or any court of competent jurisdiction determines that the provisions of this Agreement, including the provisions set forth in Section 6.7 and Section 6.8, are illegal or excessively broad as to duration, geographical scope or activity, then such provisions shall be construed so that the remaining provisions of this Agreement shall not be affected, but shall remain in full force and effect, and any such illegal or overly broad provisions shall be deemed, without further action on the part of any person or entity, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in the applicable jurisdiction.

10.7.

Amendment and Modification.  Buyer and the Company may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing; provided, however, that Buyer may, in its discretion, require the execution of any such amendment, modification or supplement by Company and all Members.

10.8.

Waiver.  No waiver by any Party of any of the provisions hereof shall be effective unless expressly set forth in writing and executed by the Party so waiving.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained herein and in any documents delivered or to be delivered pursuant hereto and in connection with the Closing hereunder.  The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

10.9.

Notice.  All notices, requests, demands and other communications under this Agreement shall be given in writing and shall be personally delivered, sent by telecopy or facsimile transmission, or sent to the applicable Parties at their respective addresses indicated in this Section 10.9 by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service, as follows:

If to Company or Members, to:

Tire Company Solutions, LLC

Attn: Barry Reese, Member

825 Manning Place

Cookeville, TN 38501

Facsimile:  888.872.2279

Barry Reese

825 Manning Place

Cookeville, TN 38501

Facsimile:  888.872.2279

and

Kenny Pratt

8126 S Top of the World Drive

Cottonwood Heights, UT 84121

Fax: 866.591.9616

(with a copy to)

Riggs Davie PLC

150 Fourth Avenue North, Suite 1850

Nashville, Tennessee 37219

Attention: Alexander J. Davie

Facsimile:  615.242.4214

If to Buyer, to:

ARI Network Services, Inc.

10850 W. Park Place, Suite 1200

Milwaukee, WI  53224

Attention:  Bill Nurthen

Facsimile:  (414) 973-4619

(with a copy to)

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, WI  53202

Attention:  Mark C. Witt

Facsimile:  (414) 273-5198

or to such other person or address as any Party shall have specified by notice in writing to the other Parties.  If personally delivered, such communication shall be deemed delivered upon actual receipt; if sent by telecopy or facsimile transmission, such communication shall be deemed delivered the day of the transmission, or if the transmission is not made on a business day, the first business day after transmission (and sender shall bear the burden of proof of delivery to the receiving equipment); if sent by overnight courier, such communication shall be deemed delivered one (1) business day after sent; and if sent by U.S. mail, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal.

10.10.

Expenses.  Regardless of whether or not the transactions contemplated hereby are consummated:

(a)

Brokerage.  Buyer shall be solely responsible for the payment and discharge of all claims for brokerage commissions or finder’s fees arising as a result of the retention, employment or other use of any broker or finder by Buyer and any of its shareholders, directors, officers, employees or agents in connection with the transactions provided for herein or the negotiation thereof.  Company and Members shall be solely responsible for the payment and discharge of all claims for brokerage commissions or finder’s fees arising as a result of the retention, employment or other use of any broker or finder by Company and any of its members (including any Member), directors, officers, employees or agents in connection with the transactions provided for herein or the negotiation thereof.

(b)

Expenses to be Paid by Members and Company.  Members, jointly and severally, and Company, jointly and severally with Members, shall pay each of the following (none of which shall constitute an Assumed Liability or otherwise a Liability payable by Buyer):

(i)

Transfer Taxes.  All Taxes applicable to, imposed upon or arising out of the sale or transfer of the Purchased Assets and the Personal Goodwill to Buyer and the other transactions contemplated hereby.

(ii)

Professional Fees.  All fees and expenses of Company’s and Members’ legal, accounting, investment banking and other professional counsel in connection with the transactions contemplated hereby.

(c)

Other.  Except to the extent otherwise expressly set forth in this Agreement, each Party shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

10.11.

Equitable Relief.  Company and Members agree that (a) any breach of the obligation to consummate the transactions contemplated hereby on the Closing Date or any breach by Company or any Member of the provisions of Section 6.7 or Section 6.8 will result in irreparable injury to Buyer for which a remedy at law would be inadequate, and (b) in addition to any relief at law that may be available to Buyer for such breach and regardless of any other provision contained in this Agreement, Buyer shall be entitled to injunctive and other equitable relief as a court may grant, without the need to post a bond.  This Section 10.11 shall not be construed to limit Buyer’s right to obtain equitable relief for other breaches of this Agreement under general equitable standards.

10.12.

Dissolution.  Company shall not dissolve, liquidate, merge or enter into any transaction that otherwise terminates its existence until after the second (2nd) year anniversary of the Closing Date.  Company shall provide Buyer with not less than three (3) months’ prior written notice of any such transaction involving Company.

10.13.

Interpretive Provisions.  The term “knowledge” when used in the phrases “to Company’s knowledge” or “Company has no knowledge” or words of similar import shall mean: (a) the actual knowledge of any of the following persons, assuming that each such person is aware of such items as he/she should be aware of in diligently exercising his/her responsibilities as a member or officer of the Company and (b) the knowledge that would be acquired by the following persons assuming that each such person has made a reasonable inquiry and consulted with his or her respective direct reports and employees who he or she believes in good faith were necessary in order for Company and Members to be able to make truthfully its/their representations and warranties set forth in this Agreement with respect to such fact or matter, but excluding any duty of the following persons to review files: Reese, Pratt, Molly Reese and Sarah Davidson.  The term “knowledge” when used in the phrases “to Buyer’s knowledge” or “Buyer has no knowledge” or words of similar import shall mean: (y) the actual knowledge of any of the following persons, assuming that each such person is aware of such items as he should be aware of in diligently exercising his responsibilities as a member or officer of Buyer and (z) the knowledge that would be acquired by the following persons assuming that each such person has made a reasonable inquiry and consulted with his respective direct reports and employees who he believes in good faith were necessary in order for Buyer to be able to make truthfully its representations and warranties set forth in this Agreement with respect to such fact or matter, but excluding any duty of the following persons to review files: Roy W. Olivier and William Nurthen.  The terms “including” and “include” shall mean “including without limitation” and “include without limitation,” respectively.  All statements and information contained in the Disclosure Schedule or in any certificate, instrument or other document delivered by or on behalf of Company or any Member pursuant hereto shall be deemed representations and warranties made by Company and Members pursuant to Article 4.

10.14.

Entire Agreement.  This Agreement (including the exhibits and schedules attached hereto) supersedes all prior agreements among the Parties with respect to its subject matter (including the Parties’ letter of intent dated March 12, 2014 and acknowledged and agreed to March 17, 2014), among the Parties and constitutes (together with the other documents and instruments to be executed and delivered pursuant hereto) a complete and exclusive statement of the terms of the agreement among the Parties with respect to its subject matter.  THE PARTIES AGREE THAT THERE HAVE BEEN AND ARE NO OTHER AGREEMENTS, REPRESENTATIONS OR WARRANTIES AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OTHER THAN THOSE SET FORTH IN THIS AGREEMENT AND THAT THE PARTIES ARE NOT RELYING ON ANY AGREEMENTS, REPRESENTATIONS OR WARRANTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT.  ANY RIGHTS THAT THE PARTIES OTHERWISE WOULD HAVE TO ASSERT CONTRACT, FRAUD OR OTHER TORT CLAIMS RELATING TO

ANY AGREEMENTS, REPRESENTATIONS OR WARRANTIES OUTSIDE OF THIS AGREEMENT ARE HEREBY IRREVOCABLY WAIVED.

10.15.

Counterparts; Facsimile Copy.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed in facsimile copy or by other electronic means with the same binding effect as the original.

10.16.

Section Headings; Table of Contents.  The Section headings contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

10.17.

No Strict Construction.  Notwithstanding the fact that this Agreement has been drafted or prepared by one of the Parties, each of the Parties confirms that both it and its counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the Parties.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

10.18.

Passage of Title.  Legal title, equitable title and risk of loss with respect to the Purchased Assets and the Personal Goodwill will not transfer to Buyer until the Purchased Assets and the Personal Goodwill are transferred at the Closing, which transfer, once it has occurred, will be deemed effective for tax, accounting, and other computational purposes as of 12:01 a.m. local Milwaukee, Wisconsin time on the Closing Date (the “Effective Time”).

Signature page follows.

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute and deliver this Asset Purchase Agreement as of the day, month and year first above written.

BUYER:

ARI NETWORK SERVICES, INC.

By:    /s/ William Nurthen

William Nurthen,

Vice President, Chief Financial Officer and
Secretary

COMPANY:

TIRE COMPANY SOLUTIONS, LLC

By:    /s/ Barry Reese

Barry Reese, Chief Manager

MEMBERS:

       /s/ Barry Reese

Barry Reese

     /s/ Kenny Pratt

Kenny Pratt

Signature page to Asset Purchase Agreement

EXHIBITS:

Exhibit 2.2(a)

Excluded Contracts

Exhibit 2.2(b)

Other Excluded Assets

Exhibit 3.3(a)

Form of Balance Sheet

Exhibit 3.7

Allocation of Purchase Price

Exhibit 6.10(a)

Operating Account

SCHEDULES:

Schedule 2.1(k)

TCS Employee/Independent Contractor Agreements

Schedule 4.1(c)

Qualification

Schedule 4.1(d)

Ownership of Other Entities

Schedule 4.2

Members

Schedule 4.4

No Violation

Schedule 4.5(a)(i)

Financial Statements

Schedule 4.5(a)(ii)

Proforma Unaudited Financial Statements

Schedule 4.5(b)

Customer Account Statements

Schedule 4.6(b)

Tax Returns

Schedule 4.7

Transferred Receivables

Schedule 4.8

Absence of Certain Changes

Schedule 4.9

Absence of Undisclosed Liabilities

Schedule 4.10

Litigation

Schedule 4.11(b)

Licenses and Permits

Schedule 4.12(a)

Marketable Title

Schedule 4.12(c)

Real Property

Schedule 4.13

Business Insurance Policies

Schedule 4.14

Contracts and Commitments

Schedule 4.17(a)

Employee Plans/Agreements

Schedule 4.18

Employees and Independent Contractors; Compensation

Schedule 4.19(a)

Owned Trade Rights

Schedule 4.19(c)

Third Party Rights

Schedule 4.19(e)(i)

Authors of Company’s Tools

Schedule 4.19(e)(ii)

Bugs Relating to Company’s Tools

Schedule 4.19(e)(iv)

Publicly Available Software

Schedule 4.19(f)

Indemnification/Infringement Relating to Company’s Tools

Schedule 4.20(a)

Major Customers

Schedule 4.20(b)

Major Suppliers

Schedule 4.21

Product Warranty and Product Liability

Schedule 4.22

Certain Relationships to Company

Schedule 4.23

Assets and Services Necessary to Business

Schedule 4.24

Bank Accounts

Schedule 6.2(a)

Non-Transferring Employees

Schedule 8.2(l)

Required Consents

APPENDIX A

Definitions

“Accrued Liabilities” has the meaning set forth in Section 2.3.

“Accrued Vacation” has the meaning set forth in Section 2.3.

“Active Transferred Employees” has the meaning set forth in Section 6.2(a).

“AcuTread Litigants” has the meaning set forth in Section 7.1.

“AcuTread Settlement Agreement” has the meaning set forth in Section 2.1(m).

“Adjustment Amount” has the meaning set forth in Section 3.2(e).

“ADR Firm” has the meaning set forth in Section 9.2.

 “Advisor” has the meaning set forth in Section 6.8(a).

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, by the Securities and Exchange Commission, as in effect on the date hereof.

“Agreement” means this Asset Purchase Agreement.

“Amendment” has the meaning set forth in Section 8.2(m).

“Arbitration Rules” has the meaning set forth in Section 9.3(a).

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement between Buyer and Company in the form mutually agreed by Buyer and Company prior to the Closing pursuant to which Company shall assign to Buyer, and Buyer shall assume from Company, all of Company’s right, title and interest into and under the Assumed Contracts.

“Assumed Contracts” has the meaning set forth in Section 2.1(c).

 “Assumed Liabilities” has the meaning set forth in Section 2.3.

“Audit” has the meaning set forth in Section 6.1(c).

“Balance Sheet” has the meaning set forth in Section 3.3(a).

“Balance Sheet Assets” means the assets that constitute Purchased Assets consisting of the following line items of the Recent Balance Sheet, the Preliminary Closing Balance Sheet or the Final Closing Balance Sheet, as the case may be: (i) “Cash”; (ii) “Accounts Receivable less allowance for doubtful accounts”; (iii) “Unbilled Revenue”; (iv) “Prepaid Expenses”; (v) “Total Current Assets”; (vi) “Computer software and equipment”; (vii) “Furniture and fixtures”; (viii)

“Less accumulated depreciation and amortization”; (ix) “Property and Equipment, net”; and (x) “Total Assets”.

“Balance Sheet Dispute” has the meaning set forth in Section 3.3(e)(i).

“Balance Sheet Liabilities” means the Liabilities that constitute Assumed Liabilities consisting of the following line items of the Recent Balance Sheet, the Preliminary Closing Balance Sheet or the Final Closing Balance Sheet, as the case may be: (i) “Current Portion of Capital Leases”; (ii) “Accounts Payable”; (iii) “Accrued Expenses and Liabilities”; (iv) “Deferred Revenue, net of Excluded Deferred Revenue”; (v) “Total Current Liabilities”; (vi) “Capital Leases, excluding Current Portion”; (vii) “Total Liabilities”; (viii) “Net Asset Value = Total Assets – Total Liabilities”.

“Balance Sheet Objection” has the meaning set forth in Section 3.3(c).

“Bank Accounts” has the meaning set forth in Section 4.24.

“Beneficial Rights” has the meaning set forth in Section 2.5.

“Business” has the meaning set forth in Article 1.

“Business Insurance Policies” has the meaning set forth in Section 4.13.

“Business Trade Rights” means all of the Trade Rights constituting Purchased Assets, including both Owned Trade Rights and Trade Rights licensed from third parties.

“Buyer” has the meaning set forth in the preamble of this Agreement.

“Buyer Fundamental Representations” has the meaning set forth in Section 7.5(c).

“Buyer Indemnified Parties” has the meaning set forth in Section 7.1.

“Buyer Notes” has the meaning set forth in Section 3.2(d).

“Buyer Stock” means the $.001 par value common stock of Buyer.

“Buyer’s Recent Balance Sheet” has the meaning set forth in Section 5.6.

“Buyer’s SEC Reports” has the meaning set forth in Section 5.5.

“Buyer Triggering Event” means the occurrence of any of the following prior to the end of the Third Earn-Out Period: (i) a sale of all or substantially all of the assets of Buyer; (ii) a sale of all or substantially all of the assets of the Earn-Out Business; (iii) a sale of voting securities by shareholders of Buyer in a negotiated transaction approved by the Buyer’s Board of Directors (including in a merger transaction), for purposes of clarification excluding any issuances of securities by Buyer in order to raise capital, resulting in more than 50% of the voting securities of Buyer being held by an unaffiliated third party; (iv) the termination of the employment of Reese by Buyer other than for Cause (as such term is defined in the Reese Employment Agreement); (v) the termination of the employment of Reese with Buyer by Reese due to a

Buyer Triggering Event for Good Reason; or (vi) a violation by Buyer of any of its covenants set forth in Section 6.12(a)-(c), but only if Buyer does not cure such violation within ninety (90) days following Buyer’s receipt of written notice from the Company describing and declaring such violation.

“Buyer Triggering Event for Good Reason” means the occurrence of any of the following events: (i) a reduction in Reese’s base salary by Buyer as set forth in the Reese Employment Agreement; (ii) a material change by Buyer in the geographic location at which Reese must perform services pursuant to the Reese Employment Agreement; provided, however, that such new location is more than fifty (50) miles from the location in Cookeville, Tennessee where Reese is required to perform services prior to the change; or (iii) Buyer causes Reese to no longer maintain the title of Vice President and General Manager, Tire and Wheel.  For purposes of clarification, the removal, reduction or transfer to another employee of any of Reese’s duties, performance objectives and/or responsibilities as Vice President and General Manager, Tire and Wheel, during the Initial Term (as defined in the Reese Employment Agreement) shall not constitute a Buyer Triggering Event for Good Reason.

“Buyer Triggering Event Requiring an Election” has the meaning set forth in Section 3.5(f).

“Cancellation of Beneficial Rights Notice” has the meaning set forth in Section 2.5.

“Company Cash Purchase Price” has the meaning set forth in Section 3.1.

“Company Purchase Price” has the meaning set forth in Section 3.1.

“Claim” means and includes (i) all Liabilities; (ii) all losses, damages, judgments, awards, penalties and settlements; (iii) all demands, claims, suits, actions, causes of action, proceedings and assessments, whether or not ultimately determined to be valid; and (iv) all costs and expenses (including prejudgment interest in any litigated or arbitrated matter and other interest, court costs and reasonable fees and expenses of attorneys, consultants and expert witnesses) of investigating, defending or asserting any of the foregoing or of enforcing this Agreement.

“Closing” has the meaning set forth in Section 8.1.

“Closing Date” has the meaning set forth in Section 8.1.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

 “Company” has the meaning set forth in the preamble of this Agreement.

“Company Indemnified Parties” has the meaning set forth in Section 7.2.

 “Company/Members Fundamental Representations” has the meaning set forth in Section 7.5(a)(i)(I).

“Company’s Tools” means, collectively, all software, programs, source code, modules, methodologies, inventions, know-how and trade secrets (including all machine readable code, printed listings of code, documentation and related property and information) used in the design, development, publishing, manipulation and support of the Subject Products and Services.

“Competitor” means any person or entity that now or hereafter engages in or attempts to engage in any aspect of the Business.  For the avoidance of doubt, the PEO shall not constitute a Competitor for purposes of this Agreement; provided, however, that the PEO does not engage in or attempt to engage in any aspect of the Business now or after the date hereof.

“Confidential Information” means all ideas, information, knowledge and discoveries, whether or not patentable, trademarkable or copyrightable, that are not generally known in the trade or industry and about which Company or any Member has knowledge as a result of its or his participation in, or direct or indirect beneficial ownership of, the Business, including product specifications, manufacturing procedures, methods, equipment, compositions, technology, patents, know-how, inventions, improvements, designs, business plans, marketing plans, cost and pricing information, internal memoranda, formula, development programs, sales methods, customer, supplier, sales representative, distributor and licensee lists, mailing lists, customer usages and requirements, computer programs, information constituting “trade secrets” under applicable Law and other confidential technical or business information and data.  Notwithstanding the foregoing, the term “Confidential Information” shall not include (i) any information that now or hereafter is or becomes publicly known by means other than disclosure after the date hereof by Company or any Member; (ii) any information that constitutes an Excluded Asset; or (iii) any information that relates exclusively to an Excluded Asset or Excluded Liability.

 “Contingent Earn-Out Purchase Price” has the meaning set forth in Section 3.5(a).

 “Contingent Buyer Note” means a promissory note to be issued by the Buyer to Company if required by Section 3.2(e), upon determination of the Net Asset Value, in the form of the Buyer Notes issued at Closing but payable to the Company instead of Reese or Pratt in accordance with the terms set forth herein.

 “Contracts” has the meaning set forth in Section 2.1(c).

“CPA Firm” has the meaning set forth in Section 3.8(a).

 “Customer Account Statements” has the meaning set forth in Section 4.5(b).

“Disclosure Schedule” has the meaning set forth in Section 10.1.

“Dispute” has the meaning set forth in Section 9.2.

“Earn-Out Amount” has the meaning set forth in Section 3.5(e).

“Earn-Out Business” means the entire wheel and tire business operated by Buyer after the Closing Date, including all Subject Products and Services.

“Earn-Out Date of Final Determination” means (i) the last calendar day on which an Earn-Out Notice of Objection with respect to an Earn-Out Statement may be given if no such Earn-Out Notice of Objection is given on or before such date, or (ii) the date of resolution of any objections by Buyer and Company or by the CPA Firm if an Earn-Out Notice of Objection with respect to an Earn-Out Statement is timely given; provided, that upon the occurrence of a Buyer Triggering Event, the Earn-Out Date of Final Determination for each Earn-Out Period that has not yet been completed as of the date of such Buyer Triggering Event shall be the end of the applicable Earn-Out Period.

“Earn-Out Notice of Objection” has the meaning set forth in Section 3.5(e).

“Earn-Out Period” has the meaning set forth in Section 3.5(e).

“Earn-Out Statement” has the meaning set forth in Section 3.5(e).

“Effective Time” has the meaning set forth in Section 10.18.

 “Employee Plans/Agreements” has the meaning set forth in Section 4.17(a).

“Environmental Laws” means all Laws (including common law) relating to pollution, protection of the environment or human health, occupational safety and health or sanitation, including Laws relating to emissions, spills, discharges, generation, storage, leaks, injection, leaching, seepage, releases or threatened releases of Waste into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Waste, together with any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

“Environmental Liabilities” means any Liability arising out of, related to, or incurred in connection with any pollution, threat or injury to human health, safety or the environment, exposure to or presence, manufacture, processing, recycling, reclamation, distribution, use, treatment, generation, transport or handling, disposal, emission, discharge, storage or release of Waste that (i) is related in any way to Company’s or any previous owner’s or operator’s, ownership, operation or occupancy of the Business, the Real Property or the properties and assets being transferred to Buyer (whether owned, leased or otherwise held or utilized), including, without limitation, any failure to comply with any Environmental Laws, or (ii) in whole or in part occurred, existed, arose out of conditions or circumstances that existed, or were caused, on or before the Closing Date, whether or not known by Buyer.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) of which Company is a member, an unincorporated trade or business under common control with Company (as determined under

Section 414(c) of the Code), or a member of an “affiliated service group” (within the meaning of Section 414(m) of the Code) of which Company is a member.

“Exchange Act” has the meaning set forth in Section 5.5.

“Excluded Assets” has the meaning set forth in Section 2.2.

“Excluded Attorney Client Privileges” has the meaning set forth in Section 2.1(i).

“Excluded Contracts” has the meaning set forth in Section 2.2.

“Excluded Liabilities” means all Liabilities (i) of or against Company, or (ii) of or against the Business or Purchased Assets that arise out of or relate to matters occurring prior to Closing, in each case other than the Liabilities that are assumed by Buyer pursuant to the express terms of Section 2.3 and in each case regardless of whether such Liabilities are deemed to constitute Liabilities of Company, Members or Buyer (as a successor or otherwise).  The “Excluded Liabilities” include (without limitation) all of the Liabilities described in Section 2.4.

“Facility” or “Facilities” has the meaning set forth in the recitals of this Agreement.

“Final Closing Balance Sheet” has the meaning set forth in Section 3.3(f).

“Financial Statements” has the meaning set forth in Section 4.5(a).

“First Amendment to Lease” has the meaning set forth in Section 8.2(p).

“First Applicable Ratio” has the meaning set forth in Section 3.5(b).

“First Contingent Earn-Out Payment” has the meaning set forth in Section 3.5(b).

“First Earn-Out Period” means the period beginning on the Closing Date and ending on the calendar day immediately preceding the first (1st) anniversary of the Closing Date.

“First Revenue Goal” has the meaning set forth in Section 3.5(b).

“FLSA” means the Fair Labor Standards Act of 1938, as amended.

“Future Services” has the meaning set forth in Section 3.3(a).

 “GAAP” has the meaning set forth in Section 3.3(a).

“Governmental Entity” or “Governmental Entities” means any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, county, local, foreign or other.

“Health Insurance Policies” has the meaning set forth in Section 2.1(l).

“Income Taxes” means all Taxes based on, or measured by, income.

“Indebtedness” means obligations for borrowed money owed or guaranteed by Company or that is secured by any assets of Company or any shares of the capital stock or other equity or ownership interests of Company, including Liabilities arising under any loan agreement, promissory note, letter of credit, guarantee agreement, finance lease, capital lease or other evidence of indebtedness of Company.

“Indemnified Party” has the meaning set forth in Section 7.3(a).

“Indemnifying Party” has the meaning set forth in Section 7.3(a).

“Indemnification Threshold” has the meaning set forth in Section 7.5(b)(i).

“IRS” means the Internal Revenue Service.

 “Junior Preferred” has the meaning set forth in Section 5.4(a).

 “Law” or “Laws” means any federal, state, municipal, county, local, foreign or other statute, law, ordinance, rule or regulation, including, but not limited to, any anti-bribery or anti-corruption law.

“Liability” or “Liabilities” means any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

“Liens” means mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, conditions, reservations, encroachments, hypothecations, restrictions, rights-of-way, exceptions, limitations, charges, possibilities of reversion, rights of refusal or encumbrances of any nature whatsoever.

“Litigation” means any complaint, action, suit, proceeding, arbitration or other alternative dispute resolution procedure, demand, claim, investigation or inquiry, whether civil, criminal or administrative.

“Loosli Obligations” has the meaning set forth in Section 3.4.

“Major Customer” means any customer of the Business involving consideration or other commitments to purchase goods and/or services from Company of Ten Thousand Dollars ($10,000) or more within the twelve (12) month period prior to the date hereof.

"Material Adverse Effect" means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to, in the case of Company: (a) (i) the business, results of operations, financial condition, assets or prospects of the Business or (ii) the ability of Company to consummate the transactions contemplated hereby, and in the case of Buyer: (b) (i) the business, results of operations, financial condition, assets or prospects of Buyer’s business or (ii) the ability of Buyer to consummate the transactions contemplated hereby; provided, however, that "Material Adverse

Effect" shall not include any event, occurrence, fact, condition, or change, directly or indirectly, arising out of or attributable to: (i) any changes, conditions or effects in the United States economies or securities or financial markets in general; (ii) changes, conditions or effects that affect the industries in which, in the case of Company, the Business operates, or in the case of Buyer, Buyer’s business operates; (iii) any change, effect or circumstance resulting from an action required or permitted by this Agreement, except pursuant to Section 2.5 or Section 4.4, in the case of Company; (iv) the effect of any changes in applicable Laws or accounting rules, including GAAP; (v) any change, effect or circumstance resulting from the announcement of this Agreement; or (vi) conditions caused by acts of terrorism or war (whether or not declared) or any man-made disaster or acts of God.

“Member” or “Members” has the meaning set forth in the preamble of this Agreement.

“Members’ Cash Purchase Price” means an amount equal to Two Hundred Thousand Dollars ($200,000.00).

“Molly Reese Option Agreement” means the incentive stock option award agreement between Buyer and Molly Reese in the form mutually agreed by Molly Reese and Company prior to the Closing.

“Mullican Obligations” has the meaning set forth in Section 3.4.

“Net Asset Value” means the amount in U.S. Dollars by which the total book value of the Balance Sheet Assets is greater than the total book value of the Balance Sheet Liabilities, in each case, as reflected on the Recent Balance Sheet, the Preliminary Closing Balance Sheet or the Final Closing Balance Sheet, as the case may be, all in accordance with Section 3.3.

“Non-Active Transferred Employees” has the meaning set forth in Section 6.2(a).

“Operating Account” has the meaning set forth in Section 6.10(a).

“Order” or “Orders” means any order, writ, injunction, judgment, plan or decree of any Governmental Entity.

“Other Losses” has the meaning set forth in Section 7.7.

 “Owned Trade Rights” means all of the Business Trade Rights owned by Company, specifically including all Trade Rights in the Company’s Tools.

“Out-of-Pocket Costs” has the meaning set forth in Section 7.7.

“Party” or “Parties” means Buyer, Company and/or Members, as the case may be.

“Patent Claims” means any claim that the Business Trade Rights infringe any third party’s patent rights.

“PEO” means RPM Resources, LLC, a Tennessee limited liability company.

 “Person” means any individual, corporation, company, limited liability company, limited or general partnership, trust or estate, joint venture, association, or other entity.

“Personal Goodwill” has the meaning set forth in the recitals.

“Personal Goodwill Settlement Agreement” means that certain Personal Goodwill Settlement Agreement entered into by Reese and Pratt immediately prior to the Closing.

“Personal Property Lease” has the meaning set forth in Section 4.14(b).

“Personal Purchase Price” has the meaning set forth in Section 3.1.

“Pratt” has the meaning set forth in the preamble of this Agreement.

“Pratt Employment Agreement” means the Employment Agreement between Buyer and Pratt in the form mutually agreed by Pratt and Company prior to the Closing.

“Pratt Option Agreement” means the incentive stock option award agreement between Buyer and Pratt in the form of mutually agreed by Pratt and Company prior to the Closing.

“Preliminary Closing Balance Sheet” has the meaning set forth in Section 3.3(b).

“Products/Services” means all products and services currently or at any time sold by Company prior to the date hereof, or by any predecessor of Company, or that have borne a trademark of Company, as part of, in or through the operation of the Business.

“Proforma Unaudited Financial Statements” has the meaning set forth in Section 4.5(a)(ii).

“Publicly Available Software” means (i) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., GNU General Public License, Lesser GNU Public License, Mozilla Public License, Apache Software License), or pursuant to similar licensing and distribution models; or (ii) any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (A) be disclosed or distributed in source code form; (B) be licensed for the purpose of making derivative works; or (C) be redistributable at no charge or minimal charge.

“Purchased Assets” has the meaning set forth in Section 2.1.

“Purchase Price” has the meaning set forth in Section 3.1.

“Real Property” has the meaning set forth in Section 4.12(c).

“Real Property Leases” has the meaning set forth in Section 4.12(c).

“Recent Balance Sheet” has the meaning set forth in Section 4.5(a).

“Reese” has the meaning set forth in the preamble of this Agreement.

 “Reese Employment Agreement” means the Employment Agreement between Buyer and Reese in the form mutually agreed by Reese and Company prior to the Closing.

“Reese Option Agreement” means the incentive stock option award agreement between Buyer and Reese in the form mutually agreed by Buyer and Company prior to the Closing.

“Reese Vehicle” means the 2011 white Chevrolet Suburban owned or leased by Company for use by Reese.

“Representatives” has the meaning set forth in Section 9.2.

“Required Consents” has the meaning set forth in Section 8.2(l).

“Schedule” has the meaning set forth in Section 10.1.

“SEC” means the U.S. Securities and Exchange Commission.

 “Second Applicable Ratio” has the meaning set forth in Section 3.5(c).

“Second Contingent Earn-Out Payment” has the meaning set forth in Section 3.5(c).

“Second Earn-Out Period” means the period beginning on the first (1st) anniversary of the Closing Date and ending on the calendar day immediately preceding the second (2nd) anniversary of the Closing Date.

“Second Revenue Goal” has the meaning set forth in Section 3.5(c).

“Securities Act” has the meaning set forth in Section 5.5.

“Settlement Date” has the meaning set forth in Section 3.2(e).

“Simple” has the meaning set forth in Section 4.1(e)(i).

“Simple Tire Business” has the meaning set forth in Section 4.1(e)(i).

“Simple Tire Group” has the meaning set forth in Section 6.7.

“Size It Up” has the meaning set forth in Section 4.1(e)(ii).

“Size It Up Business” has the meaning set forth in Section 4.1(e)(ii).

“Size It Up Option Agreement” has the meaning set forth in Section 8.2(r).

“SNDA” has the meaning set forth in Section 8.2(q).

“Subject Net Revenues” means, for any given period, the ordinary course gross revenues of Buyer generated from Subject Products and Services during such period, as determined in accordance with GAAP, as applied by Buyer in its regularly prepared financial statements, net of (i) any refunds made during such period or made, but not taken into account, during any prior period within the Earn-Out Period, (ii) any cancellations allowed during such period or allowed, but not taken into account, during any prior period within the Earn-Out Period, (iii) any “pass through revenue” from any sales tax or other pass through items, and (iv) any amounts outstanding and uncollected for ninety (90) days as of the end of such period, provided that such amounts will be added back into Subject Net Revenues during the Earn-Out Period in which they are collected if they are later collected during an Earn-Out Period, or in the case of Subject Net Revenues during the Third Earn-Out Period, within sixty (60) days after the end of the Third Earn-Out Period; provided, that, “Subject Net Revenues” shall exclude: (a) any and all revenue generated from the provision of products and/or services by Company to Simple Tire (including, without limitation, any and all pay-per-click (or PPC) revenue); and (b) any revenues generated from products and/or services related to the business or assets of any other business or entity acquired (including, without limitation, pursuant to a purchase of capital stock, a merger, share exchange, consolidation or acquisition of assets) by Buyer or any of its Affiliates after the Closing Date, even if such products and/or services would constitute Subject Products and Services.  Notwithstanding the foregoing, in the event that, as a result of any such acquisition, ordinary course gross revenues of Buyer generated from Subject Projects and Services during an Earn-Out Period are disqualified from being Subject Net Revenues after the Closing of such acquisition due to the proviso, above, because the Buyer has the acquired business receive such revenues post-Closing, Buyer agrees to promptly enter into good faith negotiations with Company to equitably adjust, and the parties shall equitably adjust, Subject Net Revenues after the closing of such acquisition for the projected amount of such Earn-Out Period revenues that were displaced.  “Subject Net Revenues” shall also exclude any payments received by Company prior to the Closing and the amount of deferred revenue required by GAAP to be recognized by Buyer following the Closing related to Excluded Deferred Revenue, which, for purposes of this Agreement, has been or will be part of the adjustment pursuant to Section 3.3(a).

“Subject Products and Services” means the business of: (a) designing, building and maintaining websites in the tire and wheel industry or for customers who were already customers of Company prior to the Effective Time regardless of whether such customers are in the tire and wheel industry; (b) offering web-based sales and marketing solutions in the tire and wheel industry or for customers who were already customers of Company prior to the Effective Time regardless of whether such customers are in the tire and wheel industry; (c) researching, designing, publishing, marketing, selling and supporting fitment and physical attribute data pertaining to wheels and tires and to dealer and franchise networks in the tire and wheel industry; and (d) developing enterprise software and enterprise resource planning (ERP) and point of sale software solutions in the tire and wheel industry. Such term shall include, without limitation, all operations carried on by Company, or related to products or services associated by trade name or otherwise with Company, including the entirety of the Tire Company Solutions and TCS Technologies operations that are related to the Business prior to the date hereof.  Further, such term shall also include the following businesses which Reese and Pratt intend to pursue on behalf of Buyer after the Closing Date notwithstanding that such businesses may not have been carried on by Company prior to the Closing Date (i) new business opportunities pursued by Buyer after the Closing Date and which are based on or arise out of, directly or indirectly, any Trade Rights of Company or any of its pre-Closing Affiliates and (ii) any other business opportunity pursued by Buyer in the tire and/or wheel aftermarket after the Closing Date.

“Subject Shares” means that number of shares determined by dividing (x) $1,716,666 by (y) the average of the closing price of one share of Buyer Stock for the twenty (20) trading day period ending five (5) trading days prior to the Closing Date, and adding Fifty Thousand (50,000) shares to that quotient.

“Successor Liabilities” means any Liabilities that any Person or Governmental Entity seeks to impose upon Buyer by virtue of any theory of successor liability, including, without limitation, Liabilities relating to environmental matters, any Employee Plan/Agreement, product liability, Taxes, labor and employment matters, COBRA, ERISA, the Code, the WARN Act, other applicable “plant-closing” or similar Law (including, as result of Company or the PEO failing to provide any notices that may be required under such Laws), FLSA or any equivalent state, municipal, county, local, foreign or other Law with respect to any of the foregoing, or as a result of Buyer’s failure to comply with any bulk transfer or similar Law.

“Target Net Asset Value” has the meaning set forth in Section 3.2(e).

“Taxes” means any federal, state, county, local, territorial, provincial or foreign income, net income, gross receipts, single business, unincorporated business, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, gains, withholding, social security (or similar), payroll, unemployment, disability, workers’ compensation, real property, personal property, ad valorem, replacement, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition, whether or not disputed and whether imposed by  Law, Order, Contract or otherwise, including any obligation to indemnify or otherwise assume or succeed to the Liability for Taxes of any other person.

“Tax Opinion” has the meaning set forth in Section 8.2(s).

“Tax Return” means any return, declaration, report, estimate, claim for refund or information return or statement relating to, or required to be filed in connection with, any Taxes, including any schedule, form attachment or amendment.

“TCS Employee/Independent Contractor Agreements” has the meaning set forth in Section 2.1(k).

“Tennessee Facility” has the meaning set forth in the recitals of this Agreement.

“Tennessee Lease” has the meaning set forth in Section 2.4(o).

“Third Applicable Ratio” has the meaning set forth in Section 3.5(d).

“Third Contingent Earn-Out-Payment” has the meaning set forth in Section 3.5(d).

“Third Earn-Out Period” means the period beginning on the second (2nd) anniversary of the Closing Date and ending on the calendar day immediately preceding the third (3rd) anniversary of the Closing Date.

“Third Party Claim” has the meaning set forth in Section 7.3.

“Third Revenue Goal” has the meaning set forth in Section 3.5(d).

“ThirstyPixel Payments” has the meaning set forth in Section 6.10(b).

“Total Excess Amount” has the meaning set forth in Section 3.5(g).

“Trade Rights” means rights in the following: (i) all trademark rights, business identifiers, trade dress, service marks, trade names, domain names and brand names; (ii) all copyrights and all other rights associated therewith and the underlying works of authorship, all inventions, know-how, discoveries, improvements and designs, including such rights in computer source codes, programs and other software (including all machine readable code, printed listings of code, documentation and related property and information), all patent rights and all proprietary rights associated therewith, trade secrets, Confidential Information, websites, shop and royalty rights, employee and independent contractor covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property or proprietary rights; (iii) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (iv) all privacy and publicity rights; and (v) all registrations of any of the foregoing, all applications therefor, all goodwill associated with any of the foregoing and all claims for infringement or breach thereof.

“Trade Rights Representations and Warranties” has the meaning set forth in Section 7.5(a)(i)(I).

“Transferred Receivables” has the meaning set forth in Section 2.1(h).

“Tribunal” has the meaning set forth in Section 9.3(b).

“Utah Facility” has the meaning set forth in the recitals of this Agreement.

“WARN Act” means the Worker Administration Retraining Notification Act of 1988, as amended.

“Waste” means (i) any petroleum, hazardous or toxic petroleum-derived substance or petroleum product, flammable or explosive material, radioactive materials, asbestos, urea formaldehyde foam insulation, foundry sand, polychlorinated biphenyls (PCBs), radon, mold or other microbial matter; (ii) any chemical or other material or substance that is now regulated, classified or defined as or included in the definition of “hazardous substance,” “hazardous waste,” “hazardous material,” “extremely hazardous substance,” “universal waste,” “special waste,” “restricted hazardous waste,” “toxic substance,” “toxic pollutant,” “pollutant” or “contaminant” under any Environmental Law, or any similar denomination intended to classify substance by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law; or (iii) any other chemical or other material, waste or substance, exposure to which is harmful to human health or the environment or which is prohibited, limited or regulated by or under any Environmental Law.

“Welfare Plans” has the meaning set forth in Section 2.1(l).

Exhibit 4.1

THIS UNSECURED NON-NEGOTIATABLE SUBORDINATED PROMISSORY NOTE (THIS “NOTE”) IS SUBORDINATED TO ALL “SENIOR DEBT” NOW OR HEREAFTER OWING BY THE ISSUER (AS DEFINED, BELOW) TO SILICON VALLEY BANK (THE “BANK”), AS PROVIDED IN THE SUBORDINATION AGREEMENT (AS DEFINED, BELOW) AND ANY OTHER LENDER (AS DEFINED, BELOW) PURUSANT TO ANY OTHER SUBORDINATION AGREEMENT ENTERED INTO IN CONNECTION THEREWITH.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE RESOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR UNLESS THE ISSUER RECEIVES AN OPINION OF THE HOLDER’S (AS DEFINED, BELOW) OR ANY SUBSEQUENT HOLDER’S COUNSEL, SATISFACTORY TO THE ISSUER, OR A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, SATISFACTORY TO THE ISSUER, THAT SUCH TRANSFER MAY BE EFFECTED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND AN OPINION OF THE HOLDER’S OR ANY SUBSEQUENT HOLDER’S COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH TRANSFER MAY BE EFFECTED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SUCH APPLICABLE STATE SECURITIES LAWS.

FORM OF UNSECURED NON-NEGOTIABLE SUBORDINATED PROMISSORY NOTE

$___________

Milwaukee, Wisconsin

September 30, 2014 (the “Issue Date”)

FOR VALUE RECEIVED, ARI NETWORK SERVICES, INC., a corporation organized under the laws of the State of Wisconsin (the “Issuer”), hereby promises to pay to _____________, an individual resident of the State of Utah (the “Holder”), the sum of _____________, together with interest accruing on the outstanding unpaid principal balance hereof from and after the date hereof at a rate per annum equal to five percent (5%), except as otherwise provided herein.

1.

Payment.  The original principal amount of this Note, and all interest accrued thereon, shall be payable as follows:

(a)

Payments under this Note shall be due and payable in equal quarterly installments commencing on the ninetieth (90th) calendar day after the Issue Date, and continuing on each ninetieth (90th) calendar day thereafter (or, if such payment date shall be a Saturday, Sunday or a legal holiday, on the first regular business day immediately following such date) until the fourth (4th) anniversary of the Issue Date, at which time all accrued interest and outstanding principal balance shall be due and payable in full.  Notwithstanding any provision contained in this Section 1(a), the first four (4) payments due and payable under this Note shall be interest only payments, and payments of principal and interest shall not commence until the first payment date after the first anniversary of the Issue Date;

Interest accrued hereunder shall be calculated for the actual number of days elapsed, using a daily rate determined by dividing the annual rate by three hundred sixty-five (365).  All payments of principal and interest hereunder shall be made in, and all references herein to monetary denominations shall refer to, lawful money of the United States of America.  All payments of principal and interest hereunder shall be made to the order of the Holder, at the address set forth in Section 9 of this Note for notices to the Holder, or such other address for payment as the Holder shall hereafter provide to the Issuer by notice in accordance with the notice procedures in Section 9.  As long as the notice of the address for notices and payment is clear and explicit, the Holder may designate different addresses for payment and notices.

2.

Prepayment.  The Issuer may at its sole election at any time and from time to time prepay all or any part of this Note without premium or penalty.  All prepayments shall be applied as follows:  (i) first to accrued and unpaid interest that is due and payable quarterly as provided herein, and (ii) then for principal.  Upon prepayment of part of the principal amount of this Note, the remaining principal payments shall be reduced on a pro rata basis to an amount which will repay the remaining principal balance of this Note over the same term as this Note would have been paid by payment only of the mandatory principal payments.

3.

Subordination.  The Holder, by its acceptance hereof, acknowledges that this Note is subordinated and junior in right of payment to all indebtedness, obligations and liabilities of the Issuer, existing as of the date hereof or hereafter incurred, to current or future Lenders (as hereinafter defined) (“Senior Debt”).  The Holder has entered into that certain Subordination Agreement dated as of the date hereof by and among the Bank, the Holder, the Issuer and Project Viking II Acquisition, Inc., as it may be amended, restated, modified or supplemented and in effect from time to time (the “Subordination Agreement”).  The Holder, by accepting this Note, agrees to execute such documents as any Lenders may request (including, but not limited to, an amendment to this Note reflecting the new subordination or intercreditor agreement) to effect the subordination intended hereunder in the form generally set forth in the Subordination Agreement, including, without limitation, any commercially reasonable debt subordination agreement or intercreditor agreement requested by Lenders.   For purposes hereof, “Lenders” shall mean: (i) the Bank and/or any other bank, financial institution or other entity regularly involved in the business of making loans; (ii) any finance company that provides financial accomodations to the Issuer in connection with any asset; (iii) Michael Sifen and his affiliates; and (iv) any shareholder (including, any such shareholder’s affiliates) of the Issuer that holds at least as many Subject Shares (as defined in the Purchase Agreement (as defined, below)) issued to the Holder by the Issuer as of the date hereof pursuant to the Purchase Agreement (as adjusted for any stock splits, reverse stock splits or stock dividends of Issuer’s stock that may occur after the date of this Note); provided, that the Holder shall not be required to execute any subordination documents with any person or entity that sells a business (through a sale of assets, equity or otherwise) to the Issuer or its affiliates after the date hereof.

4.

Events of Default.  Each of the following occurrences shall constitute an “Event of Default” under this Note:

(a)

Failure to Pay Principal or Interest.  If the Issuer shall fail to pay any installment of principal or interest due under this Note within ten calendar (10) days of the date scheduled for such payment and the Issuer does not cure such failure within five (5) calendar days of receipt of written notice indicating the occurrence of such failure as provided by the Holder duly given to the Issuer pursuant to Section 9, below.

(b)

Breach of Representation or Warranty.  If any representation or warranty made by the Issuer in Section 7 of this Note shall prove to have been false.

(c)

Insolvency.  The Issuer is adjudicated to be insolvent under Wisconsin law.

(d)

Involuntary Bankruptcy; Appointment of Receiver, Etc.  If an involuntary case shall be commenced against the Issuer and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect, or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

(e)

Voluntary Bankruptcy; Appointment of Receiver, Etc.  The Issuer shall have an order for relief entered with respect to it or shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property or assets,  or the Issuer shall make any assignment for the benefit of creditors.

(f)

Sale of Substantially all of the Assets of Issuer. The sale by the Issuer of all or substantially all of its assets to a person or entity that does not control, is not controlled by, or is not under common control with the Issuer prior to the transaction(s) resulting in the sale.

5.

Rights and Remedies.  Upon the occurrence of any Event of Default described in Sections 4(c), (d), (e), or (f), above, the unpaid principal amount of this Note, and any and all accrued interest hereunder, shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisal, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Issuer; and upon the occurrence and during the continuance of an Event of Default described in Sections 4(a) or (b), above, the Holder may declare, by written notice to the Issuer, the unpaid principal amount of and any and all accrued and unpaid interest under this Note to be due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisal, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Issuer.  For the avoidance of doubt, notwithstanding the provisions of any instruments or agreements of the Lenders assigned to the Holder or any other rights of the Lenders, no Event of Default or acceleration of payments shall occur under the Note unless an Event of Default occurs under the express terms of Section 4 hereof. If any amount payable under this Note is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.  As used herein, “Default Rate” shall mean a rate per annum equal to seven and one-half percent (7.50%).

6.

Representations and Warranties of the Holder.  The Holder hereby represents and warrants to the Issuer that:

(a)

Investment Purpose.  As of the date hereof, the Holder is obtaining this Note for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Act.

(b)

Transfer or Re-Sale.  The Holder understands that the sale or re-sale of this Note has not been and is not being registered under the Act or any applicable state securities laws, and, except as set forth in Section 13, below, this Note may not be assigned, transferred or sold unless the Holder receives the prior written consent of the Issuer (which consent shall not be unreasonably withheld by the Issuer as set forth in Section 13 hereof) and complies with the applicable provisions of the Subordination Agreement.

(c)

Authorization; Enforcement.  The Holder has duly and validly authorized the execution of this Note.  This Note has been duly executed and delivered on behalf of the Holder, and this Note constitutes the valid and binding agreement of the Holder enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or general principles of equity.

7.

Representations and Warranties of the Issuer.  The Issuer hereby represents and warrants to the Holder that:

(a)

Organization.  The Issuer is a corporation duly organized and validly existing under the laws of the jurisdiction in which it is incorporated.

(b)

Authorization; Enforcement.  (i) The Issuer has all requisite corporate power and authority to enter into and perform this Note and to consummate the transactions contemplated hereby and to issue and deliver this Note in accordance with the terms hereof, (ii) the execution and delivery of this Note by the Issuer and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Issuer, and (iii) this Note constitutes, and upon execution and delivery by the Issuer of this Note, such instrument will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors rights generally or general principles of equity.

8.

Presentment, etc. The Issuer hereby waives demand, presentment for payment, notice of nonpayment, protest and notice of protest.

9.

Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five (5) days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service), or the day of transmission, or if the transmission is not made on a business day, the first business day after the transmission (and the sender shall bear the burden of proof of delivery to the receiving equipment), if sent by facsimile.  The addresses and facsimile numbers for such communications shall be:

If to the Issuer:

ARI Network Services, Inc.

10850 West Park Place, Suite 1200

Milwaukee, Wisconsin 53224

Attention: Chief Financial Officer

Facsimile:  (414) 973-4619

With a copy to:

Mark C. Witt, Esq.

Godfrey & Kahn, S.C.

780 N. Water Street

Milwaukee, Wisconsin 53202

Facsimile:  (414) 273-5198

If to the Holder:

_____________

_____________

_____________

Facsimile:  _____________

With a copy to:

Riggs Davie PLC

150 Fourth Avenue North, Suite 1850

Nashville, Tennessee 37219

Attention: Alexander J. Davie

Facsimile:  615.242.4214

Each party shall provide notice to the other party of any change in address or facsimile number.  The Issuer may make all payments on this Note to the Holder at the address provided, above.  Notwithstanding any information available to the Issuer or actual knowledge of the Issuer, until the Issuer receives notice of a change of address in accordance with the notice provisions contained in this Section 9, the Issuer may direct all payments on this Note to the last address of which the Issuer has received such notice; provided, however, that an Event of Default will not have occurred hereunder if the Issuer timely makes payment to the Holder at an address that the Issuer in good faith believes to be the current address of the Holder because the Issuer has relied on a notice by the Holder which has not been given in accordance with the provisions of this Note.  In such event, the Issuer and the Holder upon discovery of the issue will promptly resolve any such discrepancy.  Notwithstanding any information available to the Issuer or actual knowledge of the Issuer that a person has acquired this Note from the Holder, and without limitation to the Issuer’s right to refuse its consent to the transfer of this Note, the Issuer may make all payments to the Holder until this Note has been surrendered for reissue to the acquiring person, together with such documentation evidencing and confirming the acquisition of the Note, as the Issuer in good faith requires.  All such payments will be deemed valid payments on this Note for the full amount of the payment.  If this Note is reissued to effect a transfer to a new person, such note may be issued by the Issuer for the then current principal balance if such balance is less than the face amount of this Note at the time of reissue.

10.

Interpretation.  The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  Whenever used in this Note, the singular number shall include the plural, the plural the singular, and the masculine shall include the feminine and the neuter, the words “Issuer,” and “Holder” shall be deemed to include the Issuer and the Holder as defined herein and their respective permitted successors and assigns, and the word “person” shall be deemed to mean natural persons, corporations, limited liability companies, partnerships and all other legal entities.

11.

Records.  The Issuer shall maintain records showing the principal and interest amount and the dates of the payments on this Note.  This Note shall be surrendered to the Issuer when the final payment of principal and interest is made.

12.

Severability.  If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note or the validity or enforceability of this Note in any other jurisdiction.

13.

Amendments; Assignment; Successors and Assigns.  This Note may be amended or modified only by an instrument in writing signed by the Issuer and the Holder.  This Note may not be assigned, transferred or sold by the Holder without the prior written consent of the Issuer (which consent may not be unreasonably withheld by the Issuer).  Any such assignment, transfer or sale of this Note must comply with the applicable provisions of the Subordination Agreement.  The Issuer may reasonably withhold its consent for reasons including, but not limited to, the Issuer concluding in good faith that (i) the proposed transferee or one of its affiliates is a competitor, is likely to be a competitor or is likely to be acquired by a competitor, of the Issuer, (ii) the assignment or transfer would violate any laws or cause the Issuer to violate any laws, or

(iii) the proposed transferee or one of its affiliates intends to use its rights under this Note or the Subordination Agreement to (A) affect the Issuer’s stock price, (B) unduly influence the Issuer’s Board of Directors from exercising its fiduciary duty to the Issuer’s stockholders, (C) assist such transferee in a tender offer for the Issuer’s stock, change in control of the Issuer, sale of assets of the Issuer, or other business combination involving the Issuer, or (D) absent an Event of Default hereunder, cause the Issuer to make payments under the Note earlier than required under the Note.  In the event that the Holder receives any proposed bona fide offer to purchase this Note, the Holder shall notify the Issuer of such an offer and, in addition to providing the Issuer with all information reasonably requested by the Issuer in connection with the Issuer’s consideration whether to consent to the proposed transfer, provide the Issuer with the right for thirty (30) calendar days after receipt of such notice to purchase this Note on substantially the same economic terms and conditions (subject to any modifications to such terms and conditions required under law or required to allow the Issuer to practically exercise its right to purchase provided that such modifications to not change the purchase price or payment terms paid for the Note) as being offered to the Holder by the proposed assignee or transferee.  Any permitted assignee or transferee of this Note shall agree in writing with the Issuer to the same restrictions on assignment or transfer of this Note as are set forth herein.  This Note shall be binding upon the Issuer and its permitted successors and assigns and shall inure to the benefit of the Holder and its permitted successors and assigns.

14.

Governing Law.  This Note shall be governed by and interpreted and enforced in accordance with the laws of the State of Wisconsin, without giving effect to any choice of law rules or provisions (whether the State of Wisconsin or any other jurisdiction) that would cause the application of the laws of any jurisidiction other than the State of Wisconsin. If at any time and for any reason whatsoever, the interest rate payable under this Note shall exceed the maximum rate of interest permitted to be charged by the Holder to the Issuer under applicable law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable law and that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable law shall be deemed a voluntary prepayment of principal.

15.

Consent to Jurisdiction.  The Issuer and the Holder irrevocably consent to the exclusive jurisdiction of any federal court located within either the Middle District of Tennessee or the Eastern District of the State of Wisconsin for the purposes of any suit, action or other proceeding arising out of this Note.  The Issuer and the Holder irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Note in such court, and hereby irrevocably and unconditionally waive and agree not to plead or claim in such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.  The Issuer and the Holder further agree that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address as set forth herein shall be effective service of process for any such action, suit or proceeding.  THE ISSUER AND THE HOLDER HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

16.

Set-Off.  This Note is delivered pursuant to, and is subject to, the terms and conditions of that certain Asset Purchase Agreement dated as of the date hereof by and among the Holder, the Issuer, Tire Company Solutions, LLC (the “Company”) and Barry Reese (the “Purchase Agreement”).  The Purchase Agreement contains, among other things, provisions for set-off by the Issuer against amounts due under this Note in the event the Issuer claims indemnification from the Holder and/or the Company pursuant to the Purchase Agreement.  Any set-off by the Issuer of amounts due under this Note shall be deemed to be a prepayment of the latest installment(s) of principal due under this Note.  Reference should be made to the Purchase Agreement for relevant terms and provisions which bear upon this Note and the payments to be made hereunder.

17.

Counterparts.  This Note may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed in its name by its duly authorized officer as of the date first above written.

ISSUER:

ARI NETWORK SERVICES, INC.

By:  __________________________________

        William A. Nurthen,

        Vice President, Chief Financial Officer and

        Secretary

Acknowledged and agreed to:

HOLDER:

________________________________

_____________

[Signature Page to Unsecured Non-Negotiable Subordinated Promissory Note.]

Exhibit 10.1

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of September 30, 2014 (the “First Loan Modification Effective Date”), by and among (i) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 230 West Monroe Street, Suite 720, Chicago, Illinois 60606 (“Bank”), (ii) ARI NETWORK SERVICES, INC., a Wisconsin corporation (“ARI”) and (iii) PROJECT VIKING II ACQUISITION, INC., a Wisconsin corporation (“Viking”, and together with ARI, individually and collectively, jointly and severally, the “Borrower”).

1.

DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of April 26, 2013, evidenced by, among other documents, a certain Loan and Security Agreement dated as of April 26, 2013 (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.

DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement and (b) the Intellectual Property Collateral as described in that certain Intellectual Property Security Agreement dated as of April 26, 2013, by and between Borrower and Bank (the “IP Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.

EXISTING TERM LOAN.  Borrower and Bank acknowledge and agree that the outstanding principal balance of the existing Term Loan as of September 30, 2014 is $3,905,175.51.

4.

 DESCRIPTION OF CHANGE IN TERMS.

A.

Modification to Loan Agreement.

1

The Loan Agreement shall be amended by deleting the following text appearing as Section 2.1.2 thereof:

“2.1.2 Term Loan.

(a)

Availability.  Bank shall make one (1) term loan (the “Term Loan”) available to Borrower in an amount up to Four Million Five Hundred Thousand Dollars ($4,500,000) (the “Term Loan Amount”) on the Effective Date, subject to the satisfaction of the terms and conditions of this Agreement.

(b)

Repayment.  Borrower shall make interest payments on the outstanding principal balance of the Term Loan as follows: (i) with respect to Prime Rate Loans, commencing on the first day of the Borrower’s Fiscal Quarter following the Fiscal Quarter in which the Funding Date occurs, Borrower shall make quarterly payments of interest with respect to the Term Loan and thereafter on the first day of each successive Fiscal Quarter thereafter until the Term Loan is paid in full and (ii) with respect to LIBOR Loans, Borrower shall make interest  commencing on the last day of the initial Interest Period following the Funding Date, and on the last day of each Interest Period ending thereafter, Borrower shall remit to Bank all accrued and outstanding interest with respect to such Interest Period.   In addition, Borrower shall repay the principal amount of the Term Loan (each payment of principal and/or interest being a “Term Loan Payment”), in quarterly installments of principal commencing on August 1, 2013 and on the first day of each successive Fiscal Quarter thereafter until the Term Loan is paid in full, based on the installment amounts set forth below opposite each installment payment date set forth below:

Installment Payment Dates	Installment Amount
August 1, 2013 through and including May 1, 2014	$112,500.00
August 1, 2014 through and including May 1, 2015	$168,750.00
August 1, 2015 through and including February 1, 2018	$281,250.00

To the extent not previously paid, the then outstanding principal amount of the Term Loan shall be due and payable on the Term Loan Maturity Date, together with accrued and unpaid interest on such principal amount to be paid to but excluding the date of payment.  Once repaid, the Term Loan may not be reborrowed.

(c)

Prepayment of Term Loan.   Borrower may at any time and from time to time prepay all, but not less than all, of the outstanding principal balance of the Term Loan, upon irrevocable notice delivered to the Bank no later than 10:00 A.M., Pacific time, three (3) Business Days prior thereto, in the case of LIBOR Loans, and no later than 10:00 A.M., Pacific time, one (1) Business Day prior thereto, in the case of Prime Rate Loans, which notice shall specify the date and amount of the proposed prepayment, it being understood that if a LIBOR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.6(c)(ii).  If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment fee in an amount equal to (i) if such prepayment occurs on or prior to the First Anniversary, Ninety Thousand Dollars ($90,000) (i.e. two percent (2.00%) of Four Million Five Hundred Thousand Dollars ($4,500,000)); (ii) if such prepayment occurs after the First Anniversary but on or before the Second Anniversary, Forty Five Thousand Dollars ($45,000) (i.e. one percent (1.00%) of Four Million Five Hundred Thousand Dollars ($4,500,000)); and (iii) if such prepayment occurs after the Second Anniversary, no prepayment fee will be charged. No prepayment fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank.  In addition, if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing, such notice of prepayment may be revoked if the financing is not consummated.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

(d)

Each prepayment of the Term Loan under Section 2.1.2(c) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.  The Borrower shall deliver to the Bank notice of such prepayment of the Term Loan made pursuant to Section 2.1.2(c) not less than three (3) Business Days prior to the date such prepayment shall be made.

and inserting in lieu thereof the following:

“2.1.2 Term Loan 2014.

(a)

Availability.  Bank shall make one (1) term loan (the “Term Loan 2014”) available to Borrower in an amount up to Six Million Fifty Thousand Dollars ($6,050,000) (the “Term Loan 2014 Amount”) on the First Loan Modification Effective Date, subject to the satisfaction of the terms and conditions of this Agreement.

(b)

Repayment.  Borrower shall make interest payments on the outstanding principal balance of the Term Loan 2014 as follows: (i) commencing on the first day of the Borrower’s Fiscal Quarter following the Fiscal Quarter in which the Funding Date occurs, Borrower shall make quarterly payments of interest with respect to the Term Loan 2014 and thereafter on the first day of each successive Fiscal Quarter thereafter until the Term Loan 2014 is paid in full.  In addition, Borrower shall repay the principal amount of the Term Loan 2014 (each payment of principal and/or interest being a “Term Loan 2014 Payment”), in quarterly installments of principal commencing on November 1, 2014 and on the first day of each successive Fiscal Quarter thereafter until the Term Loan 2014 is paid in full, based on the installment amounts set forth below opposite each installment payment date set forth below:

Installment Payment Dates	Installment Amount
November 1, 2014 through and including August 1, 2016	$151,250.00
November 1, 2016 through and including August 1, 2017	$226,875.00
November 1, 2017 through and including August 1, 2019	$302,500.00

To the extent not previously paid, the then outstanding principal amount of the Term Loan 2014 shall be due and payable on the Term Loan 2014 Maturity Date, together with accrued and unpaid interest on such principal amount to be paid to but excluding the date of payment.  Once repaid, no portion of the Term Loan 2014 may not be reborrowed.

(c)

Prepayment of Term Loan 2014.   Borrower may at any time and from time to time prepay all, but not less than all, of the outstanding principal balance of the Term Loan 2014, upon irrevocable (except as provided below) notice delivered to the Bank no later than 10:00 A.M., Pacific time, one (1) Business Day prior thereto.  If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment fee in an amount equal to (i) if such prepayment occurs on or prior to the First Anniversary, One Hundred Twenty One Thousand Dollars ($121,000.00) (i.e. two percent (2.00%) of Six Million Fifty Thousand Dollars ($6,050,000)); (ii) if such prepayment occurs after the First Anniversary but on or before the Second Anniversary, Sixth Thousand Five Hundred Dollars ($60,500.00) (i.e. one percent (1.00%) of Six Million Fifty Thousand Dollars ($6,050,000)); and (iii) if such prepayment occurs after the Second Anniversary, no prepayment fee will be charged. No prepayment fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank or another division of Silicon Valley Bank.  In addition, if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing, such notice of prepayment may be revoked if the financing is not consummated.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

(d)

Each prepayment of the Term Loan 2014 under Section 2.1.2(c) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(e)

Use of Proceeds of the Term Loan 2014.  Proceeds of the Term Loan 2014 shall be used (i) first, to the repayment in full of the outstanding principal balance and all accrued and unpaid interest on the existing Term Loan; and (ii) second, to support the Borrower’s TCS Acquisition described in the TCS Acquisition Agreement.  Bank acknowledges and agrees that no prepayment fee shall be due in connection with the repayment of the existing Term Loan.

(f)

Excess Cash Flow Recapture Amount.  Following July 31, 2015 and continuing until such date as Borrower’s Total Leverage Ratio is less than 2.00:1.00 (as determined by Bank based on Borrower’s annual audited financial statements delivered to Bank), if, for any fiscal year of the Borrower during any such  annual period, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply 25% of such Excess Cash Flow (the “Excess Cash Flow Recapture Amount”), toward the prepayment of the Term Loan 2014 and other amounts as set forth in Section 2.1.2 (b), to be applied in inverse order of maturity; provided, that the prepayment fee described in Section 2.1.2(c) above shall not be applicable to the application of any such Excess Cash Flow Recapture Amount.  Each such prepayment shall be made on a date (each an “Excess Cash Flow Application Date”) occurring no later than the earliest of (i) the date that is 30 days after the date on which the financial statements of the Borrower referred to in Section 6.2(3), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Bank, (ii) the date that is 30 days after the date such financial statements are actually delivered and (iii) May 31st of such year.

2

The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3 thereof:

“2.3

Payment of Interest on the Credit Extensions.

(a)

Interest Rate.  Subject to Section 2.3(c) and (e):

(i)

Advances.  The principal amount outstanding under the Revolving Line shall be maintained as either LIBOR Loans or as Prime Rate Loans, and shall accrue interest as follows:

(A)

Subject to Sections 3.6 and 3.7, each Advance maintained as a LIBOR Loan shall bear interest for each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined on the first day of such Interest Period plus (ii) the Applicable Margin, which interest shall be payable in arrears, on the last day of each applicable Interest Period; and

(B)

Each Advance maintained as a Prime Rate Loan shall bear interest at a rate per annum equal to the Prime Rate plus (ii) the Applicable Margin, which interest shall be payable monthly, in arrears, on the first day of each month.

(ii)

Term Loan.  The principal amount outstanding under the Term Loan shall be maintained as either LIBOR Loans or as Prime Rate Loans, and shall accrue interest as follows:

(A)

Subject to Sections 3.6 and 3.7, each portion of the Term Loan maintained as a LIBOR Loan shall bear interest for each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined on the first day of such Interest Period plus

(ii) the Applicable Margin, which interest shall be payable in arrears, in accordance with Section 2.1.2(b); and

(B)

Each portion of the Term Loan maintained as a Prime Rate Loan shall bear interest at a rate per annum equal to the Prime Rate plus (ii) the Applicable Margin, which interest shall be payable quarterly, in arrears, on the first day of each Fiscal Quarter.

(b)

Interest Rate Determination.    The foregoing applicable interest rates for Credit Extensions consisting of Advances or the Term Loan will be adjusted on the first (1st) day of each Interest Period and fixed for the duration of each such Interest Period.  As of each Interest Rate Determination Date, Bank shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Term Loan for which an interest rate is then being determined for the applicable Interest Period.  In the event that Bank shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), as of any Interest Rate Determination Date with respect to any Credit Extensions consisting of Advances or the Term Loan, that adequate and fair means do not exist for ascertaining the interest rate applicable to such Credit Extensions consisting of Advances or the Term Loan on the basis provided for in the definition of LIBOR Rate, then Bank may select a comparable replacement index and corresponding margin.

(c)

Default Rate.  Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”).  Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations.  Payment or acceptance of the increased interest rate provided in this Section 2.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(d)

Adjustment to Interest Rate.    Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(e)

Payment; Interest Computation.  Unless otherwise indicated, interest is payable on each Interest Payment Date.  Interest accruing on LIBOR Loans shall be computed on the basis of a 360-day year for the actual number of days elapsed and interest accruing on Prime Rate Loans shall be computed on the basis of a 365/366 (as applicable) day year for the actual number of days elapsed.  In computing interest, (i) all payments received after 10:00 A.M. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.”

and inserting in lieu thereof the following:

“2.3

Payment of Interest on the Credit Extensions.

(a)

Advances.  Subject to Section 2.3(c), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus the Applicable Margin, which interest shall be payable monthly in accordance with Section 2.3(e) below.

(b)

Term Loan 2014.  Subject to Section 2.3(c), the principal amount outstanding under the Term Loan 2014 shall accrue interest at a floating per annum rate equal to the Prime Rate plus the Applicable Margin, which interest shall be payable quarterly in accordance with Section 2.1.2(b) above.

(c)

Default Rate.  Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”).  Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations.  Payment or acceptance of the increased interest rate provided in this Section 2.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(d)

Adjustment to Interest Rate.  Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(e)

Payment; Interest Computation.  Interest on outstanding Advances is payable monthly on the first calendar day of each month and shall be computed on the basis of a 365/366 (as applicable) day year for the actual number of days elapsed.  In computing interest, (i) all payments received after 12:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Advance shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.”

3

The Loan Agreement shall be amended by deleting the following text appearing as Section 3.4 thereof:

“3.4

Procedures for Borrowing; Advances.  Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, an Advance shall be made upon Borrower’s irrevocable written notice delivered to Bank by electronic mail in the form of a Notice of Borrowing executed by an Authorized Signer or without instructions if any Advances is necessary to meet Obligations which have become due.  Such Notice of Borrowing must be received by Bank prior to 12:00 noon Pacific time, (i) at least one (1) Business Days prior to the requested Funding Date, in the case of any LIBOR Loan, and (ii) on the requested Funding Date, in the case of a Prime Rate Loan, specifying: (1) the amount of the Advance; (2) the requested Funding Date; (3) whether the Loan is to be comprised of LIBOR Loans or Prime Rate Loans; and (4) the duration of the Interest Period applicable to any such LIBOR Loans included in such notice; provided that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Loan comprised of LIBOR Loans, such Interest Period shall be one (1) month.  In addition to such Notice of Borrowing, Borrower must promptly deliver to Bank by electronic mail a completed Payment/Advance Form executed by an Authorized Signer together with such other reports and information.  Bank may make Advances under this Agreement (i) based on verbal/telephonic instructions from a Responsible Officer or his or her designee, so long as (a) such requests for Advances are Prime Rate Loans and (b) Borrower promptly delivers to Bank by electronic mail a completed Payment Advance Form executed by an Authorized Signer; or (ii) without instructions if the Advances are necessary to meet Obligations which have become due.”

and inserting in lieu thereof the following:

“3.4

Procedures for Borrowing; Advances.  Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon Pacific time on the Funding Date of the Advance.  Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee.  Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.  Bank shall credit Advances to the Designated Deposit Account.  Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due.”

4

The Loan Agreement shall be amended by deleting Section 3.5 through Section 3.8 thereof.

5

The Loan Agreement shall be amended by deleting the following text appearing as Section 6.7(a) thereof:

“(a)

Senior Leverage Ratio.  A Senior Leverage Ratio equal to or less than 2.00 to 1.00, measured on a trailing twelve month basis ending as of the date of measurement, tested (i) on the Effective Date, after giving effect to the initial Credit Extensions; and (ii) (A) monthly when there are outstanding Advances under the Revolving Line as of the date of measurement, or (B) quarterly, on the last day of each Fiscal Quarter, so long as there are no outstanding Advances under the Revolving Line as of the date of measurement.”

and inserting in lieu thereof the following:

“(a)

Total Leverage Ratio.  A Total Leverage Ratio, measured on a trailing twelve (12) month basis ending as of the date of measurement, (i) from the First Loan Modification Effective Date through and including the period ending October 31, 2014, equal to or less than 3.25:1.00, and (ii) for each period ending thereafter, equal to or less than 3.00:1.00, to be tested (A) monthly, on the last day of each month, when there are outstanding Advances under the Revolving Line as of the date of measurement, or (B) quarterly, on the last day of each Fiscal Quarter, if there are no outstanding Advances under the Revolving Line as of the date of measurement.”

6

The Loan Agreement shall be amended by deleting the following text appearing as Section 7.3 thereof:

“7.3

Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary).  A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.”

and inserting in lieu thereof the following:

“7.3

Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or, other than the TCS Acquisition consented to by Bank, acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary).  A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.”

7

The Loan Agreement shall be amended by deleting the following text appearing as Section 8.1 thereof:

“8.1

Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due (provided that failure by Bank to timely debit Borrower’s account at Bank for any interest and/or principal payment will not result in an Event of Default hereunder), or (b) pay any other Obligation within three (3) Business Days after such Obligation is due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

and inserting in lieu thereof the following:

“8.1

Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due (provided that failure by Bank to timely debit Borrower’s account at Bank for any interest and/or principal payment will not result in an Event of Default hereunder), or (b) pay any other Obligation within three (3) Business Days after such Obligation is due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date and/or the Term Loan 2014 Maturity Date).  During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);”

8

The Loan Agreement shall be amended by deleting the following text appearing in Section 10 thereof:

ARI Network Services, Inc.

10850 West Park Place, Suite 1200

Milwaukee, Wisconsin 53224

Attn: Mr. Darin Janecek

Fax: 414-973-4357

Email: Darin.Janacek@arinet.com

Website URL: www.arinet.com

and inserting in lieu thereof the following:

ARI Network Services, Inc.

10850 West Park Place, Suite 1200

Milwaukee, Wisconsin 53224

Attn: Mr. Bill Nurthen

Fax: 414-973-4620

Email: bill.nurthen@arinet.com

Website URL: www.arinet.com

9

The Loan Agreement shall be amended by deleting the following terms and their respective definitions appearing in Section 13.1 thereof:

“Continuation Date” means any date on which Borrower continues a LIBOR Loan into another Interest Period.

“Conversion Date” means any date on which Borrower converts a Prime Rate Loan to a LIBOR Loan or a LIBOR Loan to a Prime Rate Loan.

“Interest Payment Date” means, with respect to any LIBOR Loan, the last day of each Interest Period applicable to such LIBOR Loan and, with respect to Prime Rate Loans,

the first day of each month (or, if that day of the month does not fall on a Business Day, then on the first Business Day following such date), and each date a Prime Rate Loan is converted into a LIBOR Loan to the extent of the amount converted to a LIBOR Loan.

“Interest Period” means, as to any LIBOR Loan, the period commencing on the date of such LIBOR Loan, or on the conversion/continuation date on which the LIBOR Loan is converted into or continued as a LIBOR Loan, and ending on the date that is one (1), two (2), or  three (3) months thereafter, in each case as Borrower may elect in the applicable Notice of Conversion/Continuation; provided, however, that (a) no Interest Period with respect to any LIBOR Loan shall end later than the Revolving Line Maturity Date, (b) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, (c) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (d) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (e) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.

“Interest Rate Determination Date” means each date for calculating LIBOR for purposes of determining the interest rate in respect of an Interest Period.  The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Loan.

“LIBOR” means, for any Interest Rate Determination Date with respect to an Interest Period for any Advance to be made, continued as or converted into a LIBOR Loan, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 0.0001%) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior to the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance.

“LIBOR Loan” and “LIBOR Loans” means any Credit Extension that bears interest based on the LIBOR Rate.

“LIBOR Rate” means, for each Interest Period in respect of LIBOR Loans comprising part of the same Credit Extension an interest rate per annum (rounded upward, if necessary, to the nearest 0.0001%) equal to the greater of (i) one percent (1.00%) and (ii) LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period.

“Notice of Borrowing” means a notice given by Borrower to Bank in accordance with Section 3.4(a), substantially in the form of Exhibit B, with appropriate insertions.

“Notice of Conversion/Continuation” means a notice given by Borrower to Bank in accordance with Section 3.5, substantially in the form of Exhibit C, with appropriate insertions.

“Prime Rate Loan” means any Loan that bears interest based on the Prime Rate.

“Reserve Requirement” means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D against “Eurocurrency liabilities” (as such term is used in Regulation D) by member banks of the Federal Reserve System.  Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of LIBOR or (b) any category of extensions of credit or other assets which include Advances.

“Senior Leverage Ratio” means, as at the last day of any period, the ratio of (a Total Senior Indebtedness on such day, to (b)  EBITDA for such period.

“Term Loan” is defined in Section 2.1.2(a).

“Term Loan Amount” is defined in Section 2.1.2(a).

“Term Loan Maturity Date” is April 26, 2018 (60 months after the Effective Date).

“Term Loan Payment” is defined in Section 2.1.2(b).

“Total Senior Indebtedness” means, as of any date of determination, the aggregate principal amount of all Indebtedness of the Borrower and its consolidated Subsidiaries owed to Bank at such date, determined on a consolidated basis in accordance with GAAP.

10

The Loan Agreement shall be amended by deleting the following terms and their respective definitions appearing in Section 13.1 thereof:

“Applicable Margin” is the rate per annum set forth under the relevant column heading below, as determined by Bank quarterly, based on the Compliance Certificate corresponding with the end of each Fiscal Quarter of Borrower and as required to be delivered pursuant to Section 6.2(b):

	With respect to Term Loans and Advances

Senior Leverage Ratio	LIBOR Loans	Prime Rate Loans
>1.75:1.00	3.25%	1.00%
>1.25:1.00 but < 1.75:1.00	3.00%	0.75%
< 1.25:1.00	2.75%	0.50%

Notwithstanding the foregoing, (a) until the delivery of the first Compliance Certificate corresponding with the end of Borrower’s Fiscal Quarter ending after the Effective Date, as required to be delivered pursuant to Section 6.2(b), the Applicable Margin applicable to the Term Loan and Advances under the Revolving Line shall be the rates corresponding to a Senior Leverage Ratio of 1.75:1.00 in the foregoing table, (b) if the Borrower fails to timely deliver any of the financial statements required by Section 6.2 and the related Compliance Certificate required by Section 6.2(b), by the respective date required thereunder after the end of any applicable reporting period of the Borrower, the Applicable Margin applicable to the Term Loans and Advances under the Revolving Line shall be the rates corresponding to a Senior Leverage Ratio of 1.75:1.00 in the foregoing table until such financial statements and Compliance Certificate are delivered, and (c) no reduction to the Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing.

If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Bank determines that (x) the Senior Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (y) a proper calculation of the Senior Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Senior Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall automatically and retroactively be obligated to pay to the Bank, promptly on demand by the Bank, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; provided that such period may not exceed one hundred eighty (180) days prior to such demand by Bank; and (ii) if the proper calculation of the Senior Leverage Ratio would have resulted in lower pricing for such period, the Bank shall have no obligation to repay any interest or fees to the Borrower, but the same shall be applied to reduce any outstanding Obligations.

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including any Notice of Borrowing or other Advance request, on behalf of Borrower.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including any Notice of Borrowing or other Advance request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other governmental action to close, except that if any determination of a “Business Day” shall relate to a LIBOR Advance, the term “Business Day” shall also mean a day on which dealings are carried on in the London interbank market.

“Credit Extension” is any Advance, Term Loan, any Overadvance, Letter of Credit, foreign exchange forward contract, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) one-time costs and other non-recurring fees and expenses incurred in connection with the transactions under this Agreement, the Ready2Ride acquisition and the 50Below acquisition; plus (f) other reasonable non-cash, including, without limitation, non-cash stock compensation expense, and other one-time charges reducing Net Income, in each case approved by Bank in writing as an ‘add back’ to EBITDA.

“First Anniversary” is the date that is 365 days after the Effective Date.

“Fixed Charges” means, with respect to Borrower and its consolidated Subsidiaries for any trailing twelve-month period, the sum (without duplication) of (a) Interest Expense paid in cash for such period provided, that for the first three (3) quarterly testing periods occurring after the Effective Date, the calculation of Interest Expense shall include only the actual cash Interest Expense actually incurred in such quarterly testing period, plus (b) scheduled payments actually paid in cash during such period on account of the principal amount of outstanding Indebtedness of the Borrower and its consolidated Subsidiaries (including, without limitation, all scheduled principal payments and prepayments in respect of the Term Loan; provided, that for the first four (4) quarterly testing periods occurring after the Effective Date, such principal payments and prepayments shall be deemed to be Four Hundred Fifty Thousand Dollars ($450,000)).

“Revolving Line Maturity Date” is April 26, 2015 (24 months after the Effective Date).

and inserting in lieu thereof the following:

“Applicable Margin” is the rate per annum set forth under the relevant column heading below, as determined by Bank at such time as the Total Leverage Ratio is tested by Bank (i.e. monthly, on the last day of each month, when there are outstanding Advances under the Revolving Line and quarterly, on the last day of each Fiscal Quarter, when there are no outstanding Advances under the Revolving Line), based on the Compliance Certificate corresponding with the end of each such period and as required to be delivered pursuant to Section 6.2(b):

With respect to the Term Loan 2104 and Advances

Total Leverage Ratio	Applicable Margin
>2.50:1.00	1.50%
>1,75:1.00 but < 2.50:1.00	1.00%
< 1.75:1.00	0.50%

Notwithstanding the foregoing, (a) until the delivery of the first Compliance Certificate following the First Loan Modification Effective Date, as required to be delivered pursuant to Section 6.2(b), the Applicable Margin applicable to the Term Loan 2014 and Advances under the Revolving Line shall be the rates corresponding to a Total Leverage Ratio of 2.50:1.00 in the foregoing table, (b) if the Borrower fails to timely deliver any of the financial statements required by Section 6.2 and the related Compliance Certificate required by Section 6.2(b), by the respective date required thereunder after the end of any applicable reporting period of the Borrower, the Applicable Margin applicable to the Term Loan 2014 and Advances under the Revolving Line shall be the rates corresponding to a Total Leverage Ratio of 2.50:1.00 in the foregoing table until such financial statements and Compliance Certificate are delivered, and (c) no reduction to the Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing.

If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Bank determines that (x) the Total Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (y) a proper calculation of the Total Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall automatically and retroactively be obligated to pay to the Bank, promptly on demand by the Bank, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; provided that such period may not exceed one hundred eighty (180) days prior to such demand by Bank; and (ii) if the proper calculation of the Total Leverage Ratio would have resulted in lower pricing for such period, the Bank shall have no obligation to repay any interest or fees to the Borrower, but the same shall be applied to reduce any outstanding Obligations.

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including any Advance request, on behalf of Borrower.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including any Advance request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other governmental action to close.

“Credit Extension” is any Advance, Term Loan 2014, any Overadvance, Letter of Credit, foreign exchange forward contract, amount utilized for cash management services, or any other extension of credit by Bank for Borrower’s benefit.

“EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) one-time costs and other non-recurring fees and expenses incurred in connection with the transactions under this Agreement, the Ready2Ride acquisition, the 50Below acquisition and the TCS Acquisition; plus (f) other reasonable non-cash items, including, without limitation, non-cash stock compensation expense, and other one-time charges reducing Net Income, in each case approved by Bank in writing as an ‘add back’ to EBITDA.

“First Anniversary” is the date that is 365 days after the First Loan Modification Effective Date.

“Fixed Charges” means, with respect to Borrower and its consolidated Subsidiaries for any trailing twelve-month period, the sum (without duplication) of (a) Interest Expense paid in cash for such period, plus (b) scheduled payments actually paid in cash during such period on account of the principal amount of outstanding Indebtedness of the

Borrower and its consolidated Subsidiaries (including, without limitation, all scheduled principal payments and prepayments in respect of the Term Loan 2014; provided, that for the first four (4) quarterly testing periods occurring after the First Loan Modification Effective Date, such principal payments and prepayments shall be deemed to be Six Hundred Five Thousand Dollars ($605,000).

“Revolving Line Maturity Date” is September 30, 2016.

11

The Loan Agreement shall be amended by inserting the following terms and their corresponding definitions in Section 13.1 thereof, each in its applicable alphabetical order:

“Excess Cash Flow” means, for any period of measurement, Borrower’s (i) consolidated EBITDA minus (ii) income taxes actually paid in cash, minus (iii) cash Interest Expense, minus (iv) principal payments, minus (v) unfinanced Capital Expenditures minus (vi) capitalized software expenditures.

“Excess Cash Flow Application Date” is defined in Section 2.1.2(f).

“Excess Cash Flow Recapture Amount”: is defined in Section 2.12(f).

“First Loan Modification Effective Date” is September 30, 2014.

“TCS Acquisition” means the transactions described in the TCS Acquisition Agreement.

“TCS Acquisition Agreement” means that certain Asset Purchase Agreement among ARI, Tire Company Solutions, LLC, Barry Reese sand Kenny Pratt, dated on or about the First Loan Modification Effective Date.

“Term Loan 2014” is defined in Section 2.1.2(a).

“Term Loan 2014 Payment Amount” is defined in Section 2.1.2(a).

“Term Loan 2014 Maturity Date” is September 30, 2019.

“Total Leverage Ratio” is, as of any measurement date, the ratio of (i) Borrower’s outstanding Indebtedness, including, without limitation or duplication, all outstanding Obligations of Borrower owed to Bank; divided by (ii) EBITDA for the trailing twelve (12) month period ending as of such measurement date.

12

The Notice of Borrowing attached as Exhibit B to the Loan Agreement and the Notice of Conversion/Continuation attached as Exhibit C to the Loan Agreement are hereby deleted in their entirety.

13

The Compliance Certificate attached as Exhibit D to the Loan Agreement is hereby replaced with Exhibit A attached hereto.

5.

CONDITIONS PRECEDENT.  As a condition precedent to the effectiveness of this Loan Modification Agreement and the Bank’s obligation to continue to make Advances under the Revolving Line, the Bank shall have received the following documents prior to or concurrently with this Agreement, each in form and substance satisfactory to the Bank:

A.

this Loan Modification Agreement duly executed on behalf of each Borrower;

B.

copies, certified by a duly authorized officer of Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

C.

a Subordination Agreement from Barry Reese, Kenny Pratt and Tire Company Solutions, LLC, attaching thereto a copy of the Buyer Note (as such term is defined in the TCS Acquisition Agreement);

D.

the duly executed Consent, attaching thereto an executed copy of the TSC Acquisition Agreement, together with copies of all documents executed and/or delivered in connection therewith;

E.

updated evidence of insurance; and

F.

such other documents as Bank may reasonably request.

6.

CONDITION SUBSEQUENT.  Borrower shall take the following actions after the First Loan Modification Effective Date (the “Post-Closing Covenant”).  The failure by Borrower to comply with the Post-Closing Covenant on or before the applicable date set forth below, or at such later date as Bank may agree in writing, in its sole discretion, shall constitute an immediate Event of Default:

A.

On or before December 31, 2014, Borrower shall have closed the deposit account in the name of ARI at Fifth Third Bank, and transferred the proceeds in such account to an account of Borrower at Bank.

7.

FEES.  Borrower shall pay to Bank a modification fee equal to Thirty One Thousand Dollars ($31,000), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

8.

RATIFICATION OF IP AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Agreement, and acknowledges, confirms and agrees that the IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Agreement, shall remain in full force and effect.

9.

RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of the date hereof, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

10.

CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

11.

RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

12.

NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

13.

GOVERNING LAW.  Section 11 of the Loan Agreement is hereby incorporated in its entirety.

14.

CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

15.

CONFIDENTIALITY.  Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

16.

COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[Signature page follows.]

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

ARI NETWORK SERVICES, INC.

By /s/ William A. Nurthen
Name: William A. Nurthen
Title: Vice President, Chief Financial Officer and Secretary

PROJECT VIKING II ACQUISITION, INC.

By /s/ William A. Nurthen
Name: William A. Nurthen
Title: Vice President, Chief Financial Officer and Secretary

BANK:

SILICON VALLEY BANK

By /s/ Jordan R. Parcell
Name: Jordan R. Parcell
Title: Vice President

Exhibit A to First Loan Modification Agreement

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:

SILICON VALLEY BANK

Date:

FROM:

ARI NETWORK SERVICES, INC.

PROJECT VIKING II ACQUISITION, INC.

The undersigned authorized officer of ARI NETWORK SERVICES, INC. (“ARI”), PROJECT VIKING II ACQUISITION, INC. (“Viking”, and together with ARI, individually and collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement (the “Agreement”), between Borrower and Silicon Valley Bank (“Bank”): (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) unless noted below, there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these supporting documents have been prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under the “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements	Monthly within 30 days	Yes No
Compliance Certificates	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 120 days	Yes No
10-Q, 10-K and 8-K, if applicable	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the
Effective Date (if no registrations, state “None”)

__________________________________________________________________________________

__________________________________________________________________________________

Financial Covenants	Required	Actual	Complies

Maintain as indicated:
Total Leverage Ratio (monthly/quarterly)	*	_____:1.00	Yes No
Fixed Charge Coverage Ratio (quarterly)	>1.25:1.00	_____:1.00	Yes No

*See Section 6.7(a) of the Loan Agreement

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of
its Subsidiaries?  If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

ARI NETWORK SERVICES, INC. PROJECT VIKING II ACQUISITION, INC. By: Name: Title:

BANK USE ONLY

Received by: _____________________

AUTHORIZED SIGNER

Date:

_________________________

Verified: ________________________

AUTHORIZED SIGNER

Date:

_________________________

Compliance Status:

Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:

____________________

I.

Total Leverage Ratio (Section 6.7(a))

Required:

Maintain a Total Leverage Ratio, tested quarterly as of the last day of each fiscal quarter, measured on a trailing twelve (12) month basis, equal to or less (i) from the First Loan Modification Effective Date through and including the quarterly period ending October 31, 2014 equal to or less than 3.25:1.00; and (ii) for each quarterly period ending thereafter, equal to or less than 3.00:1.00.

Actual: all amounts measured on a trailing twelve month basis:

A.

The aggregate principal amount of all Indebtedness of the
Borrower and its consolidated Subsidiaries, including, without limitation or Duplication, all outstanding Obligations of Borrower owed to Bank, determined on a consolidated basis in accordance with GAAP

$
B.	1. Net Income	$
	2. Interest Expense	$

To the extent deducted from the calculation of Net Income:

	3. Depreciation expense and amortization expense	$

	4. Income tax expense	$

5. One-time costs and other non-recurring fees and expenses
incurred in connection with the transactions under the Agreement, the Ready2Ride acquisition, the 50Below acquisition and the TCS
Acquisition

$

	6. Other reasonable non-cash iitems, including, without limitation, non-cash stock compensation expense, and other one-time charges reducing Net Income, in each case approved by Bank in writing	$

C.	The sum of line B.1 through B.6	$

D.	TOTAL LEVERAGE RATIO (line A divided by line C)	:1.00

Is line D equal to or less than [                  ]?

           No, not in compliance

            Yes, in compliance

II.

Fixed Charge Coverage Ratio (Section 6.7(b))

Required:

Maintain a Fixed Charge Coverage Ratio, measured on a trailing twelve-month basis as of the last day of each Fiscal Quarter, equal to or greater than 1.25:1.00.

Actual: All amounts measured on a consolidated basis, on a trailing twelve month basis, unless otherwise indicated:

A.	EBITDA (from line I.C above)	$

B.

Without duplication, (i) the portion of taxes based on income actually paid in cash during such period minus (ii) to the extent otherwise permitted and paid under the Agreement, dividends paid in cash during such period minus (iii) Capital Expenditures actually paid in cash (excluding the principal amount of such expenditures funded with the Credit Extensions incurred in connection with such
expenditures) minus (iv) capitalized software expense during such period)

$

C.	Adjusted EBITDA (line A minus line B)	$

D.	Interest Expense paid in cash for such period	$

E.

Scheduled payments actually paid in cash during such period on account of the principal amount of outstanding Indebtedness of the
Borrower and its consolidated Subsidiaries (including, without limitation, all scheduled principal payments and prepayments in respect of the Term Loan 2014; provided, that for the first four (4)
quarterly testing periods occurring after the First Loan Modification
Effective Date, such principal payments and prepayments shall be deemed to be Six Hundred Five Thousand Dollars ($605,000).

$

F.	Fixed Charges (line D plus line E)	$

G.	FIXED CHARGE COVERAGE RATIO (line C divided by line F)	:1.00

Is line G equal to or greater than 1.25:1.00?

           No, not in compliance

           Yes , in compliance

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2014

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2014, Dwight B. Mamanteo resigned from the Board of Directors of ARI Network Services, Inc. (the “Company”), and all Committees he served on, effective immediately.  Mr. Mamanteo’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On October 7, 2014, the Board of Directors of the Company appointed Chad J. Cooper as a member of the Company’s Board, to hold office until the Company’s Annual Meeting of Shareholders in January 2016 and until his successor is elected.

Cooper is currently the Chief Executive Officer of Digital Offering LLC, a technology-driven merchant bank. He has more than 15 years’ experience in the investment banking and capital markets industry. Prior to joining Digital Offering, Cooper was a Managing Director at Ascendiant Capital Group, Global Hunter Securities, and B. Riley & Co., all investment banking firms.  Cooper also served as Director of Institutional Sales and in other various capacities at Roth Capital Partners, an investment bank, from 2002 to 2011. Cooper earned a B.A. in International Relations from the University of Southern California and an M.B.A. from Georgetown University.

Under the previously disclosed Securities Purchase Agreement dated March 12, 2013 among the Company and certain investors (the “Purchase Agreement”), the Cooper Family Trust dtd 8/1/04 (the “Cooper Trust”) acquired 50,000 shares of the Company’s Common Stock at a purchase of $1.50 per share, along with warrants to purchase 16,667 shares of Common Stock at an exercise price of $2.00 per share.  Chad J. Cooper and Nancy N. Cooper, the co-trustees of the Cooper Trust, have shared voting and investment power over the shares of the Company’s Common Stock held by the Cooper Trust.

At the time of the private placement pursuant to the Purchase Agreement, Mr. Cooper was an affiliate of Ascendiant Capital Markets, LLC (“Ascendiant Capital Markets”).  The Company and Ascendiant Capital Markets are parties to an engagement letter dated February 5, 2013 (the “Engagement Letter”) pursuant to which Ascendiant Capital Markets agreed to act as financial advisor and non-exclusive placement agent for the Company in connection with potential sales of securities, in accordance with the terms of the Engagement Letter.  Pursuant to the Engagement Letter, Ascendiant Capital Markets served as the placement agent in connection with the private placement in which the shares were issued pursuant to the Purchase Agreement.  In consideration for such services, the Company paid Ascendiant Capital Markets a fee in the amount of $288,000, issued Warrants to purchase 35,200 shares of Common Stock to Ascendiant Capital Markets, and issued Warrants to purchase 28,800 shares of Common Stock to Mr. Cooper.

Mr. Cooper’s appointment to Company’s Board of Directors was not pursuant to any arrangement or understanding between Mr. Cooper and any other person.

As a non-employee director of the Company, Mr. Cooper will participate in the same compensation arrangements as the other non-employee directors of the Company, which currently consists of a cash retainer of $22,000 per year and an annual equity grant of the Company’s common stock as determined by the Compensation Committee of the Company’s Board.  In addition, in connection with his appointment, Mr. Cooper was granted an option to purchase 10,000 shares of the Company’s common stock under the Company’s 2010 Equity Incentive Plan.  This option will become exercisable as to 50% of the shares on July 31, 2015 and as to the remaining 50% of the shares on July 31, 2016.

Item 8.01.  Other Events.

On October 9, 2014, the Company issued a press release relating to the events described above under Item 5.02.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.

Description

99.1

Press Release issued on October 9, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 9, 2014

ARI NETWORK SERVICES, INC.

By:  /s/ William A. Nurthen

William A. Nurthen

Vice President, Chief Financial Officer and
  Secretary

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release issued on October 9, 2014

12292666.4

EXHIBIT 99.1

ARI Network Services, Inc. Announces the Appointment of Chad J. Cooper to Board of Directors

Milwaukee, Wis., October 9, 2014 – ARI Network Services, Inc. (NASDAQ: ARIS)  has announced today that Chad J. Cooper has been elected to its Board of Directors. Cooper will serve until the company’s Annual Meeting in January 2016, at which time he will be subject to an election by the shareholders.

“Chad brings an extensive background in capital markets and institutional knowledge to our Board,” said Roy W. Olivier, ARI President and CEO. “He was a key advisor regarding ARI’s strategy to pay down high interest debt and clean up its balance sheet in 2013, and  I am confident that he will do a fantastic job contributing to our strategic plan and representing shareholders in the boardroom.”

Cooper is currently the Chief Executive Officer of Digital Offering LLC, a technology-driven merchant bank. He has more than 15 years’ experience in the investment banking and capital markets industry. Prior to joining Digital Offering, Cooper was a Managing Director at Ascendiant Capital Group, Global Hunter Securities and B. Riley & Co., all investment banking firms. Cooper also served as Director of Institutional Sales and in other various capacities at Roth Capital Partners, an investment bank, from 2002 to 2011. Cooper earned a B.A. in International Relations from the University of Southern California and an M.B.A. from Georgetown University.

“Chad’s comprehensive understanding of how financial markets function and his deeply attuned ability to structure deals will help strengthen our Board,” said William H. Luden, III, ARI’s Chairman of the Board. “With his wide skillsets, solid beliefs and strong motivation, I’m thrilled to welcome Chad as the newest independent member of our Board of Directors.”

“I am excited to join ARI’s Board of Directors and to have the opportunity to help strengthen ARI’s market position,” said Cooper. “I have tremendous respect for Roy, Will and the entire Board, and I look forward to working with them.”

About ARI

ARI Network Services, Inc. (ARI) (NASDAQ: ARIS) offers an award-winning suite of data-driven software tools and marketing services to help dealers, equipment manufacturers and distributors in selected vertical markets Sell More Stuff!™ – online and in-store. Our innovative products are powered by a proprietary data repository of enriched original equipment and aftermarket electronic content spanning more than 10.5 million active part and accessory SKUs, 469,000 models and $1.7 billion in retail product value. Business is complicated, but we believe our customers’ technology tools don’t have to be. We remove the complexity of selling and servicing new and used vehicle inventory, parts, garments and accessories (PG&A) for customers in the automotive tire and wheel aftermarket, powersports, outdoor power equipment, marine, home medical equipment, recreational vehicles and appliance industries.

EXHIBIT 99.1

More than 22,000 equipment dealers, 195 distributors and 1,500 manufacturers worldwide leverage our web and eCatalog platforms to Sell More Stuff!™ For more information on ARI, visit investor.arinet.com.

Additional Information

•	Follow @ARI_Net on Twitter: twitter.com/ARI_Net
•	Become a fan of ARI on Facebook: www.facebook.com/ARInetwork
•	Join us on G+: plus.google.com
•	LinkedIn: www.linkedin.com
•	Read more about ARI: investor.arinet.com/about-us

Images for media use only

Roy W. Olivier Hi Res | Roy W. Olivier Low Res

ARI Logo Hi Res|  ARI Logo Low Res

For media inquiries, contact:

Colleen Brousil, Director of Marketing, ARI, +1-414-973-4323, colleen.brousil@arinet.com

Investor inquiries, contact:

Steven Hooser, Three Part Advisors, +1.214.872.2710, shooser@threepa.com